AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 7, 2013

Registration No. 333-182870

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

to

Form S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TRANS-LUX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	3990	13-1394750
(State or other jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
of incorporation or organization)	Classification Code Number)	Identification Number)

26 Pearl Street

Norwalk, CT 06850

Telephone: (203) 853-4321

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mr. Jean-Marc Allain

President and Chief Executive Officer

26 Pearl Street

Norwalk, CT 06850

Telephone: (203) 853-4321

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Richard A. Friedman, Esq.

Jeff Cahlon, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Floor

New York, NY 10006

Telephone: (212) 930-9700

Fax: (212) 930-9725

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check One):

Large Accelerated Filer ☐	Accelerated Filer ☐
Non-Accelerated Filer ☐ (Do not check if a smaller reporting company)	Smaller Reporting Company ☑

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 7, 2013

PRELIMINARY PROSPECTUS

27,190,000 Shares

TRANS-LUX CORPORATION

This prospectus relates to the sale by the selling stockholders identified in this prospectus of up to 27,190,000 shares of our common stock. All of these shares of our common stock are being offered for resale by the selling stockholders.

The selling stockholders will offer their shares at a fixed price of $0.39 per share until our common shares are quoted on the Over-the-Counter Bulletin Board, and thereafter, at prevailing market prices or privately negotiated prices .We will not receive any proceeds from the sale of these shares by the selling stockholders.

We will bear all costs relating to the registration of these shares of our common stock, other than any selling stockholders’ legal or accounting costs or commissions.

Our common stock is quoted on the OTCQB under the symbol “TNLX”. The last reported sale price of our common stock as reported by the OTCQB on February 6, 2013, was $0.30 per share.

Investing in our common stock is highly speculative and involves a high degree of risk. You should carefully consider the risks and uncertainties described under the heading “Risk Factors” beginning on page 6 of this prospectus before making a decision to purchase our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is _________, 2013

TABLE OF CONTENTS

PROSPECTUS SUMMARY	3
SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS	6
RISK FACTORS	6
USE OF PROCEEDS	11
MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS	11
DIVIDEND POLICY	12
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	12
BUSINESS	22
PROPERTIES	25
EXECUTIVE COMPENSATION	30
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	33
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	34
SELLING STOCKHOLDERS	35
DESCRIPTION OF SECURITIES	40
PLAN OF DISTRIBUTION	41
LEGAL MATTERS	43
EXPERTS	43
WHERE YOU CAN FIND ADDITIONAL INFORMATION	43
AUDITED FINANCIAL STATEMENTS	45
UNAUDITED FINANCIAL STATEMENTS	65

You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

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PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus. This summary may not contain all of the information that may be important to you. You should read this entire prospectus carefully, including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our historical financial statements and related notes included elsewhere in this prospectus. In this prospectus, unless the context provides otherwise, the terms “the Company,” “we,” “us,” and “our” refer to Trans-Lux Corporation and its subsidiaries.

Overview

We are a leading designer and manufacturer of digital signage display solutions. The essential elements of these systems are the real-time, programmable digital displays the Company designs, manufactures, distributes and services. These display systems utilize LED (light emitting diode) technologies. Designed to meet the digital signage solutions for any size venue’s indoor and outdoor needs, these display products include full color text, graphic and video displays for stock and commodity exchanges, financial institutions, college and high school sports stadiums, schools, casinos, convention centers, corporate applications, government applications, theatres, retail sites, airports, billboard sites and numerous other applications. In 2010, the Company started a new business opportunity in the LED lighting market with energy-saving lighting solutions that feature a comprehensive offering of the latest LED lighting technologies that provide facilities and public infrastructure with “green” lighting solutions that emit less heat, save energy and enable creative designs. The Company also owns an income-producing real estate property which has been placed on the market for sale.

About This Offering

On June 17, 2011, the Company entered into a Subscription Agreement with Hackel Family Associates LLC (“HFA”) pursuant to which the Company sold to HFA a secured promissory note in the principal amount of $650,000. In connection with the sale of the Note, the Company issued to HFA five-year warrants (the "HFA Warrants") to purchase 1,000,000 shares of common stock of the Company at an initial exercise price of $1.00. The exercise price of the HFA Warrants was reduced to $0.10 upon the Company’s filing of its Amended and Restated Certificate of Incorporation on July 2, 2012. The HFA Warrants are exercisable on a cashless basis if at any time there is no effective registration statement for the underlying shares of common stock.

On November 14, 2011, we completed the sale of an aggregate of $8.3 million of securities (the “Offering”) consisting of (i) 416,500 shares of the Company’s Series A Convertible Preferred Stock (the “Series A Preferred Stock”) having a stated value of $20.00 per share and convertible into fifty (50) shares of the Company’s common stock (or an aggregate of 20,825,000 shares of common stock), and (ii) 4,165,000 one-year warrants (the “A Warrants”). These securities were issued at a purchase price of $20,000 per unit (the “Unit”). Each Unit consisted of 1,000 shares of Series A Preferred Stock (convertible into 50,000 shares of common stock) and 10,000 A Warrants. Each A Warrant entitles the holder to purchase (a) one share of the Company’s common stock and (b) a three-year warrant (the “B Warrants”), at an exercise price of $0.20 per share Each B Warrant shall entitle the holder to purchase one share of the Company’s common stock at an exercise price of $0.50 per share (see “Recent Developments” below).

The net proceeds of the Offering were used to fund the restructuring of the Company’s outstanding debt, which included: (1) a cash settlement to holders of the 8 ¼ % Limited convertible senior subordinated notes due 2012 (the “Notes”) in the amount of $2,019,600; (2) a cash settlement to holders of the 9 ½ % Subordinated debentures due 2012 (the “Debentures”) in the amount of $71,800; (3) payment of the Company’s outstanding term loan with the senior lender in the amount of $320,833 and (4) payment of $1.0 million on the Company’s outstanding revolving loan with the senior lender under the Company’s amended and restated commercial loan and security agreement with People’s United Bank (as amended, the “Credit Agreement”). Any net proceeds of the Offering remaining after payment to holders of the Notes, the Debentures and the senior lender were used for working capital and other general corporate purposes.

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R.F. Lafferty & Co., Inc. (the “Placement Agent”), a FINRA registered broker-dealer, was engaged as placement agent in connection with the private placement. The placement agent was paid fees based upon a maximum of an $8,000,000 raise (and no fees were paid upon the additional $330,000 of gross proceeds raised which brought the total offering to $8,330,000). Such fees consisted of a cash fee in the amount of $400,000 and warrants (the “Placement Agent Warrants”) to purchase 24 units (the “Placement Agent Units”), each unit consisting of 50,000 shares of common stock and 10,000 A Warrants. The A Warrants issuable upon exercise of the Placement Agent Warrants (and the B Warrants issuable upon exercise of the A Warrants underlying the Placement Agent’s Warrants) are substantially the same as the A Warrants (and B Warrants) sold to the investors in the Offering, except that they have the following exercise periods: (i) the A Warrants issuable upon exercise of the Placement Agent Warrants are exercisable for a period of two (2) years from the date of exercise of the Placement Agent Warrants; and (ii) the B Warrants issuable upon exercise of the A Warrants underlying the Placement Agent Warrants are exercisable for a period equal to the longer of (i) three (3) years from the Closing Date or (ii) one (1) year from the date or exercise of the A Warrants underlying the Placement Agent Warrants. The Placement Agent Warrants are exercisable at a price of $25,000 per Placement Agent Unit (exercisable in partial Placement Agent Units), and the A Warrants and B Warrants issuable upon exercise of the Placement Agent Warrants have an exercise price of $0.20 per share in the case of the A Warrants and $0.50 per share in the case of the B Warrants.

The securities sold in the private placement were not registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering. The investors all had prior investment experience, including experience investing in non-listed and non-registered common stock and that he or she understood the highly speculative nature of any investment in the stock offered as a prerequisite to the offerees’ participation in the Offering. The securities shall not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such shares contain a legend stating the same.

Recent Developments

On July 2, 2012, the Company filed an Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware, containing provisions which, among other things (a) increased the authorized shares of common stock to 60,000,000, (b) reduced the par value of common stock to $0.001, (c) reduced the par value of preferred stock to $0.001, (d) removed Class A Stock from authorized capital stock and (e) removed Class B Stock from authorized capital stock. Pursuant to the filing of the Amended and Restated Certificate of Incorporation, (i) the Company’s 416,500 issued and outstanding shares of Series A Preferred Stock automatically converted into an aggregate of 20,825,000 shares of common stock, in accordance with the terms of the Series A Preferred Stock, (ii) the exercise price of the A Warrants was reduced from $1.00 to $0.20, in accordance with the terms of the A Warrants, and (iii) the exercise price of the B Warrants was reduced from $1.00 to $0.50, in accordance with the terms of the B Warrants.

On October 5, 2012, the Board of Directors of the Company unconditionally extended the exercise period of the Company’s outstanding A Warrants by ninety (90) days, from November 14, 2012 to February 12, 2013. On February 5, 2013, the Board of Directors of the Company unconditionally further extended the exercise period of the Company’s outstanding A Warrants. Holders of the A Warrants may now exercise their rights thereunder through April 19, 2013.

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THE OFFERING

Common stock offered by selling stockholders	This prospectus relates to the sale by certain selling stockholders of 27,190,000 shares of our common stock consisting of:

20,825,000 shares of our common stock issued upon the conversion of our Series A Preferred Stock;

4,165,000 shares of our common stock underlying A Warrants issued to investors;

1,200,000 shares of our common stock underlying the Placement Agent Warrants; and

1,000,000 shares of our common stock underlying the HFA Warrants.

Offering price	Fixed price of $0.39 per share until our common shares are quoted on the Over-the-Counter Bulletin Board, and thereafter, at prevailing market prices or privately negotiated prices.

Common stock outstanding before the offering	26,211,217 (1)

Common stock outstanding after the offering	32,576,217 (assuming the exercise of all of warrants the underlying shares of which are included in this prospectus)

Use of proceeds	We will not receive any proceeds from the sale of the common stock by the selling stockholders.

OTCQB Symbol	TNLX

Risk Factors	You should carefully consider the information set forth in this prospectus and, in particular, the specific factors set forth in the “Risk Factors” section beginning on page 6 of this prospectus before deciding whether or not to invest in our common stock.

(1)	Represents the number of shares of our common stock issued and outstanding as of January 31, 2013.

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SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control, which may include statements about our:

• business strategy;

• reserves;

• financial strategy;

• production;

• uncertainty regarding our future operating results; and

• plans, objectives, expectations and intentions contained in this prospectus that are not historical.

All statements, other than statements of historical fact included in this prospectus regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this prospectus, the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. All forward-looking statements speak only as of the date of this prospectus. You should not place undue reliance on these forward-looking statements. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make in this prospectus re reasonable, we can give no assurance that these plans, intentions or expectations will be achieved. We disclose important factors that could cause our actual results to differ materially from our expectations under “Risk Factors” and elsewhere in this prospectus.

RISK FACTORS

An investment in the Company’s common stock involves a high degree of risk. You should carefully consider the risks described below as well as other information provided to you in this prospectus. If any of the following risks actually occur, our business, financial condition or results of operations could be materially adversely affected, the value of our common stock could decline, and you may lose all or part of your investment.

Risks Related to our Business and Operations

We have experienced operating losses for the past several years, and there can be no assurance that we will be able to increase our revenue sufficiently to generate the cash required to fund our current operations.

The Company has incurred operating losses for the past several years. During the years 2011 and 2010, the Company incurred losses from continuing operations of $1.2 million and $7.1 million, respectively. 2011 includes an $8.8 million gain on debt extinguishment, a $3.7 million charge for a warrant valuation adjustment and a $0.2 million additional restructuring charge. 2010 includes a $1.1 million restructuring charge and a $0.5 million charge to write-off engineering software. For the nine months ended September 30, 2012, we had a net loss of $0.7 million. The Company is dependent upon future operating performance to generate sufficient cash flows in order to continue to run its businesses. Future operating performance is dependent on general economic conditions, as well as financial, competitive and other factors beyond our control. As a result, we have experienced a decline in our sales and lease and maintenance bases. There can be no assurance that we will be able to increase our revenue sufficiently to generate the cash required to fund our current operations.

The current global economic crisis has negatively impacted our business and has impaired our ability to access credit markets and finance our operations, which may continue to adversely affect our business.

The continuing global economic crisis has adversely affected our customers, suppliers and other businesses such as ours. As a result, it has had a variety of negative effects on the Company such as reduction in revenues, increased costs, lower gross margin percentages, increased allowances for uncollectible accounts receivable and/or write-offs of accounts receivable. This economic crisis has also impaired our ability to access credit markets and finance our operations and could otherwise have material adverse effects on our business, results of operations, financial condition and cash flows.

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Non-payment of interest on outstanding Notes and Debentures has resulted in events of default and may continue to negatively affect our balance sheet.

As of September 30, 2012, the Company has $1.1 million of 8¼% Limited convertible senior subordinated notes due 2012 (the “Notes”) which are no longer convertible into common shares; interest is payable semi-annually and the Notes may be redeemed, in whole or in part, at par. The Company had not remitted the March 1, 2010 and 2011 and September 1, 2010 and 2011 semi-annual interest payments of $417,800 each and the March 1, 2012 semi-annual interest and principal payment of $1.4 million to the trustee. The non-payments constitute an event of default under the Indenture governing the Notes and the trustee, by notice to the Company, or the holders of 25% of the principal amount of the Notes outstanding, by notice to the Company and the trustee, may declare the outstanding principal plus interest due and payable immediately. Upon any such declaration, such amount shall be due and payable immediately, and the trustee may commence legal action against us to recover the amounts due which ultimately could require the disposition of some or all of our assets. Any such action would require us to curtail or cease operations As part of the Company’s restructuring plan, the Company offered the holders of the Notes to receive $225, without accrued interest, plus 250 shares of the Company’s common stock for each $1,000 Note exchanged. The offer expired on October 31, 2011. $9.0 million principal amount of the Notes were exchanged, leaving $1.2 million outstanding.

As of September 30, 2012, the Company has $0.3 million of 9½% Subordinated debentures due 2012 (the “Debentures”) which are due in annual sinking fund payments of $105,700 beginning in 2009, which payments have not been remitted by the Company, with the remainder due in 2012; interest is payable semi-annually and the Debentures may be redeemed, in whole or in part, at par. The Company has not remitted the June 1, 2010 and 2011 and December 1, 2010 and 2011 semi-annual interest payments of $50,200 each to the trustee. The non-payments constitute an event of default under the Indenture governing the Debentures and the trustee, by notice to the Company, or the holders of 25% of the principal amount of the Debentures outstanding, by notice to the Company and the trustee, may declare the outstanding principal plus interest due and payable immediately. During the continuation of any event which, with notice or lapse of time or both, would constitute a default under any agreement under which Senior Indebtedness is issued, if the effect of such default is to cause or permit the holder of Senior Indebtedness to become due prior to its stated maturity, no payment (including any required sinking fund payments) of principal, premium or interest shall be made on the Debentures unless and until such default shall have been remedied, if written notice of such default has been given to the trustee by the Company or the holder of Senior Indebtedness. As part of the Company’s restructuring plan, the Company offered the holders of the Debentures to receive $100, without accrued interest, for each $1,000 Debenture exchanged. The offer expired on October 31, 2011. $0.7 million principal amount of the Debentures were exchanged, leaving $0.3 million outstanding. The Debentures are subordinate to the claims of the holders of the Notes and the Company’s senior lender under the Credit Agreement, among other senior claims.

In the event that the holders of the Notes or the Debentures or either of the trustees thereunder declare a default and begin to exercise any of their rights or remedies in connection with the non-payment defaults, this shall constitute a separate and distinct event of default under the Credit Agreement and the senior lender may exercise any and all rights or remedies it may have. The amounts outstanding under the Credit Agreement are collateralized by all of the Digital display division assets. This could have a material adverse effect on our profits, results of operations, financial condition and future prospects.

The Company has significant long-term debt, which could impair our financial condition.

As of September 30, 2012, the Company’s total long-term debt (including current portion) was $4.7 million. We expect we may incur indebtedness in connection with new rental leases and working capital requirements. Our ability to satisfy our obligations will be dependent upon our future performance, which is subject to prevailing economic conditions and financial, business and other factors, including factors beyond our control. There can be no assurance that our operating cash flows will be sufficient to meet our long-term debt service requirements or that we will be able to refinance indebtedness at maturity.

Our substantial indebtedness could have adverse consequences, including:

•	making it more difficult for us to satisfy our obligations;

•	increasing our vulnerability to adverse economic, regulatory and industry conditions;

•	limiting our ability to obtain additional financing for future working capital, capital expenditures, mergers and other purposes;

•	requiring us to dedicate a substantial portion of our cash flow from operations to fund payments on our debt, thereby reducing funds available for operations and other purposes;

•	limiting our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate; and

•	placing us at a competitive disadvantage compared to our competitors that have less debt.

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We have received waivers, subject to certain conditions, of 2009 and 2010 minimum funding standards, and will request a waiver for the 2012 minimum funding standard, for our defined benefit plan, which if not granted (or if we fail to fulfill required conditions for) may result in the termination of the plan or require us to make the unpaid contributions.

On March 12, 2010 and March 11, 2011, the Company submitted to the Internal Revenue Service requests for waivers of the 2009 and 2010 minimum funding standard for its defined benefit plan. The waiver requests were submitted as a result of the economic climate and the business hardship that the Company was experiencing. The waivers, which have been granted subject to certain conditions, defer payment of $285,000 and $559,000 of the minimum funding standard for the 2009 and 2010 plan years, respectively. In addition, the Company is expecting to submit a request for a waiver for its required contribution for the 2012 plan year. If we fail to fulfill required conditions for the waivers (for 2009 and 2010), or if the waivers are not granted (for 2012), the Pension Benefit Guaranty Corporation and the Internal Revenue Service have various enforcement remedies that can be implemented to protect the participant’s benefits, such as termination of the plan or a requirement that the Company remit the unpaid contributions. The Company does not have the liquidity to remit the payments at this time and the PBGC has placed a lien on the Company’s assets. The senior lender has waived the default of non-payment of certain pension plan contributions, but the placement of the lien by PBGC constitutes a separate and distinct event of default and the senior lender may exercise any and all rights or remedies it may have under the Credit Agreement. This could have a material adverse effect on our profits, results of operations, financial condition and future prospects.

Suppliers may be unable or unwilling to furnish us with required components, which may delay or reduce our product shipments and negatively affect our business.

We design certain of our materials to match components furnished by suppliers. If such suppliers were unable or unwilling to provide us with those components, we would have to contract with other suppliers to obtain replacement sources. In particular, we purchase most of the LEDs and LED module blocks used in our digital displays and lighting from two suppliers. We do not have long-term supply contracts with these suppliers. A change in suppliers of either LED module blocks or certain other components may result in engineering design changes, as well as delays in obtaining such replacement components. We believe there are presently other qualified vendors of these components. Our inability to obtain sufficient quantities of certain components as required, or to develop alternative sources at acceptable prices and within a reasonable time, could result in delays or reductions in product shipments that could have a materially adverse effect on our business and results of operations.

Competitors may possess superior resources and deliver more marketable products, which would adversely affect our operating margins.

Our digital displays compete with a number of competitors, both larger and smaller than us, and with products based on different forms of technology. In addition, there are several competitors whose current products utilize similar technology and who possess the resources to develop competitive and more sophisticated products in the future. Our success is, to some extent, dependent upon our ability to anticipate technological changes in the industry and to successfully identify, obtain, develop and market new products that satisfy evolving industry requirements. There can be no assurance that competitors will not market new products which have perceived advantages over our products or which, because of pricing strategies, render the products currently sold by us less marketable or would otherwise adversely affect our operating margins.

Our success is dependent upon our ability to obtain the renewal of existing leases or entering into new leases as our current leases expire, which may not be feasible. The inability to renew or replace our leases would negatively affect our operations.

We derive a substantial percentage of our revenues from the leasing of our digital displays, generally pursuant to leases that have an average term of one to five years. Consequently, our future success is, at a minimum, dependent on our ability to obtain the renewal of existing leases or to enter into new leases as existing leases expire. We also derive a significant percentage of our revenues from maintenance agreements relating to our digital display products. The average term of such agreements is generally one to three years. A portion of the maintenance agreements are cancelable upon 30 days’ notice. There can be no assurance that we will be successful in obtaining the renewal of existing leases or maintenance agreements, securing new or replacement leases or realizing the value of assets currently under leases that are not renewed.

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Risks Related to International Operations

Our international operations subject us to potential fluctuations in exchange rates between the U.S. Dollar and foreign currencies, as well as international legal obligations, which could impact our profitability.

Our financial condition, operating results and future growth could be significantly impacted by risks associated with our international activities, including specifically changes in the value of the U.S. dollar relative to foreign currencies and international tax rules. Because a significant portion of the Company’s business is done in Canada, fluctuations in the exchange rate between the U.S. dollar and the Canadian dollar could seriously impact our manufacturing and other costs, as well as overall profitability. The risks to our business related to fluctuations in currency exchange rates is further magnified by the volatility in the currency markets that are characteristic of financial markets, and currency markets in particular, today.

Compliance with U.S. and foreign laws and regulations that apply to our international operations, including import and export requirements, anti-corruption laws, including the Foreign Corrupt Practices Act, tax laws (including U.S. taxes on foreign subsidiaries), foreign exchange controls, anti-money laundering and cash repatriation restrictions, data privacy requirements, labor laws and anti-competition regulations, increases the costs of doing business in foreign jurisdictions, and any such costs, which may rise in the future as a result of changes in these laws and regulations or in their interpretation. We have not implemented formal policies and procedures designed to ensure compliance with these laws and regulations. Any such violations could individually or in the aggregate materially adversely affect our reputation, financial condition or operating results.

Our reliance upon third party manufacturers located in China could subject us to economic, political and legal risks beyond our control.

Many components of our products are produced in China by third-party manufacturers. Our reliance on third-party Chinese manufacturers exposes us to risks that are not in our control, such as unanticipated cost increases or negative fluctuations in currency, which could negatively impact our results of operations and working capital. Any termination of or significant disruption in our relationship with our Chinese suppliers may prevent us from filling customer orders in a timely manner. Given the state of the Chinese political system, we cannot guaranty that our agreements with our Chinese suppliers will remain enforceable pursuant to Chinese law. Furthermore, we cannot guaranty that all rights to payment or performance under our agreements with our Chinese manufacturing partners will be enforceable, and that all debts owing to us, whether in the form of cash or product, will be collectable. While we do not envision any adverse change to our international operations or suppliers, especially given the gradual move towards global integration by the Chinese government and financial markets, adverse changes to these operations, as a result of political, governmental, regulatory, economic, exchange rate, labor, logistical or other factors, could have a material adverse effect on our future operating results if China experiences financial or political volatility.

Suppliers may be unable or unwilling to furnish us with required components, which may delay or reduce our product shipments and negatively affect our business.

We design certain of our materials to match components furnished by suppliers. If such suppliers were unable or unwilling to provide us with those components, we would have to contract with other suppliers to obtain replacement sources. In particular, we purchase most of the LEDs used in our digital displays and lighting from two suppliers. A change in suppliers of either LED module blocks or certain other components may result in engineering design changes, as well as delays in obtaining such replacement components. We believe there are presently several other qualified vendors of these components. The two principal companies providing raw materials are Hangzhou Silan Microelectronics Co., Ltd (Silan), located in Hangzhou National High-Tech Industrial Development Zone and Nichia located in Tokushima, Japan. Our inability to obtain sufficient quantities of certain components as required, or to develop alternative sources at acceptable prices and within a reasonable time, could result in delays or reductions in product shipments that could have a materially adverse effect on our business and results of operations.

Risks Relating to our Organization and our Common Stock

We have not paid dividends since the first quarter of 2006 and do not expect to pay dividends in the future. Any return on investment may be limited to the value of our common stock.

We have not paid cash dividends on our common stock since the first quarter of 2006 and do not anticipate doing so in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting us at such time as our board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if our stock price appreciates.

There is a limited trading market for our common stock, which may make it more difficult for shareholders to sell their shares.

To date there has been a limited trading market for our common stock. We cannot predict how liquid the market for our common stock might become. Our common stock is quoted for trading on the OTCQB. Quotation of our securities on the OTCQB may limit the liquidity and price of our securities more than if our securities were quoted or listed on a national securities exchange. Some investors may perceive our securities to be less attractive because they are traded in the over-the-counter market. In addition, as an OTCQB quoted company, we do not attract the extensive analyst coverage that accompanies companies listed on other exchanges. Further, institutional and other investors may have investment guidelines that restrict or prohibit investing in securities traded on the OTCQB. These factors may have an adverse impact on the trading and price of our common stock.

Our common stock is not widely held and the stock price may be volatile.

Our common stock is not widely held and the volume of trading has been relatively low and sporadic. Accordingly, the common stock is subject to increased price volatility and reduced liquidity. There can be no assurance that a more active trading market for the common stock will develop or be sustained if it does develop. The limited public float of our common stock could cause the market price for the common stock to fluctuate substantially. In addition, stock markets have experienced wide price and volume fluctuations in recent periods and these fluctuations often have been unrelated to the operating performance of the specific companies affected. Any of these factors could adversely affect the market price of our common stock.

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Share eligible for future sale could affect our stock price.

Future sales of common stock in the public market by our current stockholders could adversely affect the market price for the common stock. 1,380,420 shares of common stock may be sold in the public market by executive officers and directors, subject to the limitations contained in Rule 144 under the Securities Act of 1933, as amended. Sales of substantial amounts of the shares of common stock in the public market, or even the potential for such sales, could adversely affect the prevailing market price of our common stock.

Our common stock is currently deemed a “penny stock,” which makes it more difficult for our investors to sell their shares.

Our common stock is subject to the “penny stock” rules adopted under Section 15(g) of the Exchange Act. The penny stock rules generally apply to companies whose common stock is not listed on The Nasdaq Stock Market or other national securities exchange and trades at less than $5.00 per share, other than companies that have had average revenue of at least $6,000,000 for the last three years or that have tangible net worth of at least $5,000,000 ($2,000,000 if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If we remain subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for our securities. If our securities are subject to the penny stock rules, investors will find it more difficult to dispose of our securities.

Our certificate of incorporation allows for our board to create new series of preferred stock without further approval by our stockholders, which could adversely affect the rights of the holders of our common stock.

Our board of directors has the authority to fix and determine the relative rights and preferences of preferred stock. Our board of directors also has the authority to issue preferred stock without further stockholder approval. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock and the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock. In addition, our board of directors could authorize the issuance of a series of preferred stock that has greater voting power than our common stock or that is convertible into our common stock, which could decrease the relative voting power of our common stock or result in dilution to our existing stockholders.

Our certificate of incorporation contains certain anti-takeover provisions.

Our Amended and Restated Certificate of Incorporation contains certain provisions that could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of us. Such provisions could limit the price that certain investors might be willing to pay in the future for shares of our common stock, thus making it less likely that a stockholder will receive a premium on any sale of shares. Our Board of Directors is divided into three classes, each of which serves for a staggered three-year term, making it more difficult for a third party to gain control of our Board. Our Amended and Restated Certificate of Incorporation also contains a provision that requires a four-fifths vote on any merger, consolidation or sale of assets with or to an “Interested Person” or “Acquiring Person.”

Additionally, we are authorized to issue 500,000 shares of Preferred Stock. The Preferred Stock may contain such rights, preferences, privileges and restrictions as may be fixed by our Board of Directors, which may adversely affect the voting power or other rights of the holders of common stock or delay, defer or prevent a change in control of the Company, or discourage bids for the common stock at a premium over its market price or otherwise adversely affect the market price of the common stock.

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USE OF PROCEEDS

The selling stockholders will receive all of the proceeds from the sale of the shares offered by them under this prospectus. We will not receive any proceeds from the sale of the shares by the selling stockholders covered by this prospectus. However, we will generate proceeds from the cash exercise of the warrants by the selling stockholders, if any. We intend to use those proceeds for general corporate purposes.

MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Our common stock is quoted on the OTCQB under the symbol “TNLX” There has been minimal trading to date in our common stock. As of January 31, 2013, there were approximately 937 holders of record of our common stock.

The following table sets forth the range of our common stock prices on the OTCQB or NYSE Amex during the last two fiscal years.

Fiscal Year 2010	High Bid	Low Bid
First Quarter	$1.90	$0.57
Second Quarter	$0.88	$0.40
Third Quarter	$0.86	$0.31
Fourth Quarter	$0.84	$0.10

Fiscal Year 2011	High Bid	Low Bid
First Quarter	$0.31	$0.11
Second Quarter	$0.20	$0.05
Third Quarter	$0.15	$0.05
Fourth Quarter	$0.78	$0.15

Fiscal Year 2012	High Bid	Low Bid
First Quarter	$0.85	$0.45
Second Quarter	$0.70	$0.35
Third Quarter	$0.46	$0.21
Fourth Quarter	$0.45	$0.17

The above prices are believed to reflect representative inter-dealer quotations, without retail markup, markdown or other fees or commissions, and may not represent actual transactions.

Equity Compensation Plan Information

The following table shows information with respect to each equity compensation plan under which the Company's common stock is authorized for issuance as of the fiscal year ended December 31, 2012.

Equity Compensation Plan Information
	Securities	Weighted	Securities
	to be issued	average	available for
December 31, 2012	upon exercise	exercise price	future issuance
Equity compensation plans approved by stockholders	6,500	$5.57	5,020,000

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DIVIDEND POLICY

We have not paid any cash dividends on our common stock since the first quarter of 2006 and do not anticipate or contemplate paying dividends on our common stock in the foreseeable future. We currently intend to use all our available funds to develop our business. We can give no assurances that we will ever have excess funds available to pay dividends.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

Trans-Lux is a leading supplier of LED technology for high resolution video displays and lighting applications. The essential elements of these systems are the real-time, programmable digital displays we design, manufacture, distribute and service. Designed to meet the digital signage solutions for any size venue’s indoor and outdoor needs, these displays are used primarily in applications for the financial, banking, gaming, corporate, advertising, transportation, entertainment and sports markets. In 2010 the Company started a new business opportunity in the LED lighting market with energy-saving lighting solutions that will feature a comprehensive offering of the latest LED lighting technologies that provide facilities and public infrastructure with “green” lighting solutions that emit less heat, save energy and enable creative designs. The Company also owns and operates an income-producing rental property. The Company operates in three reportable segments: Digital display sales, Digital display lease and maintenance and Real estate rentals.

The Digital display sales segment includes worldwide revenues and related expenses from the sales of both indoor and outdoor digital display signage and LED lighting solutions. This segment includes the financial, government/private, gaming, scoreboards and outdoor advertising markets. The Digital display lease and maintenance segment includes worldwide revenues and related expenses from the lease and maintenance of both indoor and outdoor digital display signage. This segment includes the lease and maintenance of digital display signage across all markets. The Real estate rentals segment includes the operations of an income-producing real estate property.

As part of the Company’s restructuring plan, on November 14, 2011 the Company completed the sale of an aggregate of $8.3 million of securities. See Liquidity and Capital Resources for further details.

Critical Accounting Policies and Estimates

Management’s Discussion and Analysis of Financial Condition and Results of Operations discusses the Company’s consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an ongoing basis, management evaluates its estimates and judgments, including those related to percentage of completion, uncollectible accounts receivable, slow-moving and obsolete inventories, goodwill and intangible assets, income taxes, warranty obligations, pension plan obligations, contingencies and litigation. Management bases its estimates and judgments on historical experience and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. Management has discussed the development and selection of these accounting estimates and the related disclosures with the audit committee of the Board of Directors.

Management believes the following critical accounting policies, among others, involve its more significant judgments and estimates used in the preparation of its consolidated financial statements:

Percentage of Completion: The Company recognizes revenue on long-term equipment sales contracts using the percentage of completion method based on estimated incurred costs to the estimated total cost for each contract. Should actual total cost be different from estimated total cost, an addition or a reduction to cost of sales may be required.

Uncollectible Accounts Receivable: The Company maintains allowances for uncollectible accounts receivable for estimated losses resulting from the inability of its customers to make required payments. Should non-payment by customers differ from the Company’s estimates, a revision to increase or decrease the allowance for uncollectible accounts receivable may be required.

Slow-Moving and Obsolete Inventories: The Company writes down its inventory for estimated obsolescence equal to the difference between the carrying value of the inventory and the estimated market value based upon assumptions about future demand and market conditions. If actual future demand or market conditions are less favorable than those projected by management, additional inventory write downs may be required.

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Rental Equipment: The Company evaluates rental equipment assets for possible impairment annually to determine if the carrying amount of such assets may not be recoverable. The Company uses a cash flow model to determine the fair value under the income approach, based on the remaining lengths of existing leases. Changes in the assumptions used could materially impact our fair value estimates. Assumptions critical to our fair value estimates are: (i) projected renewal rates and (ii) CPI rate changes. These and other assumptions are impacted by national and global economic conditions including changes in national and international interest rates, taxes, and inflation and will change in the future based on period-specific facts and circumstances, thereby possibly requiring an impairment charge in the future. We are in the process of completing our January 1, 2013 analysis of the fair value estimate. The latest impairment test completed was the January 1, 2012 analysis in which the fair value of the existing leases included renewal rate estimates of 72% for indoor equipment and 56% for outdoor equipment and a CPI rate change of 1.2%. The actual renewal rates for contracts that were due to expire in 2012 were 76% for indoor equipment and 72% for outdoor equipment. For every 1-percentage-point change in the renewal rate for indoor equipment, the valuation would change by approximately $205,000. For every 1-percentage-point change in the renewal rate for the outdoor equipment, the valuation would change by approximately $79,000. The CPI rate change used for our 2012 billings was the actual rate of 1.2% and the CPI rate change for our 2013 billings was 2.2%, each based on reports from the Department of Labor’s Bureau of Labor Statistics website. For every 0.1-percentage point change in the CPI rate, the valuation would change by approximately $51,000. Since the actual rates for each of these components has exceeded our previous estimates, the fair value estimate of the rental equipment assets would have a higher value now as compared to the last valuation period, indicating that no impairment charge would be required at this time.

Indoor rental equipment is comprised of installed digital displays on lease that are used for indoor trading applications and has an estimated useful life of 5-10 years. Outdoor rental equipment is comprised of installed time and temperature and message digital displays that are used for outdoor advertising and messaging and has an estimated useful life of 15 years. The reason for the longer estimated useful life of the outdoor equipment is because the Company typically enters into longer initial contract terms for the outdoor equipment of 5 years compared to 1 to 3 years for the indoor equipment. In addition, historically, contracts for outdoor equipment generally are more likely to be renewed. For example, the Company is party to contracts for outdoor equipment originally installed over 30 or 40 years ago in the 1970’s and 1980’s, as well as over 100 installations from the 1990’s that are still in operation. Current outdoor contracts have an average age of 13.2 years from installation through the expiration of their current terms. By comparison, the Company is party to numerous contracts for indoor equipment originally installed up to 20 years ago in the early 1990’s. Current indoor contracts have an average age of 9.3 years from installation through the expiration of their current terms.

Goodwill and Intangible Assets: The Company evaluates goodwill and intangible assets for possible impairment annually for goodwill and when events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable for other intangible assets. The Company uses the income and the market approach to test for impairment of its goodwill, and considers other f actors including economic trends and our market capitalization relative to net book value. The Company weighs these approaches by using a 67% factor for the income approach and a 33% factor for the market approach. Together these two factors estimate the fair value of the reporting unit. The Company’s $744,000 goodwill relates to its catalog sports reporting unit. The Company uses a discounted cash flow model to determine the fair value under the income approach which contemplates an overall weighted average revenue growth rate of 3.0%. If the Company were to reduce its revenue projections on the reporting unit by 1.3% within the income approach, the fair value of the reporting unit would be below carrying value. The actual 2012 revenue growth rate was 2.0% below the estimate used in the valuation. The gross profit margins used were consistent with historical margins achieved by the Company during previous years. If there is a margin decline of 0.5% or more the model would yield results of a fair value less than carrying amount. The actual 2012 gross margin was 1.5% above the estimate used in the valuation. The combination of the reduced revenue growth and the increased gross margin for 2012 as compared to the estimates used in the valuation would not have caused the fair value of the reporting unit to be below carrying value. The Company uses a market multiple approach based on revenue to determine the fair value under the market approach which includes a selection of and market price of a group of comparable companies and the performance of the guidelines of the comparable companies and of the reporting unit.

The October 1, 2011 annual review indicated that the fair value of the reporting unit exceeded its carrying value by 5.7%; therefore there was no impairment of goodwill related to our catalog sports reporting unit. Changes in the assumptions used could materially impact our fair value estimates. Assumptions critical to our fair value estimates are: (i) discount rate used to derive the present value factors used in determining the fair value of the reporting unit, (ii) projected average revenue growth rates used in the reporting unit models and (iii) projected long-term growth rates used in the derivation of terminal year values. These and other assumptions are impacted by economic conditions and expectations of management and will change in the future based on period-specific facts and circumstances, thereby possibly requiring an impairment charge in the future. During 2011, the Company wrote off the goodwill associated with the older LED technology and recorded a goodwill impairment charge of $66,000.

Income Taxes: The Company records a valuation allowance to reduce its deferred tax assets to the amount that it believes is more likely than not to be realized. While the Company has considered future taxable income and ongoing feasible tax planning strategies in assessing the need for the valuation allowance, in the event the Company were to determine that it would not be able to realize all or part of its net deferred tax assets in the future, an adjustment to the deferred tax assets would be charged to income in the period such determination was made. Likewise, should the Company determine that it would be able to realize its deferred tax assets in the future in excess of its net recorded amount, an adjustment to the deferred tax assets would increase income in the period such determination was made.

Warranty Obligations: The Company provides for the estimated cost of product warranties at the time revenue is recognized. While the Company engages in product quality programs and processes, including evaluating the quality of the component suppliers, the warranty obligation is affected by product failure rates. Should actual product failure rates differ from the Company’s estimates, revisions to increase or decrease the estimated warranty liability may be required.

Pension Plan Obligations: The Company is required to make estimates and assumptions to determine the obligation of our pension benefit plan, which include investment returns and discount rates. The Company recorded an after tax charge in unrecognized pension liability in other comprehensive loss of $1.4 million and $0.4 million during 2011 and 2010, respectively. Estimates and assumptions are reviewed annually with the assistance of external actuarial professionals and adjusted as circumstances change. At December 31, 2011, plan assets were invested 38.3% in guaranteed investment contracts, 60.9% in equity and index funds and 0.8% in money market funds. The investment return assumption takes the asset mix into consideration.

The assumed discount rate reflects the rate at which the pension benefits could be settled. At December 31, 2011, the weighted average rates used for the computation of benefit plan liabilities were: investment returns, 8.00% and discount rate, 4.80%. Net periodic cost for 2012 will be based on the December 31, 2011 valuation. The defined benefit plan periodic cost was $499,000 and $429,000 in 2011 and 2010, respectively. At December 31, 2011, assuming no change in the other assumptions, a one-percentage point change in investment returns would affect the net periodic cost by $50,000 and a one-percentage point change in the discount rate would affect the net periodic cost by $136,000. As of December 31, 2003, the benefit service under the defined benefit plan had been frozen and, accordingly, there is no service cost for each of the two years ended December 31, 2011 and 2010.The Internal Revenue Service has approved waivers of the 2009 and 2010 minimum funding standard for the Company’s defined benefit plan subject to certain conditions. The waivers defer payment of the minimum funding standard for the 2009 and 2010 plan years. The Company therefore has not remitted $242,000 and $358,000 of payment contributions for 2009 and 2010, respectively. The difference between these amounts and the amounts of $285,000 and $559,000 is due to the following. For 2009, $242,000 represents the missed payments during the calendar year and the amount of $285,000 represents the minimum funding standard for the plan year. For 2010, the amount of $358,000 represents the missed payments during the calendar year and the amount of $559,000 represents the minimum funding standard for the plan. The Company’s expected contributions for each of the next five years have not yet been determined. At this time, the Company is seeking a waiver which would allow deferral of its required contributions for the 2012 plan year and has made $559,000 of contributions as of the Company’s 10-Q filed for the period ended September 30, 2012; however there is no assurance that we will be able to obtain such a waiver. The Company does not have the liquidity to remit the payments at this time and the PBGC has placed a lien on the Company’s assets.

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Results of Operations

Nine Months Ended September 30, 2012 Compared to Nine Months Ended September 30, 2011

Total revenues for the nine months ended September 30, 2012 increased $1.3 million or 7.4% to $18.4 million from $17.1 million for the nine months ended September 30, 2011, primarily due to an increase in Digital display sales offset by a decrease in Digital display lease and maintenance revenues.

Digital display sales revenues increased $1.9 million or 17.5%, primarily in the LED lighting, catalog scoreboard and custom commercial sales markets.

Digital display lease and maintenance revenues decreased $642,000 or 10.9%, primarily due to the continued expected revenue decline in the older outdoor display equipment rental and maintenance bases acquired in the early 1990s. The global recession has negatively impacted the lease and maintenance revenues as well.

Real estate rentals revenues decreased $33,000 or 47.8%, as a result of the termination of a tenant lease in the first quarter of 2012 in our Santa Fe, New Mexico rental property due to the softness in the real estate market in Santa Fe, New Mexico.

Total operating loss for the nine months ended September 30, 2012 decreased $330,000 to $3.7 million from $4.1 million for the nine months ended September 30, 2011, principally due to the increase in revenues, offset by an increase in general and administrative expenses.

Digital display sales operating loss decreased $825,000 or 34.3%, primarily as a result of the increase in revenues, offset by an increase in general and administrative expenses. The cost of Digital display sales increased $302,000, primarily due to the increase in revenues. The cost of Digital display sales represented 77.7% of related revenues in 2012 compared to 88.5% in 2011. Digital display sales general and administrative expenses increased $822,000 or 22.3%, primarily due to certain consultant marketing expenses.

Digital display lease and maintenance operating income decreased $218,000 or 91.6%, primarily due the reduction in revenues offset by the decrease in general and administrative expenses. The cost of Digital display lease and maintenance decreased $509,000 or 10.2%, primarily due to a $405,000 decrease in depreciation expense and a $104,000 decrease in field service costs to maintain the displays. The cost of Digital display lease and maintenance revenues represented 84.9% of related revenues in 2012 compared to 84.3% in 2011. The cost of Digital display lease and maintenance includes field service expenses, plant repair costs, maintenance and depreciation. Digital display lease and maintenance general and administrative expenses decreased $351,000 or 50.9%, primarily due to a decrease in bad debt expense.

Real estate rentals operating loss increased $4,000 or 11.1%, primarily due to the reduction in revenues, offset by a decrease in general and administrative expenses. The cost of Real estate rentals represented 130.6% of related revenues in 2012 compared to 71.0% in 2011, primarily due to the reduction in revenues. Real estate rentals general and administrative expenses decreased $27,000 or 48.2%, primarily due to a decrease in bad debt expense.

Corporate general and administrative expenses increased $709,000 or 38.0%, primarily due to an increase in severance related restructuring costs, legal and audit expenses and a reduction of $325,000 in the Canadian currency exchange gain.

Net interest expense decreased $833,000 or 73.1%, primarily due to the reduction in long-term debt as a result of the restructuring plan, see Note 2 to the condensed consolidated financial statements – Plan of Restructuring, as well as a reduction in the amortization of prepaid financing costs.

The gain on debt extinguishment is attributable to exchanges of the 8¼% Notes and the 9½% Debentures. See Note 6 to the condensed consolidated financial statements – Long-Term Debt.

The change in warrant liabilities is attributable to the change in the fair market value of the warrants issued in connection with the restructuring plan. The fair market value decreased primarily due to a reduction of the market price of the Company’s Common Stock underlying the warrants and the reduced exercisable period of the warrants as time has passed. See Note 5 to the condensed consolidated financial statements – Warrant Liabilities.

The effective tax rate for the nine months ended September 30, 2012 and 2011 was 2.9% and 0.4%, respectively. Both the 2012 and 2011 tax rate are being affected by the valuation allowance on the Company’s deferred tax assets as a result of reporting pre-tax losses. The income tax expense relates to the Company’s Canadian subsidiary.

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Three Months Ended September 30, 2012 Compared to Three Months Ended September 30, 2011

Total revenues for the three months ended September 30, 2012 decreased $1.2 million or 16.7% to $5.9 million from $7.1 million for the three months ended September 30, 2011, primarily due to decreases in Digital display sales and Digital display lease and maintenance revenues.

Digital display sales revenues decreased $935,000 or 18.0%, primarily in the catalog scoreboard and custom commercial sales markets.

Digital display lease and maintenance revenues decreased $237,000 or 12.4%, primarily due to the continued expected revenue decline in the older outdoor display equipment rental and maintenance bases acquired in the early 1990s. The global recession has negatively impacted the lease and maintenance revenues as well.

Real estate rentals revenues decreased $19,000 or 79.2%, primarily as a result of the termination of a tenant lease in the first quarter of 2012 in our Santa Fe, New Mexico rental property due to the softness in the real estate market in Santa Fe, New Mexico.

Total operating loss for the three months ended September 30, 2012 decreased $447,000 to $1.1 million from $1.5 million for the three months ended September 30, 2011, principally due to a reduction in cost of sales and general and administrative expenses, offset by the decrease in revenues.

Digital display sales operating loss decreased $937,000 to $67,000 during the third quarter of 2012 from $1.0 million in the third quarter of 2011, primarily as a result of the reduction in cost of sales, offset by the decrease in revenues. The cost of Digital display sales decreased $1.7 million or 35.5%, primarily due to a decrease in the reserve for obsolete inventory and the decrease in revenues. The cost of Digital display sales represented 74.5% of related revenues during the third quarter of 2012 compared to 94.7% during the third quarter of 2011, primarily as a result of the reduction in the reserve for obsolete inventory. Digital display sales general and administrative expenses decreased $127,000 or 9.9%, primarily due to a decrease in sales and marketing expenses.

Digital display lease and maintenance operating income (loss) increased $127,000 to income of $88,000 during the third quarter of 2012 compared to a loss of ($39,000) during the third quarter of 2011, primarily as a result of a decrease in general and administrative expenses, offset by the reduction in revenues. The cost of Digital display lease and maintenance decreased $217,000 or 12.6%, primarily due to a $134,000 decrease in depreciation expense and an $82,000 decrease in field service costs to maintain the displays. The cost of Digital display lease and maintenance revenues represented 90.4% of related revenues during the third quarter of 2012 compared to 90.5% during the third quarter of 2011. The cost of Digital display lease and maintenance includes field service expenses, plant repair costs, maintenance and depreciation. Digital display lease and maintenance general and administrative expenses decreased $147,000 or 66.8%, primarily due to a decrease in bad debt expense.

Real estate rentals operating loss decreased $28,000 or 66.7%, primarily due to a decrease in general and administrative expenses, offset by the reduction in revenues. The cost of Real estate rentals represented 320.0% of related revenues during the third quarter of 2012 compared to 66.7% during the third quarter of 2011. Real estate rentals general and administrative expenses decreased $47,000 or 94.0%, primarily due to a decrease in bad debt expense.

Corporate general and administrative expenses increased $645,000 or 154.3%, primarily due to an increase in severance related restructuring costs, legal and audit expenses and a reduction of $410,000 in the Canadian currency exchange gain.

Net interest expense decreased $296,000 or 71.2%, primarily due to the reduction in long-term debt as a result of the restructuring plan, see Note 2 to the condensed consolidated financial statements – Plan of Restructuring, as well as a reduction in the amortization of prepaid financing costs.

The change in warrant liabilities is attributable to the change in the fair market value of the warrants issued in connection with the restructuring plan. The fair market value decreased primarily due to a reduction of the market price of the Company’s Common Stock underlying the warrants. See Note 5 to the condensed consolidated financial statements – Warrant Liabilities.

The effective tax rate for the three months ended September 30, 2012 and 2011 was 3.4% and 0.3%, respectively. Both the 2012 and 2011 tax rate are being affected by the valuation allowance on the Company’s deferred tax assets as a result of reporting pre-tax losses. The income tax expense relates to the Company’s Canadian subsidiary.

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2011 Compared to 2010

Total revenues for the year ended December 31, 2011 decreased 1.9% to $23.8 million from $24.3 million for the year ended December 31, 2010, principally due to a decrease in Digital display lease and maintenance revenues, offset by an increase in Digital display sales revenues.

Digital display sales revenues increased $475,000 or 3.1%, primarily due to an increase in sales from the gaming and catalog scoreboard markets, principally due to the Company’s introduction of the new TLVision product line. LED lighting is a start-up business and had not yet generated revenues for the year ended December 31, 2011, but are now accepting orders and has had its first installation in the first quarter of 2012.

Digital display lease and maintenance revenues decreased $794,000 or 9.3%, primarily due to disconnects and non-renewals of equipment on lease on existing contracts in the financial services market and the continued expected revenue decline in the older equipment on lease and maintenance bases acquired in the early 1990s. The global recession has negatively impacted the lease and maintenance revenues. The financial services market continues to be negatively impacted by the current investment climate resulting in consolidation within that industry and the wider use of flat-panel screens for smaller applications.

Real estate rentals revenues decreased $139,000 or 60.2%, primarily due to the termination of tenant leases. The Santa Fe, New Mexico real estate market is experiencing a decline in real estate rentals due to the economy.

Total operating loss for the year ended December 31, 2011 decreased $565,000 to $5.0 million from $5.5 million for the year ended December 31, 2010, principally due to a decline in general and administrative expenses and restructuring costs, offset by the decline in revenues and an increase in the reserve for obsolete inventory.

Digital display sales operating loss increased $474,000 to $3.0 million in 2011 compared to $2.5 million in 2010, primarily as a result of the increase in the reserve for obsolete inventory and start-up costs for the new LED lighting business, offset by a decrease in general and administrative expenses. The cost of Digital display sales represented 87.4% of related revenues in 2011 compared to 83.2% in 2010. The cost of Digital display sales increased $1.1 million or 8.2%, primarily due to the increase in revenues and an increase in the reserve for obsolete inventory related to the older technology that has been replaced by our new TLVision product line. Digital display sales general and administrative expenses decreased $116,000 or 2.3%, primarily due to the 2010 charge to write-off engineering software of $456,000 and a $66,000 reduction in restructuring costs in 2011, offset by an increase of $300,000 in LED lighting start-up expenses and an increase of $121,000 in bad debt expense.

Digital display lease and maintenance operating income increased $132,000 to $215,000 in 2011 compared to $83,000 in 2010, primarily as a result of a reduction in depreciation expense and general and administrative expenses, offset by the decrease in revenues.

The cost of Digital display lease and maintenance represented 84.8% of related revenues in 2011 compared to 85.3% in 2010. Digital display cost of lease and maintenance decreased $715,000 or 9.8%, primarily due to a $676,000 decrease in depreciation expense and a $38,000 decrease in field service costs to maintain the equipment. Digital display lease and maintenance general and administrative expenses decreased $211,000 or 18.0%, primarily due to an $846,000 reduction in restructuring costs, offset by a $280,000 increase in bad debt expense, a $66,000 goodwill impairment charge and an increase in certain administrative costs. The Company periodically addresses the cost of field service to keep it in line with revenues from equipment leases and maintenance, but as lease and maintenance revenues have declined, it is difficult to reduce the cost of field service proportionately. Cost of Digital display lease and maintenance includes field service expenses, plant repair costs, maintenance and depreciation.

Real estate rentals operating income (loss) decreased $204,000 to a loss of $39,000 in 2011 compared to income of $165,000 in 2010, primarily due to the reduction in revenues due to softness in the real estate rental market in Santa Fe, New Mexico. The cost of Real estate rentals represented 71.7% of related revenues in 2011 compared to 24.2% in 2010. Real estate rentals general and administrative expenses increased primarily due to an increase in the bad debt expense.

Corporate general and administrative expenses decreased $1.1 million or 34.2%. The 2011 corporate general and administrative expenses include a positive change of $311,000 in the Canadian currency exchange gain (loss) compared to 2010. Reductions in audit, consulting, insurance, payroll and benefits also contributed to the decrease this year, partly due to the outsourcing of the human resources department and benefits. The Company continues to monitor and reduce certain overhead costs such as benefit and medical costs.

Net interest expense decreased $209,000 or 13.1%, primarily due to the reduction in long-term debt.

The gain on debt extinguishment is attributable to the exchange of the 8¼% Notes and 9½% Debentures. See Note 12 to the Consolidated Financial Statements– Long Term Debt.

The change in warrant liabilities is attributable to the change in the fair market value of the warrants issued in connection with the Offering. See Note 11 to the Consolidated Financial Statements– Warrant Liabilities.

The effective tax rate benefit for the years ended December 31, 2011 and 2010 was 0.6% and 0.3%, respectively. Both the 2011 and 2010 tax rates are being affected by the valuation allowance on the Company’s deferred tax assets as a result of reporting pre-tax losses.

The loss from discontinued operations relates to an impairment in the fair market value of the land held for sale located in Silver City, New Mexico( which property has since been sold and is no longer owned by the Company).

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Liquidity and Capital Resources

Current Liquidity

For the nine months ended September 30, 2012, the Company used $110,000 for operating activities and $86,000 for scheduled payments of long-term debt. The cash on hand at September 30, 2012 of $853,000 would be sufficient to continue its manufacturing operations for more than the next 12 months since we estimate that cash flow from current operating activities would be sufficient to support these operations, however it would not be sufficient to cover the current payments due for interest and principal on the long-term debt or the required payments related to the pension plan until additional financing is completed. The Company’s objective in regards to the Credit Agreement, which expires on March 1, 2013, and on which $700,000 remains outstanding, is to obtain additional funds to refinance the outstanding amount from external sources through equity or additional debt financing. The Company is in the final stages of discussions with senior lenders and others to obtain $2 million of financing to pay off the balance on the Credit Agreement, make payments on the pension plan liability and provide working capital to fund upcoming sales projects, but has no agreements, commitments or understanding from such senior lenders or others with respect to obtaining any additional funds, and the current global credit environment has been and continues to be a challenge in accomplishing these objectives. There is no assurance any additional funding will be available on terms favorable to the Company, or at all. The Company is dependent on future operating performance in order to generate sufficient cash flows in order to continue to run its businesses. Future operating performance is dependent on general economic conditions, as well as financial, competitive and other factors beyond our control. As a result, we have experienced a decline in the lease and maintenance bases. The cash flows of the Company are constrained, and in order to more effectively manage its cash resources in these challenging economic times, the Company has, from time to time, increased the timetable of its payment of some of its payables. The Company does not anticipate receiving notification from the holders of the Notes and Debentures that would require the Company to pay any related principal and interest immediately as it could require the disposition of some or all of our assets, which would require us to curtail or cease operations. The Company does not anticipate receiving any such declaration. The Company is seeking to extend the $1.7 million mortgage on the Santa Fe, New Mexico property until a sale of the property can be completed, seeking to refinance the $700,000 line of credit, and seeking a waiver to defer the 2012 pension plan payments with the PGBC. However, there is no assurance the Company will be successful in its efforts to extend or refinance these obligations. The Company continually evaluates the need and availability of long-term capital in order to meet its cash requirements.

The Company used $110,000 more cash than was provided by operating activities and generated cash provided by operating activities of $570,000 for the nine months ended September 30, 2012 and 2011, respectively. The Company continues to explore initiatives to improve operational results and cash flows over future periods. The Company also continues to explore ways to reduce operational and overhead costs. The Company periodically takes steps to reduce the cost to maintain the equipment on rental and maintenance.

Cash and cash equivalents decreased $256,000 for the nine months ended September 30, 2012 compared to an increase of $382,000 for the nine months ended September 30, 2011. The decrease in 2012 is primarily attributable to the investment in equipment for rental of $527,000, investment in property, plant and equipment of $58,000, scheduled payments of long-term debt of $86,000, the $650,000 pay down of the mortgage related to the Silver City land which was sold and the cash used in operating activities of $110,000, offset by $500,000 of borrowings on the revolving credit facility. The increase in 2011 is primarily attributable to cash provided by operating activities of $570,000 and $150,000 of borrowings on the revolving credit facility, offset by investment in equipment for rental of $296,000, investment in property, plant and equipment of $48,000, scheduled payments of long-term debt of $544,000 and an additional payment on the term loan portion of the Credit Agreement of $100,000. In addition, the Company obtained a mortgage on its land held for sale located in Silver City, New Mexico for $650,000 and repaid the loan in full during 2012.

Under various agreements, the Company is obligated to make future cash payments in fixed amounts. These include payments under the Company’s long-term debt agreements, pension plan payments, employment agreement payments and rent payments required under operating lease agreements. The Company has both variable and fixed interest rate debt. Interest payments are projected based on actual interest payments incurred until the underlying debts mature.

The following table summarizes the Company’s fixed cash obligations of September 30, 2012 for the remainder of 2012 and the next four years:

	Remainder of
In thousands	2012	2013	2014	2015	2016
Long-term debt, including interest	$3,539	$1,089	$89	$400	$-
Pension plan payments	740	654	1,050	673	475
Estimated warranty liability	37	108	76	50	26
Employment agreement obligations	116	465	386	34	-
Operating lease payments	55	107	-	-	-
Total	$4,487	$2,423	$1,601	$1,157	$501

Other Long-Term Debt

The Company has a $540,000 mortgage on its facility located in Des Moines, Iowa at a fixed rate of interest of 6.50% payable in monthly installments, which matures March 1, 2015 and requires a compensating balance of $200,000.

The Company has a $1.7 million mortgage on its real estate rental property located in Santa Fe, New Mexico at a variable rate of interest of Prime, with a floor of 6.75%, which was the interest rate in effect at June 30, 2012, payable in monthly installments, which matures December 12, 2012. The Company is in discussion with its lenders to refinance or extend the existing mortgage. The Company is also in discussion with potential buyers to sell the property securing the mortgage. Management believes that upon sale of the property they would be able to satisfy the mortgage with the proceeds.

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June 2011 Note Offering

On June 17, 2011, the Company entered into a Subscription Agreement with Hackel Family Associates LLC (“HFA”) pursuant to which the Company sold to HFA a secured promissory note in the principal amount of $650,000, which note was satisfied in April 2012. In connection with the sale of the Note, the Company issued to HFA five-year warrants (the "HFA Warrants") to purchase 1,000,000 shares of common stock of the Company at an initial exercise price of $1.00. The exercise price of the HFA Warrants was reduced to $0.10 upon the Company’s filing of its Amended and Restated Certificate of Incorporation on July 2, 2012. The HFA Warrants are exercisable on a cashless basis if at any time there is no effective registration statement for the underlying shares of common stock.

Revolving Credit Facility

The Company is party to a bank Credit Agreement, as amended, which originally provided for a revolving loan of up to $3.0 million. The credit agreement has been reduced to $0.7 million, based on eligible accounts receivable, at a variable rate of interest of Prime plus 2.00%, (5.25% at December 31, 2012), which matured January 1, 2013 and was subsequently extended to March 1, 2013. In June 2012, the senior lender reduced the revolving loan from $3.0 million to $1.0 million. In connection with the extension of the maturity to March 1, 2013, the credit facility was reduced to $0.7 million, equal to the outstanding principal. The Company is in negotiations with another lender to refinance the revolving credit facility.

The Credit Agreement required an annual facility fee on the unused commitment of 0.25%, and requires compliance with certain financial covenants, as defined in the Credit Agreement, which include a senior debt coverage ratio of not less than 1.75 to 1.00, a loan-to-value ratio of not more than 50% and a $1.0 million quarterly cap on capital expenditures. As of September 30, 2012, the Company was in compliance with the foregoing financial covenants, the Company’s senior debt coverage ratio was 15.86, our loan-to-value ratio was 7.2% as of September 30, 2012 and the capital expenditures for the period were $154,000. However the Company was not in compliance with the minimum tangible net worth of not less than $6.5 million since our tangible net worth was $4.6 million at September 30, 2012, which the senior lender waived subsequent to the end of the quarter. In addition, the senior lender has waived the defaults on the Notes and the Debentures, but in the event that the holders of the Notes or the Debentures or trustees declare a default and begin to exercise any of their rights or remedies in connection with the non-payment defaults, this shall constitute a separate and distinct event of default and the senior lender may exercise any and all rights or remedies it may have. The senior lender has also waived the default of non-payment of certain pension plan contributions, but in the event that any government agency takes any enforcement action or otherwise exercises any rights or remedies it may have, this shall constitute a separate and distinct event of default and the senior lender may exercise any and all rights or remedies it may have. The amounts outstanding under the Credit Agreement are collateralized by all of the Digital Display Division assets.

As of September 30, 2012, t he Company has drawn the full balance of $1.0 million against the revolving loan facility. As noted above, the Credit Agreement requires an annual facility fee on the unused commitment of 0.25%, and requires compliance with certain financial covenants, as defined in the Credit Agreement, which include a senior debt coverage ratio of not less than 1.75 to 1.00, a loan-to-value ratio of not more than 50% and a $1.0 million quarterly cap on capital expenditures. As of September 30, 2012, the Company was in compliance with the foregoing financial covenants, the Company’s senior debt coverage ratio was 15.86, our loan-to-value ratio was 7.2% as of September 30, 2012 and the capital expenditures for the period were $154,000. However the Company was not in compliance with the minimum tangible net worth of not less than $6.5 million since our tangible net worth was $4.6 million at September 30, 2012, which the senior lender waived subsequent to the end of the quarter. In addition, the senior lender has waived the defaults on the Notes and the Debentures, but in the event that the holders of the Notes or the Debentures or trustees declare a default and begin to exercise any of their rights or remedies in connection with the non-payment defaults, this shall constitute a separate and distinct event of default and the senior lender may exercise any and all rights or remedies it may have. The senior lender has also waived the default of non-payment of certain pension plan contributions, but in the event that any government agency takes any enforcement action or otherwise exercises any rights or remedies it may have, this shall constitute a separate and distinct event of default and the senior lender may exercise any and all rights or remedies it may have.

As of June 30, 2012, t he Company has drawn $0.6 million against the revolving loan facility, of which $0.4 million was available for additional borrowing. As noted above, the Credit Agreement requires an annual facility fee on the unused commitment of 0.25%, and requires compliance with certain financial covenants, as defined in the Credit Agreement, which include a senior debt coverage ratio of not less than 1.75 to 1.00, a loan-to-value ratio of not more than 50% and a $1.0 million quarterly cap on capital expenditures. As of June 30, 2012, the Company was in compliance with the foregoing financial covenants, the Company’s senior debt coverage ratio was 8.95, our loan-to-value ratio was 4.1% as of June 30, 2012 and the capital expenditures for the period were $144,000. However the Company was not in compliance with the minimum tangible net worth of not less than $6.5 million since our tangible net worth was $5.7 million at June 30, 2012, which the senior lender waived subsequent to the end of the quarter.

As of March 31, 2012, t he Company has drawn $0.1 million against the revolving loan facility, of which $2.9 million was available for additional borrowing. As noted above, the Credit Agreement requires an annual facility fee on the unused commitment of 0.25%, and requires compliance with certain financial covenants, as defined in the Credit Agreement, which include a minimum tangible net worth of not less than $6.0 million, a loan-to-value ratio of not more than 50% and a $1.0 million quarterly cap on capital expenditures. As of March 31, 2012, the Company was in compliance with the foregoing financial covenants, the Company’s tangible net worth was $6.8 million, our loan-to-value ratio was 0.6% as of March 31, 2012 and the capital expenditures for the period were $287,000. However, the Company was not in compliance with the senior debt coverage ratio of not less than 1.75 to 1.00 since our senior debt coverage ratio was -6.4 to 1.00 as of March 31, 2012, which the senior lender waived subsequent to the end of the quarter.

As of December 31, 2011, t he Company has drawn $0.5 million against the revolving loan facility, of which $2.5 million was available for additional borrowing. As noted above, the Credit Agreement requires an annual facility fee on the unused commitment of 0.25%, and requires compliance with certain financial covenants, as defined in the Credit Agreement, which include a senior debt coverage ratio of not less than 1.00 to 1.00, a loan-to-value ratio of not more than 50% and a $1.0 million quarterly cap on capital expenditures. As of December 31, 2011, the Company was in compliance with the foregoing financial covenants, the Company’s senior debt coverage ratio was 5.23, our loan-to-value ratio was 3.1% as of December 31, 2011 and the capital expenditures for the period were $128,000. However the Company’s was not in compliance with the minimum tangible net worth of not less than $11.5 million since our tangible net worth was a negative $3.0 million at December 31, 2011, which the senior lender has waived.

Restructuring Plan and Preferred Stock Offering

The Company has $1.1 million of 8¼% Limited convertible senior subordinated notes due 2012 (the “Notes”) which are no longer convertible into common shares; interest is payable semi-annually and the Notes may be redeemed, in whole or in part, at par. The Company had not remitted the March 1, 2010 and 2011 and September 1, 2010 and 2011 semi-annual interest payments of $417,800 each and the March 1, 2012 semi-annual interest and principal payment of $1.4 million to the trustee. The non-payments constitute an event of default under the Indenture governing the Notes and the trustee, by notice to the Company, or the holders of 25% of the principal amount of the Notes outstanding, by notice to the Company and the trustee, may declare the outstanding principal plus interest due and payable immediately. Upon any such declaration, such amount shall be due and payable immediately, and the trustee may commence legal action against us to recover the amounts due which ultimately could require the disposition of some or all of our assets. Any such action would require us to curtail or cease operations. As of the date of this prospectus, the Company has not received any notification of legal action. The Company does not anticipate receiving any such notification or declaration. As part of the Company’s restructuring plan (discussed below), the Company offered the holders of the Notes to receive $225, without accrued interest, plus 250 shares of the Company’s common stock for each $1,000 Note exchanged. The offer expired on October 31, 2011. $9.0 million principal amount of the Notes were exchanged, leaving $1.1 million principal amount outstanding, as well as $226,000 of accrued interest as of December 31, 2012.

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In addition, the Company has $0.3 million of 9½% Subordinated debentures due 2012 (the “Debentures”) which are due in annual sinking fund payments of $105,700 beginning in 2009, which payments have not been remitted by the Company, with the remainder due in 2012; interest is payable semi-annually and the Debentures may be redeemed, in whole or in part, at par. The Company has not remitted the June 1, 2010 and 2011 and December 1, 2010 and 2011 semi-annual interest payments of $50,200 each to the trustee. The non-payments constitute an event of default under the Indenture governing the Debentures and the trustee, by notice to the Company, or the holders of 25% of the principal amount of the Debentures outstanding, by notice to the Company and the trustee, may declare the outstanding principal plus interest due and payable immediately. During the continuation of any event which, with notice or lapse of time or both, would constitute a default under any agreement under which Senior Indebtedness is issued, if the effect of such default is to cause or permit the holder of Senior Indebtedness to become due prior to its stated maturity, no payment (including any required sinking fund payments) of principal, premium or interest shall be made on the Debentures unless and until such default shall have been remedied, if written notice of such default has been given to the trustee by the Company or the holder of Senior Indebtedness. The failure to make the sinking fund and interest payments are events of default under the Credit Agreement and no payment can be made to such trustee or the holders at this time as such defaults have not been waived. As part of the Company’s restructuring plan, the Company offered the holders of the Debentures to receive $100, without accrued interest, for each $1,000 Debenture exchanged. The offer expired on October 31, 2011. $0.7 million principal amount of the Debentures were exchanged, leaving $0.3 million principal amount outstanding, as well as $95,000 of accrued interest as of December 31, 2012. The Debentures are subordinate to the claims of the holders of the Notes and the Company’s senior lender under the Credit Agreement, among other senior claims.

The Company has implemented a comprehensive restructuring plan which included offers to the holders of the 8¼% Limited convertible senior subordinated notes due 2012 (the “Notes”) to receive $225, without accrued interest, plus 250 shares of the Company’s common stock for each $1,000 Note exchanged and to the holders of the 9½% Subordinated debentures due 2012 (the “Debentures”) to receive $100, without accrued interest, for each $1,000 Debenture exchanged. The Debentures are subordinate to the claims of the holders of the Notes and the Company’s senior lender under the Credit Agreement, among other senior claims. $8,976,000 principal amount of the Notes and $718,000 principal amount of the Debentures were exchanged. The Company issued 2,244,000 shares of common stock in exchange for the Notes.

As part of the restructuring plan, on November 14, 2011 the Company completed the sale of an aggregate of $8.3 million of securities (the “Offering”) consisting of 416,500 shares of the Company’s Series A Convertible Preferred Stock (the “Series A Preferred Stock”) having a stated value of $20.00 per share and convertible into 50 shares of the Company’s common stock (or an aggregate of 20,825,000 shares of common stock) and 4,165,000 one-year warrants (the “A Warrants”). These securities were issued at a purchase price of $20,000 per unit (the “Unit”). Each Unit consists of 1,000 shares of Series A Preferred Stock, which are convertible into 50,000 shares of common stock and 10,000 A Warrants. Each A Warrant entitles the holder to purchase one share of the Company’s common stock and a three-year warrant (the “B Warrants”), at an exercise price of $0.20 per share. Each B Warrant shall entitle the holder to purchase one share of the Company’s common stock at an exercise price of $0.50 per share.

On October 5, 2012, the Board of Directors of the Company unconditionally extended the exercise period of the Company’s outstanding A Warrants by ninety (90) days to February 12, 2013. On February 6, 2013, the Board of Directors of the Company unconditionally extended the exercise period of the Company’s outstanding A Warrants until April 19, 2013. The exercise period under the A Warrants was previously set to expire on November 14, 2012.

At the Annual Meeting of Stockholders on June 26, 2012, among other things the stockholders approved proposals to (a) increase the authorized shares of common stock to 60,000,000, (b) reduce the par value of common stock to $0.001, (c) reduce the par value of preferred stock to $0.001, (d) remove Class A Stock from authorized capital stock and (e) remove Class B Stock from authorized capital stock. On July 2, 2012, the Company filed an Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware containing these provisions, which is reflected in the June 30, 2012 Condensed Balance Sheet. Pursuant to the filing of the Amended and Restated Certificate of Incorporation, the Company’s 416,500 issued and outstanding shares of Series A Preferred Stock automatically converted into an aggregate of 20,825,000 shares of common stock in accordance with the terms of the Series A Preferred Stock, the exercise price of the A Warrants was reduced from $1.00 per share to $0.20 per share in accordance with the terms of the A Warrants, the exercise price of the B Warrants was reduced from $1.00 per share to $0.50 share in accordance with the terms of the B Warrants, the exercise price of the Placement Agent Warrants issued in connection with the Offering was reduced from $1.00 per share to $0.50 per share and the exercise price of the HFA Warrants (discussed below) was reduced from $1.00 per share to $0.10 per share in accordance with the terms of those warrants.

The net proceeds of the Offering were used to fund the restructuring of the Company’s outstanding debt, which included: (1) a cash settlement to holders of the Notes in the amount of $2,019,600; (2) a cash settlement to holders of the Debentures in the amount of $71,800; (3) a payment on the Company’s outstanding term loan with the senior lender in the amount of $320,833 and (4) a payment of $1.0 million on the Company’s outstanding revolving loan with the senior lender under the Credit Agreement. The net proceeds of the Offering remaining after the payments to the holders of the Notes and the Debentures and to the senior lender were used to pay the remaining $3.0 million outstanding under the revolving loan with the senior lender under the Credit Agreement and for working capital.

We may require additional financing in the future in order to execute our operating plan. We cannot predict whether future financing, if any, will be in the form of equity, debt or a combination of both. We may not be able to obtain additional funds on a timely basis, on acceptable terms or at all.

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Pension Plan Contributions

In March 2011 and 2010, the Company submitted to the Internal Revenue Service requests for waivers of the minimum funding standard for its defined benefit plan. The waiver requests were submitted as a result of the economic climate and the business hardship that the Company was experiencing. The waivers, which were granted, subject to certain conditions, defer payment of $559,000 and $285,000 of the minimum funding standard for the 2010 and 2009 plan years, respectively. The Company has made $559,000 of contributions to the pension plan for 2012 but has not yet made payment of an additional $740,000 that is due for 2012. At this time, the minimum contribution for 2013 is $654,000. The Company does not have the liquidity to remit the payments at this time and the PBGC has placed a lien on the Company’s assets. Because of our current lack of sufficient liquidity and business hardship, the Company is in the process of submitting a request for a waiver of the minimum funding standard for its defined benefit plan for the 2012 plan year. This waiver would allow us to make us such payments on a quarterly basis over 3 or 4 years. Subject to obtaining the waiver, we intend to make such payments in accordance with such schedule. Because obtaining this waiver for 2012 would make it easier for us to make the required payments for 2013, we have not sought a waiver with respect to the $654,000 due for 2013 and, subject to having sufficient liquidity, intend to make such payments. The senior lender has waived the default of non-payment of certain pension plan contributions. The placement of the lien by PBGC constitutes a separate and distinct event of default and the senior lender may exercise any and all rights or remedies it may have.

Year ended December 31, 2011

The Company incurred a net loss from continuing operations of $1.2 million in 2011 and had a working capital deficiency of $11.3 million as of December 31, 2011. The 2011 results include an $8.8 million gain on debt extinguishment offset by a $3.6 million charge for marking the warrants to market. See Note 2 to the Consolidated Financial Statements – Plan of Restructuring.

The Company used cash in operating activities of continuing operations of $0.5 million and generated cash provided by operations of $1.7 million for the years ended December 31, 2011 and 2010, respectively. The Company has implemented several initiatives to improve operational results and cash flows over future periods, including the consolidation of the Stratford, Connecticut manufacturing facility into its Des Moines, Iowa facility, reducing head count and outsourcing its human resources department. The Company continues to explore ways to reduce operational and overhead costs. The Company periodically takes steps to reduce the cost to maintain the digital displays on lease and maintenance agreements.

Cash and cash equivalents increased $711,000 in 2011. The increase is primarily attributable to the $7.9 million net proceeds from issuance of Series A Preferred Stock and Warrants and the $0.7 million proceeds from mortgage borrowings, offset by $6.8 million in payments of long-term debt, $0.4 million investment in equipment manufactured for rental, $0.1 million investment in property, plant and equipment and cash used in operating activities of $0.5 million. The current economic environment has increased the Company’s trade receivables collection cycle, and its allowances for uncollectible accounts receivable, but collections continues to be favorable. Cash and cash equivalents decreased $143,000 in 2010. The decrease was primarily attributable to the investment in equipment for rental of $1.3 million, the investment in property, plant and equipment of $0.2 million and scheduled payments of long-term debt of $0.8 million, offset by cash provided by operating activities of $1.7 million, the net proceeds from mortgage borrowings of $0.3 million and borrowing on the revolving loan facility of $0.1 million.

Off-Balance Sheet Arrangements: The Company has no majority-owned subsidiaries that are not included in the consolidated financial statements nor does it have any interests in or relationships with any special purpose off-balance sheet financing entities.

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Forward-Looking Statements

The Company may, from time to time, provide estimates as to future performance. These forward-looking statements will be estimates, and may or may not be realized by the Company. Except as may be required under applicable securities laws, the Company undertakes no duty to update such forward-looking statements. Many factors could cause actual results to differ from these forward-looking statements, including loss of market share through competition, introduction of competing products by others, pressure on prices from competition or purchasers of the Company’s products, interest rate and foreign exchange fluctuations, terrorist acts and war.

BUSINESS

The Company is a leading designer and manufacturer of digital signage display solutions. The essential elements of these systems are the real-time, programmable electronic information displays the Company designs, manufactures, distributes and services. These display systems utilize LED (light emitting diode) technologies. Designed to meet the digital signage solutions for any size venue's indoor and outdoor needs, these display products include text, graphic and video displays for stock and commodity exchanges, financial institutions, college and high school sports stadiums, schools, casinos, convention centers, corporate applications, government applications, theatres, retail sites, airports, billboard sites and numerous other applications. In 2010, the Company started a new business opportunity in the LED lighting market with energy-saving lighting solutions that will feature a comprehensive offering of the latest LED lighting technologies that provide facilities and public infrastructure with "green" lighting solutions that emit less heat, save energy and enable creative designs. The Company also owns an income-producing real estate property which has been placed on the market for sale.

DIGITAL DISPLAY PRODUCTS

The Company’s new generation of LED large screen systems features the latest digital display technologies and capabilities. The Company’s product line of high performance state-of-the art digital displays and controllers are used to communicate messages and information in virtually any configuration in a variety of indoor and outdoor applications. Most of the Company’s digital display products include hardware components and sophisticated software. In both the indoor and outdoor markets in which the Company serves, the Company adapts basic product types and technologies for specific use in various niche market applications. The Company also operates a direct service network throughout the United States and parts of Canada, which performs on-site project management, installation, service and maintenance for its customers and others.

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The Company employs a modular engineering design strategy, allowing basic “building blocks” of electronic modules to be easily combined and configured in order to meet the broad application requirements of the various industries it serves. This approach ensures product flexibility, reliability, ease of service and minimum spare parts requirements.

The Company’s Digital display market is comprised of two distinct segments: the Digital display sales division and the Digital display lease and maintenance division. Digital displays are used by financial institutions, including brokerage firms, banks, energy companies, insurance companies and mutual fund companies; sports stadiums and venues; educational institutions; outdoor advertising companies; corporate and government communication centers; retail outlets; casinos, race tracks and other gaming establishments; airports, train stations, bus terminals and other transportation facilities; movie theatres; health maintenance organizations and in various other applications.

Digital Display Sales Division: The Digital display sales market is currently dominated by five categories of users: financial, government/private sector, gaming, scoreboards and outdoor advertising.

The financial sector, which includes trading floors, exchanges, brokerage firms, banks, mutual fund companies and energy companies, has long been a user of electronic information displays due to the need for real-time dissemination of data. The major stock and commodity exchanges depend on reliable information displays to post stock and commodity prices, trading volumes, interest rates and other financial data. Brokerage firms use electronic ticker displays for both customers and brokers; they have also installed other larger displays to post major headline news events in their brokerage offices to enable their sales force to stay up-to-date on events affecting general market conditions and specific stocks. Banks and other financial institutions also use information displays to advertise product offerings to consumers. The financial sector has a product line of advanced last sale price displays, full color LED tickers and graphic/video displays.

The government/private sector includes applications found in major corporations, public utilities and government agencies for the display of real-time, critical data in command/control centers, data centers, help desks, visitor centers, lobbies, inbound/outbound telemarketing centers, retail applications to attract customers and for employee communications. Digital displays have found acceptance in applications for the healthcare industry such as outpatient pharmacies, military hospitals and HMOs to automatically post patient names when prescriptions are ready for pick up.

Theatres use digital displays to post current box office and ticket information, directional information and to promote concession sales. Information displays are consistently used in airports, bus terminals and train stations to post arrival and departure times and gate and baggage claim information, all of which help to guide passengers through these facilities.

The gaming sector includes casinos, Indian gaming establishments and racetracks. These establishments generally use large information displays to post odds for race and sporting events and to display timely information such as results, track conditions, jockey weights, scratches and real-time video. Casinos and racetracks also use digital displays throughout their facilities to advertise to and attract gaming patrons.

The scoreboard sector includes digital displays used by high schools, college sports stadiums, sports venues, municipal sports playing fields, entertainment facilities and recreational facilities. This sector generally sells through dealers and distributors.

The outdoor advertising sector includes digital displays used by automobile dealerships, churches, military installations, gas stations, highway departments, entertainment facilities and outdoor advertisers, such as digital billboards, attempting to capture the attention of passers-by.

Equipment for the digital display sales segment generally has a lead-time of 30 to 120 days depending on the size and type of equipment ordered and material availability.

Digital Display Lease and Maintenance Division: The Digital display lease and maintenance division leases and performs maintenance on digital displays across all of the sectors under agreement terms ranging from 30 days to 10 years.

Sales Order Backlog (excluding leases): The amount of sales order backlog at June 30, 2012 and December 31, 2011 was approximately $2.9 million and $2.9 million, respectively. The December 31, 2011 backlog is expected to be recognized in 2012. These amounts include only the sale of products; they do not include new lease orders or renewals of existing lease agreements that may be presently in-house.

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ENGINEERING AND PRODUCT DEVELOPMENT

The Company’s ability to compete and operate successfully depends on its ability to anticipate and respond to the changing technological and product needs of its customers, among other factors. For this reason, the Company continually develops enhancements to its existing product lines and examines and tests new display technologies.

In 2010, the Company introduced TLVision, our new generation of LED Large Screen Systems that feature the latest digital display technologies and capabilities, available in various pitch design, including the industry’s first 3mm LED display solution. This new line of products consists of full color video products that can be used in a multitude of applications. These applications range from posting alphanumeric data to the displaying of full HD video. The pixel pitches of the products range from 3mm for very close distance viewing and up to 127mm for very long distance viewing. The Company also recently expanded its line of scoreboard solutions using its TLVision technology and improved hand-held, simple to operate remotes and wireless control devices.

As part of its ongoing development efforts, the Company seeks to package certain products for specific market segments as well as continually tracking emerging technologies that can enhance its products. Full color, live video and digital input technologies continue to be enhanced.

The Company maintains a staff of 9 people who are responsible for product development and support. The engineering, product enhancement and development efforts are supplemented by outside independent engineering consulting organizations, as required. Engineering expense and product enhancement and development costs amounted to $0.8 million and $1.1 million in 2011 and 2010, respectively.

MARKETING AND DISTRIBUTION

The Company markets its digital display products in the United States and Canada using a combination of distribution channels, including 15 direct sales representatives, three telemarketers and a network of independent dealers and distributors. By working with software vendors and using the internet to expand the quality and quantity of multimedia content that can be delivered to our digital displays, we are able to offer customers relevant, timely information, content management software and display hardware in the form of turnkey display communications packages.

The Company employs a number of different marketing techniques to attract new customers, including direct marketing efforts by its sales force to known and potential users of information displays; internet marketing; advertising in industry publications; and exhibiting at approximately 12 domestic and international trade shows annually.

Internationally, the Company uses a combination of internal sales people and independent distributors to market its products outside the United States. The Company has existing relationships with approximately 20 independent distributors worldwide covering Europe, the Middle East, South America, Africa, the Far East and Australia. Foreign revenues represented less than 10% and 11% of total revenues for the years ended December 31, 2011 and 2010, respectively.

Headquartered in Norwalk, Connecticut, the Company has sales and service offices in Des Moines, Iowa and Burlington, Ontario as well as approximately 24 satellite offices in the United States and Canada.

The Company’s revenues in 2011 and 2010 did not include any single customer that accounted for more than 10% of total revenues.

MANUFACTURING AND OPERATIONS

The Company’s production facilities are located in Des Moines, Iowa. During 2010, the Company consolidated its production facility in Stratford, Connecticut to its Des Moines, Iowa facility. The production facilities consist principally of the manufacturing, assembly and testing of digital display units and related components. The Company performs most subassembly and most final assembly of its products.

All product lines are design engineered by the Company and controlled throughout the manufacturing process. The Company has the ability to produce very large sheet metal fabrications, cable assemblies and surface mount and through-hole designed assemblies. Some of the subassembly processes are outsourced. The Company’s production of many of the subassemblies and final assemblies gives the Company the control needed for on-time delivery to its customers.

The Company has the ability to rapidly modify its product lines. The Company’s displays are designed with flexibility in mind, enabling the Company to customize its displays to meet different applications with a minimum of lead-time. Our inability to obtain sufficient quantities of certain components as required, or to develop alternative sources at acceptable prices and within a reasonable time, could result in delays or reductions in product shipments that could have a materially adverse effect on our business and results of operations.

The Company designs certain of its materials to match components furnished by suppliers. We purchase most of the LEDs used in our digital displays and lighting from two suppliers, Elec-Tech International (002005: Shenzhen) and Han's Laser, both of Shenzhen, China. If such suppliers were unable to provide the Company with those components, the Company would have to contract with other suppliers to obtain replacement sources. Such replacement might result in engineering design changes, as well as delays in obtaining such replacement components. The Company believes it maintains suitable inventory and has contracts providing for delivery of sufficient quantities of such components to meet its needs. The Company also believes there presently are other qualified vendors of these components. The Company does not acquire significant amounts of components directly from foreign suppliers, other than the LEDs and LED modules which are manufactured by foreign sources. The two principal companies providing raw materials are Hangzhou Silan Microelectronics Co., Ltd (Silan), located in Hangzhou National High-Tech Industrial Development Zone and Nichia located in Tokushima, Japan. The Company obtains products and supplies from various manufacturers in China at spot prices that vary based upon supply required. The Company is not party to any long-term supply contracts with any third party manufacturers. The Company’s products are third-party certified as complying with applicable safety, electromagnetic emissions and susceptibility requirements worldwide.

GOVERNMENT REGULATION

The government of the European Union mandates that all products that are sold in the European Union meet certain safety and electromagnetic compliance standards and standards regarding hazardous substances. Compliance with these standards is shown by having the CE label affixed to the product, which companies can self-certify. In addition, all products sold into the European Union must meet the Restriction of Hazardous Substance Directive, thereby meeting specific regulations regarding manufacturing with certain hazardous substances. The Company is in compliance with such mandates.

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SERVICE AND SUPPORT

The Company emphasizes the quality and reliability of its products and the ability of its field service personnel and third-party agents to provide timely and expert service to the Company’s equipment on lease and maintenance bases and other types of customer-owned equipment. The Company believes that the quality and timeliness of its on-site service personnel are important components in the Company’s ongoing and future success. The Company provides turnkey installation and support for the products it leases and sells in the United States and Canada. The Company provides training to end-users and provides ongoing support to users who have questions regarding operating procedures, equipment problems or other issues. The Company provides installation and service to those who purchase and lease equipment. The Company’s dealers and distributors offer support for the products they sell in the market segments they cover.

Personnel based in regional and satellite service locations throughout the United States and Canada provide high quality and timely on-site service for the installed equipment on lease and maintenance bases and other types of customer-owned equipment. Purchasers or lessees of the Company’s larger products, such as financial exchanges, casinos and sports stadiums, often retain the Company to provide on-site service through the deployment of a service technician who is on-site daily for scheduled events. The Company operates its National Technical Services and Repair Center from its Des Moines, Iowa facility. Equipment repairs are performed in Des Moines and service technicians are dispatched nationwide from the Des Moines facility. The Company’s field service is augmented by various service companies in the United States, Canada and overseas. From time to time the Company uses various third-party service agents to install service and/or assist in the service of certain displays for reasons that include geographic area, size and height of displays.

COMPETITION

The Company’s offers of short and long-term leases to customers and its nationwide sales, service and installation capabilities are major competitive advantages in the digital display business. The Company believes that it is the largest supplier of large-scale stock, commodity, sports and race book gaming digital displays in the United States, as well as one of the larger digital display and service organizations in the country.

The Company competes with a number of competitors, both larger and smaller than itself, with products based on different forms of technology. There are several competitors whose current products utilize similar technology to the Company’s and who possess the resources necessary to develop competitive and more sophisticated products in the future.

LED LIGHTING

In 2010 the Company started a new business opportunity in the LED lighting market with energy-saving lighting solutions that features a comprehensive offering of the latest LED lighting technologies that provide facilities and public infrastructure with “green” lighting solutions that emit less heat, save energy and enable creative designs. LED lighting is a start-up business and just started to generate revenues.

REAL ESTATE RENTALS OPERATIONS

The Company owns an income-producing real estate property located in Santa Fe, New Mexico, which currently has a 10% occupancy rate. This property has been placed on the market for sale because it does not directly relate to our core business.

INTELLECTUAL PROPERTY

The Company does not own any current patents. The Company holds a number of trademarks for its digital display equipment and considers such patents, licenses and trademarks important to its business.

EMPLOYEES

The Company has approximately 122 employees as of January 2013. Approximately 27% of the employees are unionized. The Company believes its employee relations are good.

PROPERTIES

The Company’s headquarters and principal executive offices are located in a leased facility at 26 Pearl Street, Norwalk, Connecticut, which is used for administration, engineering and sales. The Company owns a facility in Des Moines, Iowa where its manufacturing operations are maintained. In 2010, the Company consolidated its manufacturing and assembly functions, previously located in Stratford, Connecticut, into its facility in Des Moines, Iowa.

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MANAGEMENT

The following persons hold the positions set forth opposite their respective names.

Name	Office	Age
Jean-Marc (J.M.) Allain	President, Chief Executive Officer and Class A Director	42
Kristin A. Kreuder	Vice President, General Counsel and Corporate Secretary	42
Todd Dupee	Vice President, Controller and Interim Chief Financial Officer	40
Marco M. Elser	Class A Director	53
Jean Firstenberg	Class B Director	76
Richard Nummi	Class B Director	53
George W. Schiele	Class A Director	80
Elliot Sloyer	Class B Director	47
Salvatore J. Zizza	Class C Director	66

J.M. Allain became the President and CEO of Trans-Lux Corporation on February 16, 2010 and has served as a director since June 2011. Mr. Allain served as President of Panasonic Solutions Company from July 2008 through October 2009; Vice President of Duos Technologies from August 2007 through June 2008; General Manager of Netversant Solutions from October 2004 through June 2005; and Vice President of Adesta, LLC from May 2002 through September 2004. Mr. Allain has familiarity with the operational requirements of complex organizations and has experience dealing with reorganizations and turnarounds.

Kristin Kreuder became Corporate Counsel of Trans-Lux Corporation on February 14, 2011 and became Vice President, General Counsel and Corporate Secretary on March 6, 2012. Ms. Kreuder served as Associate General Counsel, Assistant Corporate Secretary and Member of Disclosure Committee of MXenergy Inc. from September 2007 through September 2009 and Associate General Counsel, Assistant Corporate Secretary and Corporate Compliance Officer of Competitive Technologies, Inc. from January 2006 through August 2007.

Todd Dupee has been the Company’s Vice President, Controller and Interim Chief Financial Officer since December 3, 2012. Mr. Dupee has been with the Company since 1994 and had previously served as Staff Accountant, Accounting Manager and Assistant Vice President. Mr Dupee holds a B.S. in Accountancy from Bentley College.

Marco M. Elser has served as a director since May 25, 2012. For over five years, Mr. Elser has been a partner with AdviCorp Plc, a London-based investment banking firm. Mr. Elser previously served as International Vice President of Northeast Securities, managing distressed funds for family offices and small institutions from 1994 to 2001; he served as a first Vice President of Merrill Lynch Capital Markets in Rome and London until 1994. Mr. Elser is currently Chairman of the Board of Pine Brook Capital, a Shelton CT based engineering company and served that role for over five years; He is a also one of the independent directors of North Hills Signal Processing Corporation, a Long Island, NY based technology company. Mr. Elser is also the president of the Harvard Club of Italy, an association he founded in 2002 with other Alumni in Italy where he has been living since 1984. He received his BA in Economics from Harvard College in 1981. Mr. Elser’s extensive knowledge of international finance and commerce allows him to make valuable contributions to the Board.

Jean Firstenberg has served as a director since 1989. Ms. Firstenberg has been retired since 2007. Before her retirement she served from 1980 to 2007 as President and CEO of the American Film Institute (AFI). During her 27 years at the AFI she built it into a national organization with an acclaimed exhibition and cultural center in the Metropolitan Washington DC area, two major film festivals, an accredited film Conservatory ranked #1 in the world and the leading authority on America’s film heritage. She has served on the Trans-Lux board since 1989 and currently serves as the chair of the Compensation Committee. She was named in 2002 to the Citizen Stamp Advisory Committee by the Postmaster General of the US to recommend stamp subjects and images and was named chair in 2006. She was elected to the Women’s Sports Foundation in 2007 and was named Vice President of the Governance Committee and has served on the Executive Committee since 2010.

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Richard Nummi has served as a director since March 6, 2012 when he was elected an independent director. Mr. Nummi is an attorney and has been responsible for legal oversight and compliance with security industry rules and regulations as Managing Partner of Nummi & Associates, P.A. since February 2005. Previously, Mr. Nummi was Chief Compliance Officer at GunAllen Financial from 2003 to 2005, an Attorney with the Securities and Exchange Commission from 2000 to 2003, and Chief Compliance Officer at Jefferson-Pilot Financial from 1998 to 2000. He has served in the U.S. Navy in Naval Aviation and Naval Intelligence for 12 years. Mr. Nummi’s extensive experience in compliance allows him to make valuable contributions to the Board.

George W. Schiele George W. Schiele has served as a director since 2009 when he was elected an independent director. Mr. Schiele was elected Chairman of the Board (a non-executive position) of Trans-Lux Corporation on September 29, 2010. Mr. Schiele currently serves as President of George W. Schiele, Inc., a trust management and private investment company. Mr. Schiele has held such position since 1974. He is also President of four other private companies since 1999, 2005, 2006 and 2009, respectively; a Director of Connecticut Innovations, Inc., the nation’s fourth most active venture capital firm, since 2003, and Chairman of its Investment Advisory and Investment Committees since 2004. Mr Schiele additionally serves as Trustee of seven private Trusts since 1974, 1999, 2007, and 2009 to 2012, respectively; President since 2000 of one, and an Officer and Director of two, other private Charitable Foundations since 2006; the Managing Partner of two private Investment partnerships since 2008; and a Director and Executive Board member of The Yankee Institute since 2000. Mr. Schiele was elected in accordance with a Settlement Agreement approved by the United States District Court for the Southern District of New York described in the Corporation’s proxy statement for the December 11, 2009 Annual Meeting of Stockholders. Mr. Schiele’s long experience in previous start-ups and corporate restructurings and his service to other boards of directors allows him to make valuable contributions to the Board.

Elliot Sloyer has served as a director since March 6, 2012. Since 2005 he has been a Managing Member and Portfolio Manager of WestLane Capital Management, LLC, which was founded in 2005. Mr. Sloyer has served since 2007 as a director of Arotech Corporation, a worldwide provider of defense and security products to the military and law enforcement. Previously Mr. Sloyer was a founder and Managing Director of Harbor Capital Management LLC where he managed portfolios of convertible and distressed securities including bonds, preferred stocks and warrants for 13 years. Mr. Sloyer’s extensive experience and service to other boards of directors allows him to make valuable contributions to the Board.

Salvatore J. Zizza has served as a director since 2009 when he was elected an independent director. Mr. Zizza was elected Vice Chairman of the Board (a non-executive position) of Trans-Lux Corporation on September 29, 2010. Mr. Salvatore J. Zizza has been the Chief Executive Officer of General Employment Enterprises Inc. since January 23, 2009 and serves as its Chairman of the Board. Mr. Zizza has been an Executive Vice President and Treasurer of First Medical Group Inc. since 1997. Mr. Zizza served as President and Chief Operating Officer of Bion Environmental Technologies Inc. since January 13, 2003. He has been Non Executive Chairman of Harbor BioSciences, Inc. since March 27, 2009. He has been the Chairman of Projects Group at Bion Environmental Technologies Inc. since January 2006. He serves as the Chairman of Zizza & Co. Ltd. He serves as the Chairman of Metropolitan Paper Recycling Inc. Mr. Zizza serves as the Chairman of Bethlehem Advanced Materials. He serves as Chairman of Bion Dairy Corp. He serves as Lead Independent Director of Harbor BioSciences, Inc. He has been a Director of First Medical Group Inc. since April 16, 1991. He serves as a Director of GAMCO Westwood Funds and Ned Davis Asset Allocation Fund. Mr. Zizza has been a Director of Hollis-Eden Pharmaceuticals Inc. since March 1997. He has been an Independent Trustee of GAMCO Global Gold, Natural Resources & Income Trust by Gabelli since November 2005. He serves as a Director/trustee of 26 funds in the fund complex of Gabelli Funds. He has been Director of General Employment Enterprises Inc., since January 8, 2010. He has been an Independent Trustee of Gabelli Dividend & Income Trust since 2003. Mr. Zizza has been Independent Director of Gabelli Convertible & Income Securities Fund Inc. since April 24, 1991. He has been a Director of Gabelli Equity Trust, Inc. since 1986 and Trustee of Gabelli Utility Trust since 1999. He served as Lead Independent Director of Hollis-Eden Pharmaceuticals from March 2006 to March 2009. He served as a Director of Earl Scheib Inc. from March 1, 2004 to April 2009. Mr. Zizza received his Bachelor of Arts in Political Science and his Master of Business Administration in Finance from St. John's University, which also has awarded him an Honorary Doctorate in Commercial Sciences. Mr. Zizza’s extensive experience and service to numerous other boards of directors allows him to provide valuable contributions to the Board.

Employment Agreement and Compensation

The Corporation executed an employment agreement with J.M. Allain on February 16, 2010 (the “First Allain Agreement”) which expired on February 16, 2012. Mr. Allain was appointed as President and Chief Executive Officer of the Corporation at that time. After the First Allain Agreement expired, the Corporation entered into a new employment agreement with Mr. Allain (the “Second Allain Agreement”) with a term of three years and under which Mr. Allain was to remain the President and Chief Executive Officer of the Corporation. The Second Allain Agreement provides for compensation at the annual rate of $275,000 per annum, with a minimum raise of 6% per annum if the Corporation has a positive level of Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) during a given year. Mr. Allain is entitled under the Second Allain Agreement to receive an annual bonus based on the Corporation’s yearly EBITDA. The Second Allain Agreement further provides that, on its effective date, Mr. Allain became entitled to a grant of warrants to purchase 2,000,000 shares of the Corporation’s common stock, 50% of which are exercisable at $0.40 per share and 50% of which are exercisable at $0.60 per share. The Second Allain Agreement entitles Mr. Allain to twenty days’ paid vacation per year, a vehicle allowance, “key person” insurance, business expense reimbursement (including membership at the Core Club in New York City), and certain employee benefits generally available to employees of the Corporation. The Second Allain Agreement provides for certain severance benefits depending on whether Mr. Allain leaves the employ of the Corporation for “Cause,” “Good Reason” or “Without Cause and for Good Reason” prior to the termination of the Second Allain Agreement. The Second Allain Agreement contains standard non-disparagement, confidentiality and non-solicitation provisions.

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Involvement in Certain Legal Proceedings

Except as set forth in the director and officer biographies above, to the Company’s knowledge, during the past ten (10) years, none of the Company’s directors, executive officers, promoters, control persons, or nominees has been:

•	the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
•	convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
•	subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or
•	found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law.

Board Independence

We are not a listed issuer and, as such, are not subject to any director independence standards. Using the definition of independence set forth under the Nasdaq Marketplace Rules, Jean Firstenberg, George W. Schiele, Salvatore J. Zizza, Richard Nummi, Marco Elser and Elliot Sloyer would be considered independent directors of the Company.

Corporate Leadership Structure

Two separate individuals serve as the Corporation’s Chairman of the Board and Chief Executive Officer. The Chairman is not an executive officer. He provides leadership to the Board in the fulfillment of its responsibilities in presiding over Board meetings. He also presides over meetings of the stockholders. The Chief Executive Officer is responsible for directing the operational activities of the Corporation.

Risk Management

Our Board and Audit Committee are actively involved in risk management. Both the Board and Audit Committee regularly review the financial position of the Corporation and operations of the Corporation and other relevant information, especially cash management and risks associated with the Corporation’s financial position and operations.

The Board of Directors of Trans-Lux Corporation is divided into three classes with the term of office of one of the three classes of directors expiring each year and with each class being elected for a three-year term. The Class A directors will serve until the Annual Meeting of Stockholders in 2014, or until their successors are duly elected and qualified, the Class B directors will serve until the Annual Meeting of Stockholders in 2013, or until their successors are duly elected and qualified, and the Class C directors will serve until the 2015 Annual Meeting of Stockholders, or until their successors are duly elected and qualified.

There are no family relationships between any of our directors and our executive officers.

Compensation Committee

The members of the Compensation Committee of the Board of Directors are Ms. Firstenberg and Messrs. Sloyer and Zizza. The Compensation Committee operates under a formal written charter approved by the Compensation Committee and adopted by the Board of Directors. The Compensation Committee reviews compensation and other benefits. The Compensation Committee held one meeting in 2012. None of the members of the Compensation Committee is or has been an officer or employee of the Corporation. There are no Compensation Committee interlock relationships with respect to the Corporation. Members of said Committee receive a fee of $320 for each meeting of the Committee they attend and the Chairperson, Ms. Firstenberg, receives an annual fee of $1,600.

Audit Committee

The members of the Audit Committee of the Board of Directors are Messrs. Zizza, Nummi and Sloyer. The Audit Committee operates under a formal written charter approved by the Committee and adopted by the Board of Directors, a copy of which is available on the Corporation’s website at http://www.trans-lux.com/about/investor-information. The Board of Directors had determined that Mr. Zizza meets the definition of “audit committee financial expert” set forth in Item 407 of Regulation S-K, as promulgated by the SEC. The Audit Committee held zero meetings in 2012. The responsibilities of the Audit Committee include the appointment of the independent registered public accounting firm, review of the audit function and material aspects thereof with the Corporation’s independent registered public accounting firm, and compliance with the Corporation’s policies and applicable laws and regulations. Members of said Committee receive a fee of $400 for each meeting of the Committee they attend and the Chairman, Mr. Zizza, receives an annual fee of $2,400 and $100 for each quarterly telephonic meeting with the independent auditors.

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Nominating Committee

The members of the Nominating Committee of the Board of Directors are Ms. Firstenberg and Mr. Zizza, each of who is independent in accordance with the Section 952 of the Dodd-Frank Wall Street Reform and Consumer Protection Act. The Nominating Committee operates under a formal written charter approved by the Committee and adopted by the Board of Directors. The Nominating Committee recommends for consideration by the Board of Directors, nominees for election of directors at the Corporation’s Annual Meeting of Stockholders. Director nominees are considered on the basis of, among other things, experience, expertise, skills, knowledge, integrity, understanding the Corporation’s business and willingness to devote time and effort to Board responsibilities. The Nominating Committee did not have any meetings in 2012.

The Nominating Committee does not have a separate policy regarding diversity of the Board. George W. Schiele and Salvatore J. Zizza (the “Gamco Nominees”) were elected in accordance with a Settlement Agreement approved by the United States District Court for the Southern District of New York described in the Corporation’s proxy statement for the December 11, 2009 Annual Meeting of Stockholders. If either of them or their replacements is unwilling or unable to serve as a director prior to the 2012 Annual Meeting of Stockholders, the Corporation, consistent with duties and obligations under Delaware law, shall use its best efforts to replace said director with a nominee suggested by the Gabelli parties: the Settlement Group, consisting of Gabelli Funds, LLC, Gamco Asset Management, Inc., Gabelli Cap Growth Fund, Gabelli Global Multimedia Trust, Inc., Gabelli Dividend and Income Trust and Gabelli Convertible Fund.

Corporate Governance Committee

The Board of Directors has not established a corporate governance committee. The Board of Directors acts as the corporate governance committee.

Non-Employee Director Stock Option Plan

The Board of Directors has previously established a Non-Employee Director Stock Option Plan which, as amended, covers a maximum of 30,000 shares for grant. Such options are granted for a term of six years and are priced at fair market value on the grant date. The determination as to the amount of options to be granted to directors is based on years of service, and are calculated on a yearly basis as follows: a minimum of 500 stock options are granted for each director; an additional 500 stock options are granted if a director has served for five years or more; an additional 500 stock options are granted if a director has served for ten years or more; and an additional 1,000 stock options are granted if a director has served for twenty years or more. Such options are exercisable at any time upon the first anniversary of the grant date. The Corporation grants additional stock options upon the expiration or exercise of any such option if such exercise or expiration occurs no earlier than four years after date of grant, in an amount equal to the number of options that have been exercised or that have expired.

Retirement Plan

The Company made a cash contribution of $605,000 during 2011, which was less than the minimum required contribution, to the Company’s retirement plan for all eligible employees and the eligible individuals listed in the Summary Compensation Table. The Company has been granted waivers, subject to certain conditions, of the 2009 and 2010 minimum funding standard as permitted under 412(d) of the Internal Revenue Code and section 303 of the Employee Retirement Income Security Act of 1974. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The Company’s retirement plan, prior to being frozen, covered all salaried employees over age 21 with at least one year of service who are not covered by a collective bargaining agreement to which the Company is a party. Retirement benefits are based on the final average salary for the highest five of the ten years preceding retirement. For example, estimated annual retirement benefits payable at normal retirement date, which normally is age 65, is approximately $15,000 for an individual with ten years of credited service and with a final average salary of $100,000; and approximately $120,000 for an individual with 40 years of credited service and with a final average salary of $200,000. Currently, $250,000 is the legislated annual cap on determining the final average salary and $195,000 is the maximum legislated annual benefit payable from a qualified pension plan.

As of January 1, 2012, Ms. Toppi had 17 years of credited service. As of December 31, 2003, the benefit service under the pension plan had been frozen, and, accordingly, no further years of credited service have been allowed, and as of April 30, 2009, the benefit under the pension plan has been frozen, and, accordingly, there is no further increase in benefit being accrued. The normal annual retirement benefit for Ms. Toppi is approximately $36,000.

Supplemental Executive Retirement Agreement

In accordance with the former President and Chief Executive Officer’s agreement, he was due a supplemental executive retirement payment on July 1, 2010 in the amount of $353,000 plus tax effect of approximately $170,000, but has not yet been paid.

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EXECUTIVE COMPENSATION

The following table provides certain summary information for the last two fiscal years of the Corporation concerning compensation paid or accrued by the Corporation and its subsidiaries to or on behalf of the Corporation’s Chief Executive Officer, Chief Financial Officer and other Named Executive Officers of the Corporation:

Summary Compensation Table

Annual Compensation

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value of Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (1)	Total ($)
J.M. Allain	2012	264,922	-	-	-	-	-	18,000	282,922
President and Chief Executive Officer	2011	254,808	-	-	-	-	-	18,640	273,448

Todd Dupee	2012	60,204	-	-	-	-	-	-	60,204
Vice President, Controller and Interim Chief Financial Officer	2011	63,563	-	-	-	-	-	-	63,563

Kristin A. Kreuder (2)	2012	163,799	-	-	-	-	-	-	163,799
Vice President, General Counsel and Secretary	2011	93,473	-	-	-	-	-	-	93,473

Brian LaRoche	2012	73,893	-	-	-	-	-	-	73,893
President of Trans-Lux Energy Corp	2011	-	-	-	-	-	-	-	-

Angela D. Toppi	2012	165,941	-	-	-	-	-	-	165,941
Executive Vice President, Chief Financial Officer and Assistant Secretary	2011	173,269	-	-	-	-	-	4,180	177,449

Kostas Ktistakis (2)	2012	87,126	-	-	-	-	-	-	87,126
Executive Vice President	2011	-	-	-	-	-	-	-	-

Andrew Aldrich	2012	117,373	-	-	-	-	-	-	117,373
Senior Vice President and Chief Strategy Officer (3)	2011	120,000	-	-	-	-	-	-	120,000

(1)	See “All Other Compensation” below for further details.
(2)	Elected an Executive Officer on March 6, 2012. Ms. Kreuder began employment on February 14, 2011 and the 2011 data above represents payment for work on a part-time basis for a portion of the year.
(3)	Elected an Executive Officer on March 6, 2012. Mr. Ktistakis is no longer with the Company.
(4)	Elected an officer on March June 22, 2011. Mr. Aldrich is no longer with the Company.
(5)	Ms. Toppi is no longer with the Company.

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All Other Compensation

During 2012 and 2011, “All Other Compensation” consisted of director and/or trustee fees, insurance premiums and other items. The following is a table of amounts per named individual:

Name	Year	Director and/or Trustee Fees ($)	Insurance Premiums ($)	Other ($) (1)	Total All Other Compensation ($)
J.M. Allain	2012	-	-	18,000	18,000
	2011	640	-	18,000	18,640

Todd Dupee	2012	-	-	-	-
	2011	-	-	-	-

Kristin A.Kreuder	2012	-	-	-	-
	2011	-	-	-	-

Brian LaRoche	2012	-	-	-	-
	2011	-	-	-	-

Angela D. Toppi (2)	2012	-	-	-	-
	2011	2,400	1,780	-	4,180

Kostas Ktistakis (3)	2012	-	-	-	-
	2011	-	-	-	-

Andrew Aldrich (4)	2012	-	-	-	-
	2011	-	-	-	-

(1)	Other consists of vehicle allowance.
(2)	Ms. Toppi is no longer with the Company.
(3)	Mr. Ktistakis is no longer with the Company.
(4)	Mr. Aldrich is no longer with the Company.

Outstanding Equity Awards at Fiscal Year-End

There were no outstanding equity awards as of December 31, 2012.

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The following table sets forth information as to the named executive officers with respect to the value realized on exercise of stock options and fiscal year end option values:

Aggregate Option Exercises in Last Fiscal

Year And Fiscal Year End Option Values

	Option Exercises		Number of Unexercised Options at Fiscal Year	Value of Unexercised In- the- Money Options at Fiscal Year
Name	Shares Acquired on Exercise	Value Realized ($)	End Exercisable/ Unexercisable	End ($) (1) Exercisable/ Unexercisable

J.M. Allain	None	-	-/-	-/-
Todd Dupee	None	-	-/-	-/-
Kristin A. Kreuder	None	-	-/-	-/-
Brian LaRoche	None	-	-/-	-/-
Angela D. Toppi (2)	None	-	5,000/-	-/-
Kostas Ktistakis (3)	None	-	-/-	-/-
Andrew Aldrich (4)	None	-	-/-	-/-

(1)	Market value of underlying securities at fiscal year-end, minus the exercise price.
(2)	Ms. Toppi is no longer employed by the Company.
(3)	Mr. Ktistakis is no longer employed by the Company.
(4)	Mr. Aldrich is no longer employed by the Company.

Stock Incentive Plans

The Company had an incentive stock option plan, which provided for the grant of incentive stock options at fair market value on date of grant. The plan has expired and no further options may be granted. Options outstanding are exercisable during the period one to 10 years after date of grant and while the holder is in the employ of the Company and survive the termination of the plan. The Company has a Non-Employee Director Stock Option Plan, which provides for the grant of incentive stock options at fair market value on date of grant, pursuant to which the option set forth below was granted. Options outstanding are exercisable during the period one to six years after date of grant and while a director. There were no stock options granted in fiscal 2010 to the named executive officers and no stock options were exercised in fiscal 2010.

On June 26, 2012, the Company’s shareholders approved our 2012 Long-Term Incentive Plan, pursuant to which an aggregate of 5,000,000 shares of common stock that may be issued. The 2012 Long-Term Incentive Plan was adopted by the Company's Board of Directors on July 2, 2010, with amendments adopted by the Company’s Board of Directors on December 21, 2011.

Director Compensation

Non-Employee Director Stock Option Plan

The Board of Directors has previously established a Non-Employee Director Stock Option Plan, which as amended, covers a maximum of 30,000 shares for grant. Options are for a period of six years from date of grant, are granted at fair market value on date of grant, may be exercised at any time after one year from date of grant while a director and are based on years of service, with a minimum of 500 stock options for each director, an additional 500 stock options based on five or more years of service, another 500 stock options based on 10 or more years of service and an additional 1,000 stock options based on 20 or more years of service. Additional stock options are granted upon the expiration or exercise of any such option, which is no earlier than four years after date of grant, in an amount equal to such exercised or expired options.

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Compensation of Directors

The following table represents director compensation for 2012.

Name	Year	Fees Earned ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
J.M. Allain	2012	-	-	-	-	-	-	-
Marco Elser (1)	2012	16,320	-	-	-	-	-	16,320
Jean Firstenberg	2012	18,020	-	-	-	-	-	18,020
Howard S. Modlin (2)	2012	-	-	-	-	-	-	-
Michael R. Mulcahy (3)	2012	-	-	-	-	-	-	-
Richard Nummi (4)	2012	17,000	-	-	-	-	-	17,000
George W. Schiele	2012	30,500	-	-	-	-	-	30,500
Elliot Sloyer (5)	2012	17,320	-	-	-	-	-	17,320
Angela D. Toppi (6)	2012	-	-	-	-	-	-	-
Salvatore J. Zizza	2012	33,620	-	-	-	-	-	33,620

(1) Mr. Elser was appointed a director by the Board of Directors on May 25, 2012.

(2) Mr. Modlin retired from the Board of Directors on March 6, 2012.

(3) Mr. Mulcahy retired from the Board of Directors on March 6, 2012.

(4) Mr. Nummi was elected a director on March 6, 2012.

(5) Mr. Sloyer was elected a director on March 6, 2012.

(6) Ms. Toppi resigned from the Board of Directors on March 6, 2012.

On November 27, 2012, the Board of Directors approved, subject to shareholder approval (which we intend to seek at our 2013 annual meeting), the issuance to two board members, George Schiele and Sal Zizza, of warrants to purchase 500,000 shares of common stock at an exercise price of $0.50. The warrants have not been issued as of the date of this prospectus.

Risk Management

The Company does not believe risks arising from its compensation policies and practices for its employees are reasonably likely to have a material adverse effect on the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain Transactions

Since January 1, 2012, there have been no transactions requiring disclosure.

Independence of Non-Employee Directors

A director is considered independent if the Board of Directors determines that the director does not have any direct or indirect material relationship with the Corporation. Mr. Allain is an employee of the Corporation and, therefore, has been determined by the Board to fall outside the definition of “independent director.” Messrs. Nummi, Schiele, Sloyer , Zizza and Elser and Ms. Firstenberg are non-employee directors of the Corporation. The Board of Directors has determined that Messrs. Nummi, Schiele, Sloyer , Zizza and Elser and Ms. Firstenberg are “independent directors” since they had no relationship with the Corporation other than their status and payment as non-employee directors, and as stockholders. The Board of Directors has determined that Messrs. Nummi and Sloyer are independent under the SEC’s audit committee independence standards.

32

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS, DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information as of January 31, 2013 (or such other date specified) with respect to the beneficial ownership of common stock or shares acquirable within 60 days of such date by (i) each person known by the Corporation to own more than 5% of the common stock and who is deemed to be such beneficial owner of common stock under Rule 13d-3(a)(ii); (ii) each person who is a director of the Corporation; (iii) each named executive in the Summary Compensation Table and (iv) all persons as a group who are executive officers and directors of the Corporation, and as to the percentage of outstanding shares held by them on that date:

Name, Status and Mailing Address	Number of Shares Beneficially Owned		Percent of Class (%)
5% Stockholders :
Gabelli Funds, LLC	14,055,000	(1)	46.5%
One Corporate Center
Rye, NY 10580-1434

Non-Employee Directors :
Marco M. Elser	795,000	(2)	3.0%
Jean Firstenberg	1,420	(3)	*
Richard Nummi	-		*
George W. Schiele	175,500	(4)	*
Elliot Sloyer	350,000	(5)	1.3%
Salvatore J. Zizza	500	(6)	*

Named Executive Officers :
J.M. Allain	52,000	(7)	*
Kristin A. Kreuder	0		*
Todd Dupee	0		*
All directors and executive officers as a group (9 persons)	1,374,420		5.2%

*Represents less than 1% of total number of outstanding shares.

(1)	Based on Schedule 13D dated November 21, 2011 by Mario J. Gabelli, GGCP, Inc., Gabelli Funds, LLC, Teton Advisors, Inc., Gamco Investors, Inc., GGCP, Inc., and Gamco Asset Management Inc., which companies are parent holding companies and/or registered investment advisers. All securities are held as agent for the account of various investment company fund accounts managed by such reporting person. Except under certain conditions, Gabelli Funds, LLC has sole voting power and sole dispositive power over such shares. The amount includes 10,000,000 shares of common stock issued upon conversion of 200,000 shares of Series A Preferred Stock, 2,000,000 shares issuable upon exercise of A Warrants and 2,000,000 shares issuable upon exercise of B Warrants. In addition, on February 10, 2012, Gabelli Equity Series Funds, Inc. – The Gabelli Small Cap Growth Fund filed a Schedule 13G relating to the aforementioned 14,055,000 shares.
(2)	The amount includes 450,000 shares of common stock issued upon conversion of 9,000 shares of Series A Preferred Stock, 90,000 shares issuable upon exercise of A Warrants, and 90,000 shares issuable upon exercise of B Warrants, which are owned by AdviCorp plc., Carlisle Investments and Elser & Co., of which Mr. Elser exercises voting and dispositive rights over these shares.
(3)	The amount includes 1,000 shares of common stock acquirable upon exercises of stock options.
(4)	The amount includes 125,000 shares of common stock issued upon conversion of 2,500 shares of Series A Preferred Stock, 25,000 shares issuable upon exercise of A Warrants, 25,000 shares issuable upon exercise of B Warrants and 500 shares of common stock acquirable upon exercise of stock options.

33

(5)	The amount includes 250,000 shares of common stock issued upon conversion of 5,000 shares of Series A Preferred Stock, 50,000 shares issuable upon exercise of A Warrants and 50,000 shares issuable upon exercise of B Warrants, which are owned by WestLane Equity Income Fund LP, of which Mr. Sloyer exercises voting and investment control as fund manager and investor.
(6)	Mr. Zizza disclaims any interest in the shares set forth in footnote 1 above. The amount includes 500 shares of common stock acquirable on the exercise of stock options.
(7)	The amount includes 50,000 shares of restricted stock granted on February 16, 2010 which vested on the two-year anniversary date of grant.

SELLING STOCKHOLDERS

Up to 27,190,000 shares of common stock are being offered by this prospectus, all of which are being registered for sale for the accounts of the selling security holders and consist of 20,825,000 shares that were issued upon the conversion of our Series A Convertible Preferred Stock, 4,165,000 shares that are issuable upon the exercise of our A Warrants, 1,200,000 shares of our common stock underlying the Placement Agent Warrants, and 1,000,000 shares issuable upon exercise of the HFA Warrants.

Except for Hackel Family Trust, all of the selling stockholders acquired their securities in connection with the Company’s private offering which closed on November 14, 2011, which the Company conducted to fund the restructuring of the Company’s outstanding debt, which included: (1) a cash settlement to holders of the 8¼% Limited convertible senior subordinated notes due 2012 (the “Notes”) in the amount of $2,019,600; (2) a cash settlement to holders of the 9½% Subordinated debentures due 2012 (the “Debentures”) in the amount of $71,800; (3) payment of the Company’s outstanding term loan with the senior lender in the amount of $320,833 and (4) payment of $1.0 million on the Company’s outstanding revolving loan with the senior lender under the Company’s amended and restated commercial loan and security agreement with People’s United Bank (as amended, the “Credit Agreement”). Hackel Family Trust acquired its securities in connection with a private placement which closed on June 17, 2011. See “About this Offering” on page 3.

The transactions by which the selling stockholders acquired their securities from us were exempt under the registration provisions of the Securities Act.

The shares of common stock referred to above are being registered to permit public sales of the shares, and the selling stockholders may offer the shares for resale from time to time pursuant to this prospectus. The selling stockholder may also sell, transfer or otherwise dispose of all or a portion of their shares in transactions exempt from the registration requirements of the Securities Act or pursuant to another effective registration statement covering those shares. We may from time to time include additional selling stockholders in supplements or amendments to this prospectus.

The table below sets forth certain information regarding the selling stockholders and the shares of our common stock offered by them in this prospectus. The selling stockholders have had no material relationship with us within the past three years other than as described in the footnotes to the table below or as a result of their acquisition of our shares or other securities. To our knowledge, subject to the community property laws where applicable, each person named in the table has sole voting and investment power with respect to the shares of common stock set forth opposite such person’s name.

Except as set forth below, no selling stockholder is a broker-dealer or an affiliate of a broker-dealer.

Beneficial ownership is determined in accordance with the rules of the SEC. The selling stockholder’s percentage of ownership of our outstanding shares in the table below is based upon 25,895,519 shares of common stock outstanding as of January 31, 2013.

		Ownership Before Offering		After Offering (1)
Selling Stockholder	Common Stock Beneficially Owned	Number of Shares Offered		Number of Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned

Peter L. and Jonnet Abeles	70,000	60,000	(2)	10,000	*
Richard V. Aghababian	350,000	300,000	(3)	50,000	*
James Anglim	70,000	60,000	(2)	10,000	*
John C. G. Boyce Jr.	35,000	30,000	(4)	5,000	*
E. Allan Brumberger	140,000	120,000	(5)	20,000	*
Peter Cardasis	140,000	120,000	(5)	20,000	*
Joel Cooper	175,000	150,000	(6)	25,000	*
Joseph Derdzikowski	1,540,000	1,320,000	(7)	220,000	*
Roberta Derdzikowski	875,000	750,000	(8)	125,000	*
Allen and Deborah B. Dewing Jr.	70,000	60,000	(2)	10,000	*
Katherine Bard and Mark A. Dickson	350,000	300,000	(3)	50,000	*
James and Patricia A. Drake	35,000	30,000	(4)	5,000	*
William Fallon	70,000	60,000	(2)	10,000	*
Fred Froewiss	70,000	60,000	(2)	10,000	*
Vincent J. Galdi	175,000	150,000	(6)	25,000	*
Melissa Wilden Goldman	70,000	60,000	(2)	10,000	*
Timothy J. Good	70,000	60,000	(2)	10,000	*
Keith F. Goggin	350,000	300,000	(3)	50,000	*
Barbara Guzy	105,000	90,000	(9)	15,000	*

34

Jessica Hackel	140,000	120,000	(5)	20,000	*
Sidney N. Herman	175,000	150,000	(6)	25,000	*
Alexis Bard Johnson	70,000	60,000	(2)	10,000	*
Timothy B. Johnson	175,000	150,000	(6)	25,000	*
T. Michael and Patricia R. Johnson	70,000	60,000	(2)	10,000	*
Robert Kelley Jr.	70,000	60,000	(2)	10,000	*
Marc H. Klee	140,000	120,000	(5)	20,000	*
Dolores Kletter	105,000	90,000	(9)	15,000	*
Robert Leggio	70,000	60,000	(2)	10,000	*
Jeffrey Mark Lesse	70,000	60,000	(2)	10,000	*
Mark J. Liu	140,000	120,000	(5)	20,000	*
Robert E. and Maxine D. Lowy	35,000	30,000	(4)	5,000	*
Richard Lowish	490,000	420,000	(10)	70,000	*
John C. Meditz	280,000	240,000	(11)	40,000	*
Stanley Merdinger	105,000	90,000	(9)	15,000	*
Steven Millner	70,000	60,000	(2)	10,000	*
Bruce Misset	350,000	300,000	(3)	50,000	*
Matthew Moog	70,000	60,000	(2)	10,000	*
Elizabeth Burgess Rice	35,000	30,000	(4)	5,000	*
Marvin Rosen	140,000	120,000	(5)	20,000	*
Ann H. Ross Lyon	70,000	60,000	(2)	10,000	*
Martin and Carol Rudolph	70,000	60,000	(2)	10,000	*
George W. Schiele (44)	175,500	150,000	(5)	25,500	*
M. Edward Sellers and Susan B. Boyd	175,000	150,000	(6)	25,000	*
Ronald Shaver	70,000	60,000	(2)	10,000	*

35

Daniel Siegel	70,000	60,000	(2)	10,000	*
Alexander Spitzer	70,000	60,000	(2)	10,000	*
Burt Stangarone	140,000	120,000	(5)	20,000	*
Michael Stein	35,000	30,000	(4)	5,000	*
Robert S. Steinbaum	70,000	60,000	(2)	10,000	*
Thomas T. and Maureen B. Thresher	70,000	60,000	(2)	10,000	*
Philip D. Turits	70,000	60,000	(2)	10,000	*
Richard Hoffman	175,000	150,000	(6)	25,000	*
Henricus P. Beekwilder Family Revocable Trust (14)	490,000	420,000	(10)	70,000	*
PFSI custodian F/B/O Carole Weintraub, IRA (15)	70,000	60,000	(2)	10,000	*
PFSI custodian F/B/O Robert Hackel, IRA (16)	70,000	60,000	(2)	10,000	*
PFSI custodian F/B/O Michael Capolino, IRA (17)	140,000	120,000	(5)	20,000	*
R.F. Lafferty & Co., Inc. PSP FBO Holly Begley (18)	70,000	60,000	(2)	10,000	*
I ntegral Derivatives LLC (19)	350,000	300,000	(3)	50,000	*
R F Lafferty & Co., Inc PSP FBO Robert Hackel (18)	140,000	120,000	(5)	20,000	*
R F Lafferty & Co., Inc PSP FBO Fred Froewiss (18)	70,000	60,000	(2)	10,000	*
R F Lafferty & Co., Inc PSP FBO Phyllis Fattaruso (18)	70,000	60,000	(2)	10,000	*
R F Lafferty & Co., Inc PSP FBO Martin McNeill (18)	105,000	90,000	(9)	15,000	*
R F Lafferty & Co., Inc PSP FBO Carol Quinones (18)	70,000	60,000	(2)	10,000	*
PFSI custodian FBO Barry Forst, IRA (20)	105,000	90,000	(9)	15,000	*
Sag Hill (21)	35,000	30,000	(4)	5,000	*
R F Lafferty & Co., Inc PSP FBO Paul Grass (18)	105,000	90,000	(9)	15,000	*
List Strategies Inc. PSP (22)	175,000	150,000	(6)	25,000	*
R F Lafferty & Co., Inc PSP FBO Gregory O'Connor (18)	70,000	60,000	(2)	10,000	*
PFSI custodian FBO Andrew Cohen, Roth IRA (23)	70,000	60,000	(2)	10,000	*
Bard Micro-Cap Value Fund, L.P. Bard Associates, Inc. General Partner (24)	350,000	300,000	(3)	50,000	*
Christina D. Collier Living Trust UAD 12-23-03 Christina D. Collier, Trustee (25)	70,000	60,000	(2)	10,000	*
William G. Escamilla Trustee William G. Escamilla Rev Trust DTD 07/29/2003 (26)	70,000	60,000	(2)	10,000	*
Leonard M. Herman Trustee Leonard M. Herman Trust UAD 5/3/1993 (27)	175,000	150,000	(6)	25,000	*
William K. Kellog III Trustee William K. Kellogg III 1992 Trust UAD 7/24/1992 (28)	280,000	240,000	(11)	40,000	*
US Trust Company of Delaware, Trustee William K. Kellogg II 1953 Trust FBO William K. Kellogg III (29)	280,000	240,000	(11)	40,000	*
Seville Enterprises LP (30)	105,000	90,000	(9)	15,000	*
Dale F. Snavely Trust (31)	175,000	150,000	(6)	25,000	*
Rosemary Steinbaum, Trustee Gallo Exemption Trust UAD 12/14/89 FBO Marshall Steinbaum (32)	70,000	60,000	(2)	10,000	*
Rosemary Steinbaum, Trustee Gallo Exemption Trust UAD 12/14/89 FBO Elliot Steinbaum (32)	70,000	60,000	(2)	10,000	*
Janet J. Underwood Trust UAD 06/25/2002 (33)	70,000	60,000	(2)	10,000	*
Westlane Equity Income Fund LP (34)	350,000	300,000	(3)	50,000	*
Adele Hall Sweet 1932 Trust, Frederic Leoplod Trustee (35)	70,000	60,000	(2)	10,000	*
Model Partners (36)	175,000	150,000	(6)	25,000	*
Kingsbrook Opportunity Masterfund LP (37)	630,000	540,000	(12)	90,000	*
High Capital Funding LLC (38)	70,000	60,000	(2)	10,000	*
Elser & Company Limited (39)	280,000	240,000	(11)	40,000	*
PFSI custodian FBO Samuel Berkowitz, IRA (40)	140,000	120,000	(5)	20,000	*
Carlisle Investments Inc. (41)	350,000	300,000	(3)	50,000	*
Kamin-Hackel Living Trust (42)	70,000	60,000	(2)	10,000	*
First Tera Byte Fund LP (16)	280,000	240,000	(11)	40,000	*
Sloopboon & Co. (45)	14,055,000	12,000,000	(13)	2,055,00 0	__
R.F. Lafferty & Co., Inc. (47)	1,680,000	1,200,000	(43)	480,000	__
Hackel Family Trust (18)	1,000,000	1,000,000	(46)	0	0

* Less than 1%.

36

(1) Represents the amount of shares that will be held by the selling stockholder after completion of this offering based on the assumptions that (a) all shares registered for sale by the registration statement of which this prospectus is part will be sold and (b) no other shares of our common stock are acquired or sold by the selling stockholders prior to completion of this offering. However, the selling stockholder may sell all, some or none of the shares offered pursuant to this prospectus and may sell other shares of our common stock that they may own pursuant to another registration statement under the Securities Act or sell some or all of their shares pursuant to an exemption from the registration provisions of the Securities Act, including under Rule 144. To our knowledge there are currently no agreements, arrangements or understanding with respect to the sale of any of the shares that may be held by the selling stockholder after completion of this offering or otherwise.

(2) Represents (i) 50,000 shares issued upon conversion of Series A Preferred Stock and (ii) 10,000 shares underlying A Warrants.

(3) Represents (i) 250,000 shares issued upon conversion of Series A Preferred Stock and (ii) 50,000 shares underlying A Warrants.

(4) Represents (i) 25,000 shares issued upon conversion of Series A Preferred Stock and (ii) 5,000 shares underlying A Warrants.

(5) Represents (i) 100,000 shares issued upon conversion of Series A Preferred Stock and (ii) 20,000 shares underlying A Warrants.

(6) Represents (i) 125,000 shares issued upon conversion of Series A Preferred Stock and (ii) 25,000 shares underlying A Warrants.

(7) Represents (i) 1,100,000 shares issued upon conversion of Series A Preferred Stock and (ii) 220,000 shares underlying A Warrants.

(8) Represents (i) 625,000 shares issued upon conversion of Series A Preferred Stock and (ii) 125,000 shares underlying A Warrants.

(9) Represents (i) 75,000 shares issued upon conversion of Series A Preferred Stock and (ii) 15,000 shares underlying A Warrants.

37

(10) Represents (i) 350,000 shares issued upon conversion of Series A Preferred Stock and (ii) 70,000 shares underlying A Warrants.

(11) Represents (i) 200,000 shares issued upon conversion of Series A Preferred Stock and (ii) 40,000 shares underlying A Warrants.

(12) Represents (i) 450,000 shares issued upon conversion of Series A Preferred Stock and (ii) 90,000 shares underlying A Warrants.

(13) Represents (i) 10,000,000 shares issued upon conversion of Series A Preferred Stock and (ii) 2,000,000 shares underlying A Warrants.

(14) Henricus Beekwilder and Beatrys Beekwilder have voting and investment power over the securities held by the selling stockholder.

(15) Carole Weintraub has voting and investment power over the securities held by the selling stockholder.

(16) Robert Hackel has voting and investment power over the securities held by the selling stockholder.

(17) Michael Capolino has voting and investment power over the securities held by the selling stockholder.

(18) Henry Hackel has voting and investment power over the securities held by the selling stockholder. Henry Hackel is the owner of R.F. Lafferty & Co., Inc. and is the principal of Hackel Family Trust. Henry Hackel indirectly owns an additional 425,750 shares of the Company’s common stock through an IRA, which shares are not included in the selling stockholder’s beneficial ownership. R.F. Lafferty & Co., Inc. is a broker-dealer and accordingly, the selling stockholder is an affiliate of a broker-dealer. The selling stockholder purchased the securities in the ordinary course of business and at the time of purchase of the securities had no agreements or understandings, directly or indirectly, with any person to distribute the securities. Henry Hackel is the father of the selling stockholders Robert Hackel and Jessica Hackel, and the brother of the selling stockholder Patricia Hackel.

(19) Keith F. Goggin has voting and investment power over the securities held by the selling stockholder.

(20) Barry Forst has voting and investment power over the securities held by the selling stockholder.

(21) Martin McNeil and Barry Forst have voting and investment power over the securities held by the selling stockholder.

(22) Joel Cooper has voting and investment power over the securities held by the selling stockholder.

(23) Andrew Cohen has voting and investment power over the securities held by the selling stockholder.

(24) Timothy B. Johnson has voting and investment power over the securities held by the selling stockholder.

(25) Christina D. Collier has voting and investment power over the securities held by the selling stockholder.

(26) William G. Escamilla has voting and investment power over the securities held by the selling stockholder.

(27) Leonard M. Herman has voting and investment power over the securities held by the selling stockholder.

(28) William K. Kellogg has voting and investment power over the securities held by the selling stockholder.

(29) Debra Patterson has voting and investment power over the securities held by the selling stockholder.

(30) Marvin J. Pollack has voting and investment power over the securities held by the selling stockholder.

(31) Dale F. Snavely has voting and investment power over the securities held by the selling stockholder.

(32) Rosemary Steinbaum has voting and investment power over the securities held by the selling stockholder.

(33) Henry J. Underwood has voting and investment power over the securities held by the selling stockholder.

(34) Elliot Sloyer, a director of the Company, has voting and investment power over the securities held by the selling stockholder.

(35) Frederic Leopold has voting and investment power over the securities held by the selling stockholder.

38

(36) Allen Model has voting and investment power over the securities held by the selling stockholder.

(37) Adam J. Chill has voting and investment power over the securities held by the selling stockholder.

(38) David A. Rapaport has voting and investment power over the securities held by the selling stockholder.

(39) Barbara J. Haldi has voting and investment power over the securities held by the selling stockholder.

(40) Samuel Berkowitz has voting and investment power over the securities held by the selling stockholder.

(41) Marco Elser, a director of the Company, has voting and investment power over the securities held by the selling stockholder.

(42) Stanley R. Kamin and Patricia Hackel have voting and investment power over the securities held by the selling stockholder.

(43) Represents 1,200,000 shares underlying the Placement Agent Warrants.

(44) The selling stockholder is a director of the Company.

(45) The selling stockholder holds the securities as nominee for Gabelli Funds, LLC. See "Security Ownership of Certain Beneficial Owners, Directors and Executive Officers."

(46) Represents shares underlying the HFA Warrants.

(47) Henry Hackel has voting and investment power over the securities held by the selling stockholder. Henry Hackel is the owner of R.F. Lafferty & Co., Inc. and is the principal of Hackel Family Trust. Henry Hackel indirectly owns an additional 425,750 shares of the Company’s common stock through an IRA, which shares are not included in the selling stockholder’s beneficial ownership. The selling stockholder is a broker-dealer. The selling stockholder is an underwriter with respect to the shares offered by it under this prospectus.

DESCRIPTION OF SECURITIES

Authorized Capital Stock

We have authorized to issue 60,000,000 shares of common stock having a par value of $0.001 per share, of which 25,511,923 shares are issued and outstanding and 500,000 shares of preferred stock, par value $0.001 per share, of which 0 are issued and outstanding as of December 14, 2012.

Voting. The shares of common stock are entitled to one vote per share on all matters submitted to stockholders. Holders of common stock do not have preemptive rights or cumulative voting rights.

Dividends and Other Distributions. Dividends on the common stock will be paid if and when declared. Stock dividends on and stock splits of common stock will only be payable or made in shares of common stock. In no event shall dividends and other distributions be paid on any of the common stock unless the other such class of stock also receives dividends. The Company does not currently pay cash dividends and payment of such dividends is not contemplated in the foreseeable future.

Other Distributions. The holders of common stock are entitled to receive the same consideration per share in the event of any liquidation, dissolution or winding-up of the Company.

Mergers and Acquisitions. The holders of common stock are entitled to receive the same per share consideration, if any, received in a merger or consolidation of the Corporation (whether or not the Corporation is the surviving corporation).

Warrants

A Warrants

In connection with the Offering, as defined in this prospectus, the Company issued 4,165,000 one-year Warrants (the “A Warrants”). Each A Warrant shall entitle the holder to purchase (a) one share of the Company’s common stock and (b) a three-year warrant (the “B Warrants”), at an exercise price of $0.20 per share.

B Warrants

In connection with the Offering the Company may issue up to 4,165,000 three-year Warrants (the “B Warrants”) upon the exercise of A Warrants. Each B Warrant shall entitle the holder to purchase one share of the Corporation’s common stock at an exercise price of $0.50 per share.

39

Placement Agent Warrants

R.F. Lafferty & Co., Inc. (the “Placement Agent”), a FINRA registered broker-dealer, was engaged as placement agent in connection with the private placement. The placement agent was paid fees based upon a maximum of an $8,000,000 raise (and no fees were paid upon the additional $330,000 of gross proceeds raised which brought the total offering to $8,330,000). Such fees consisted of a cash fee in the amount of $400,000 and warrants(the “Placement Agent Warrants”) to purchase 24 units (the “Placement Agent Units”), each unit consisting of 50,000 shares of common stock and 10,000 A Warrants. The A Warrants issuable upon exercise of the Placement Agent Warrants (and the B Warrants issuable upon exercise of the A Warrants underlying the Placement Agent’s Warrants) are substantially the same as the A Warrants (and B Warrants) sold to the investors in the Offering, except that they have the following exercise periods: (i) the A Warrants issuable upon exercise of the Placement Agent Warrants are exercisable for a period of two (2) years from the date of exercise of the Placement Agent Warrants; and (ii) the B Warrants issuable upon exercise of the A Warrants underlying the Placement Agent Warrants are exercisable for a period equal to the longer of (i) three (3) years from the Closing Date or (ii) one (1) year from the date or exercise of the A Warrants underlying the Placement Agent Warrants. The Placement Agent Warrants are exercisable at a price of $25,000 per Placement Agent Unit (exercisable in partial Placement Agent Units), and the A Warrants and B Warrants issuable upon exercise of the Placement Agent Warrants have an exercise price of $0.20 in the case of the A Warrants and $0.50 per share in the case of the B Warrants.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (“DGCL”) provides, in general, that a corporation incorporated under the laws of the State of Delaware, such as the Company will be, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

The Company's Certificate of Incorporation provides that directors of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, relating to prohibited dividends or distributions or the repurchase or redemption of stock, or (iv) for any transaction from which the director derives an improper personal benefit. The Company's By-laws also contain provisions to indemnify the directors, officers, employees or other agents to the fullest extent permitted by the Delaware General Corporation Law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Company, pursuant to the foregoing provisions, or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

PLAN OF DISTRIBUTION

This prospectus includes an aggregate of 27,190,000 shares of common stock offered by the selling stockholders. To our knowledge, at the time of the purchase of the securities to be resold, none of the selling stockholders had any agreement or understanding, directly or indirectly, with any person to distribute the securities.

40

Our common stock is quoted on the OTCQB under the symbol “TNLX”. The selling stockholder will offer their shares at a fixed price of $0.39 per share until our common shares are quoted on the Over-the-Counter Bulletin Board, and thereafter, at prevailing market prices or privately negotiated prices. We intend to seek to have a market maker file an application with FINRA on our behalf so as to be able to quote the shares of our common stock on the Over-the-Counter Bulletin Board maintained by FINRA. There are no assurances that an application will be submitted or, if submitted, accepted by FINRA. We are not permitted to file such application on our own behalf. If an application is submitted and accepted, we cannot predict the extent to which investor interest in us will lead to the development of an active, liquid trading market. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors. There is no assurance that our common stock will trade at market prices in excess of the public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us and general economic and market conditions.

Each selling stockholder of the common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the over-the-counter market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. A selling stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;
•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	a combination of any such methods of sale; or
•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933, as amended. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act of 1933, as amended.

Because selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, they will be subject to the prospectus delivery requirements of the Securities Act of 1933, as amended, including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act of 1933, as amended may be sold under Rule 144 rather than under this prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling stockholders.

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Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act of 1933, as amended).

LEGAL MATTERS

Sichenzia Ross Friedman Ference LLP, New York, New York, will pass upon the validity of the shares of our common stock to be sold in this offering.

EXPERTS

The financial statements as of December 31, 2011 and 2010, and for each of the two years in the period ended December 31, 2011 included in this Registration Statement have been so included in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, appearing elsewhere herein, given on the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, together with any amendments and related exhibits, under the Securities Act with respect to our shares of common stock offered by this prospectus. The registration statement contains additional information about us and the shares of common stock that we are offering in this prospectus.

We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at 100 F Street, N.E., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at http://www.sec.gov. The contents of this websites are not incorporated into this filing by reference. Further, the Company’s references to the URLs for these websites are intended to be inactive textual references only.

42

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders

Trans-Lux Corporation

Norwalk, Connecticut

We have audited the accompanying consolidated balance sheets of Trans-Lux Corporation as of December 31, 2011 and 2010 and the related consolidated statements of operations, comprehensive loss, statements of redeemable convertible preferred stock and stockholders’ equity (deficit), and cash flows for each of the two years in the period ended December 31, 2011. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Trans-Lux Corporation at December 31, 2011 and 2010, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

/s/ BDO USA, LLP

Melville, NY

April 16, 2012

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TRANS-LUX CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheets

In thousands, except share data	December 31	2011	2010
ASSETS
Current assets:
Cash and cash equivalents		$1,109	$398
Receivables, less allowance of $884 - 2011 and $1,326 - 2010		2,060	2,970
Unbilled receivables		63	11
Inventories		2,875	4,852
Prepaids and other		729	532
Total current assets		6,836	8,763
Rental equipment		43,252	50,229
Less accumulated depreciation		27,060	30,173
		16,192	20,056
Property, plant and equipment		4,381	6,840
Less accumulated depreciation		2,316	4,571
		2,065	2,269
Asset held for sale		696	920
Goodwill		744	810
Other assets		926	624
TOTAL ASSETS		$27,459	$33,442
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable		$1,589	$2,459
Accrued liabilities		6,719	7,555
Current portion of long-term debt		4,444	16,378
Warrant liabilities		5,408	-
Total current liabilities		18,160	26,392
Long-term debt:
Notes payable		512	2,335
Deferred pension liability and other		4,930	4,685
Total liabilities		23,602	33,412
Redeemable convertible preferred stock:
Preferred - $1 par value - 500,000 authorized, 416,500 Series A convertible preferred shares issued in 2011		6,138	-
Stockholders' equity (deficit):
Common - $1 par value - 5,500,000 shares authorized, 5,070,424 common shares issued in 2011 and 2,826,424 common shares issued in 2010		5,071	2,827
Additional paid-in-capital		12,620	14,279
Accumulated deficit		(13,443)	(12,025)
Accumulated other comprehensive loss		(3,466)	(1,988)
Treasury stock - at cost – 383,596 common shares in 2011 and 2010		(3,063)	(3,063)
Total stockholders' equity (deficit)		(2,281)	30
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)		$27,459	$33,442

The accompanying notes are an integral part of these consolidated financial statements.

44

Consolidated Statements of Operations

In thousands, except per share data	Years ended December 31	2011	2010
Revenues:
Digital display sales		$15,990	$15,515
Digital display lease and maintenance		7,767	8,561
Real estate rentals		92	231
Total revenues		23,849	24,307
Cost of revenues:
Cost of digital display sales		13,977	12,912
Cost of digital display lease and maintenance		6,589	7,304
Cost of real estate rentals		66	56
Total cost of revenues		20,632	20,272
Gross profit from operations		3,217	4,035
General and administrative expenses		(7,948)	(8,483)
Restructuring costs		(164)	(1,078)
Goodwill impairment		(66)	-
Operating loss		(4,961)	(5,526)
Interest expense, net		(1,382)	(1,591)
Gain on debt extinguishment		8,796	-
Change in warrant liabilities		(3,655)	-
Loss from continuing operations before income taxes		(1,202)	(7,117)
Income tax benefit		8	19
Loss from continuing operations		(1,194)	(7,098)
(Loss) income from discontinued operations		(224)	62
Net loss		(1,418)	(7,036)
Loss per share continuing operations - basic and diluted		$(0.44)	$(2.91)
(Loss) earnings per share discontinued operations - basic and diluted		(0.08)	0.02
Total loss per share - basic and diluted		$(0.52)	$(2.89)

Weighted average common shares outstanding - basic and diluted		2,738	2,437

The accompanying notes are an integral part of these consolidated financial statements.

Consolidated Statements of Comprehensive Loss

In thousands	Years ended December 31	2011	2010

Net loss		$(1,418)	$(7,036)
Other comprehensive (loss) income:
Unrealized foreign currency translation (loss) gain		(82)	184
Change in unrecognized pension costs		(1,396)	(433)
Total other comprehensive loss, net of tax		(1,478)	(249)
Comprehensive loss		$(2,896)	$(7,285)

The accompanying notes are an integral part of these consolidated financial statements.

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Consolidated Statements of Cash Flows

In thousands	Years ended December 31	2011	2010
Cash flows from operating activities
Net loss		$(1,418)	$(7,036)
(Loss) income from discontinued operations		(224)	62
Loss from continuing operations		(1,194)	(7,098)
Adjustment to reconcile loss from continuing operations
to net cash (used in) provided by operating activities:
Depreciation and amortization		4,615	5,303
Stock compensation expense		24	22
Gain on debt extinguishment		(8,796)	-
Change in warrant liabilities		3,655	-
Non-cash restructuring costs		-	480
Write-off of engineering software, net		-	456
Changes in operating assets and liabilities:
Receivables		858	(1,209)
Inventories		1,977	297
Prepaids and other assets		(508)	248
Accounts payable and accrued liabilities		(1,081)	2,821
Deferred pension liability and other		(83)	400
Net cash (used in) provided by operating activities of continuing operations		(533)	1,720
Cash flows from investing activities
Equipment manufactured for rental		(408)	(1,264)
Purchases of property, plant and equipment		(64)	(161)
Net cash used in investing activities of continuing operations		(472)	(1,425)
Cash flows from financing activities
Payments of long-term debt		(6,784)	(1,300)
Proceeds from long-term debt		650	830
Net proceeds from issuance of preferred stock and warrants		7,850	-
Net cash provided by (used in) financing activities of continuing operations		1,716	(470)
Cash flows from discontinued operations
Cash provided by operating activities of discontinued operations		-	32
Net cash provided by discontinued operations		-	32
Net increase (decrease) in cash and cash equivalents		711	(143)
Cash and cash equivalents at beginning of year		398	541
Cash and cash equivalents at end of year		$1,109	$398
Supplemental disclosure of cash flow information:
Interest paid		$460	$538
Supplemental non-cash financing activities:
Exchange of 8¼% Notes for Common Stock		561	-

The accompanying notes are an integral part of these consolidated financial statements.

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Consolidated Statements of Redeemable Convertible Preferred Stock and Stockholders’ Equity (Deficit)

In thousands, except share data For the two years ended	Preferred Stock		Common Stock		Add'l Paid-in	Accumulated	Accumulated Other Comprehensive	Treasury	Total Stock- holders Equity
December 31, 2011	Shares	Amt	Shares	Amt	Capital	Deficit	Loss	Stock	(Deficit)
Balance January 1, 2010	-	$-	2,826,424	$2,827	$14,657	$(4,989)	($1,739)	($3,463)	$7,293
Net loss	-	-	-	-	-	(7,036)	-	-	(7,036)
Issuance of restricted Common Stock (50,000 shares)	-	-	-	-	(400)	-	-	400	-
Stock compensation expense	-	-	-	-	22	-	-	-	22
Other comprehensive income (loss), net of tax:
Unrealized foreign currency translation gain	-	-	-	-	-	-	184	-	184
Change in unrecognized pension costs	-	-	-	-	-	-	(433)	-	(433)
Balance December 31, 2010	-	-	2,826,424	2,827	14,279	(12,025)	(1,988)	(3,063)	30
Net loss	-	-	-	-	-	(1,418)	-	-	(1,418)
Issuance of Common Stock (2,244,000 shares)	-	-	2,244,000	2,244	(1,683)	-	-	-	561
Issuance of Series A Convertible Preferred Stock (416,500 shares)	416,500	6,138	-	-	-	-	-	-	-
Stock compensation expense	-	-	-	-	24	-	-	-	24
Other comprehensive loss, net of tax:
Unrealized foreign currency translation loss	-	-	-	-	-	-	(82)	-	(82)
Change in unrecognized pension costs	-	-	-	-	-	-	(1,396)	-	(1,396)
Balance December 31, 2011	416,500	$6,138	5,070,424	$5,071	$12,620	($13,443)	($3,466)	($3,063)	($2,281)

The accompanying notes are an integral part of these consolidated financial statements.

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Notes To Consolidated Financial Statements

1. Summary of Significant Accounting Policies

Trans-Lux Corporation is a leading designer and manufacturer of digital signage displays, LED lighting solutions and owner/operator of a rental property.

Principles of consolidation: The consolidated financial statements include the accounts of Trans-Lux Corporation, a Delaware corporation, and all wholly-owned subsidiaries (the “Company”). Intercompany balances and transactions have been eliminated in consolidation.

Use of estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Estimates and assumptions are reviewed periodically and the effects of revisions are reflected in the financial statements in the period in which they are determined to be necessary. Estimates are used when accounting for such items as costs of long-term sales contracts, allowance for uncollectible accounts, inventory valuation allowances, depreciation and amortization, intangible assets, income taxes, warranty obligation, benefit plans, contingencies and litigation.

Cash and cash equivalents: The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Accounts receivable: Receivables are carried at net realizable value. Credit is extended based on an evaluation of each customer’s financial condition; collateral is generally not required. Reserves for uncollectible accounts receivable are provided based on historical experience and current trends. The Company evaluates the adequacy of these reserves regularly.

The following is a summary of the allowance for uncollectible accounts at December 31:

In thousands	2011	2010
Balance at beginning of year	$1,326	$1,393
Provisions	434	92
Deductions	(876)	(159)
Balance at end of year	$884	$1,326

Concentrations of credit risk with respect to accounts receivable are limited due to the large number of customers, the relatively small account balances within the majority of the Company’s customer base and their dispersion across different businesses.

Inventories : Inventories are stated at the lower of cost (first-in, first-out method) or market value. Valuation allowances for slow moving and obsolete inventories are provided based on historical experience and demand for servicing of the displays. The Company evaluates the adequacy of these valuation allowances regularly.

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Rental equipment and property, plant and equipment : Rental equipment and property, plant and equipment are stated at cost and depreciated over their respective useful lives using the straight-line method. Leaseholds and improvements are amortized over the lesser of the useful lives or term of the lease.

The estimated useful lives are as follows:

Years
Indoor rental equipment	5-10
outdoor rental equipment	15
Buildings and improvements	10 - 40
Machinery, fixtures and equipment	3 - 15
Leaseholds and improvements	5

When rental equipment and property, plant and equipment are fully depreciated, retired or otherwise disposed of, the cost and accumulated depreciation are eliminated from the accounts.

Asset held for sale: Asset held for sale consists of land located in Silver City, New Mexico.

Goodwill and intangibles: Goodwill represents the excess of purchase price over the estimated fair value of net assets acquired. Identifiable intangible assets are recorded at cost and amortized over their estimated useful life on a straight line basis and deferred financing costs are amortized over the life of the related debt of one to two years. The goodwill of $744,000 relates to the Digital display sales segment.

The Company annually evaluates the value of its goodwill on October 1 and determines if it is impaired by comparing the carrying value of goodwill to its estimated fair value. Changes in the assumptions used could materially impact the fair value estimates. Assumptions critical to our fair value estimates are: (i) discount rate used to derive the present value factors used in determining the fair value of the reporting unit, (ii) projected average revenue growth rates used in the reporting unit models and (iii) projected long-term growth rates used in the derivation of terminal year values. These and other assumptions are impacted by economic conditions and expectations of management and will change in the future based on period-specific facts and circumstances. The Company uses the income and the market approach when testing for goodwill impairment.

The Company weighs these approaches by using a 67% factor for the income approach and a 33% factor for the market approach. Together these two factors estimate the fair value of the reporting unit. The Company’s goodwill relates to our catalog sports reporting unit. The Company uses a discounted cash flow model to determine the fair value under the income approach which contemplates an overall weighted average revenue growth rate of 3.0%. If the Company were to reduce its revenue projections on the reporting unit by 1.3% within the income approach, the fair value of the reporting unit would be below carrying value. The gross profit margins used are consistent with historical margins achieved by the Company during previous years. If there is a margin decline of 0.5% or more, the model would yield results of a fair value less than carrying amount. The Company uses a market multiple approach based on revenue to determine the fair value under the market approach which includes a selection of and market price of a group of comparable companies and the performance of the guidelines of the comparable companies and of the reporting unit. The impairment test for goodwill is a two-step process. The first step of the goodwill impairment test compares the fair value of the reporting unit with its carrying amount. If the carrying amount of the reporting unit exceeds its fair value, a second step is performed to calculate the implied fair value of the goodwill of the reporting unit by deducting the fair value of all of the individual assets and liabilities of the reporting unit from the respective fair values of the reporting unit as a whole. To the extent the calculated implied fair value of the goodwill is less than the recorded goodwill, an impairment charge is recorded for the difference. Fair value is determined using cash flow and other valuation models (generally Level 3 inputs in the fair value hierarchy). During 2011, the Company wrote off the goodwill associated with the older LED technology and recorded a goodwill impairment charge of $66,000. There was no impairment of goodwill in 2010.

The Company also evaluates the value of its other intangible assets by comparing the carrying value with estimated future cash flows when indicators of possible impairment exist. There were no impairments of other intangibles in 2011 or 2010.

Impairment or disposal of long-lived assets : The Company evaluates whether there has been an impairment in its long-lived assets if certain circumstances indicate that a possible impairment may exist. An impairment in value may exist when the carrying value of a long-lived asset exceeds its undiscounted cash flows. If it is determined that an impairment in value has occurred, the carrying value is written down to its fair value. The Company uses a present value technique to measure the fair value of its long-lived assets, which utilizes future cash flow estimates of the underlying lease agreements and expectations of renewing such leases. There were no impairments of long-lived assets in 2011 or 2010.

Revenue recognition: Revenues from equipment lease and maintenance contracts are recognized during the term of the respective agreements, which generally run for periods of one month to 10 years. At December 31, 2011, the future minimum lease payments due to the Company under operating leases that expire at varying dates through 2019 for its rental equipment and maintenance contracts, assuming no renewals of existing leases or any new leases, aggregating $12,563,000 was as follows: $6,010,000 – 2012, $3,721,000 – 2013, $1,485,000 – 2014, $832,000 – 2015, $394,000 – 2016 and $121,000 thereafter. The Company recognizes revenues on long-term equipment sales contracts, which require more than three months to complete, using the percentage of completion method. The Company records unbilled receivables representing amounts due under these long-term equipment sales contracts, which have not been billed to the customer. Income is recognized based on the percentage of incurred costs to the estimated total costs for each contract. The determination of the estimated total costs is susceptible to change on these sales contracts. Revenues on equipment sales with long-term receivables are recorded on the installment basis. At December 31, 2011, the future accounts receivables due to the Company under installment sales agreements aggregated $328,000 through 2018. Revenues on equipment sales, other than long-term equipment sales contracts, are recognized upon shipment when title and risk of loss passes to the customer. Real estate rentals revenue is recognized monthly on a straight-line basis during the term of the respective lease agreements.

Warranty obligations: The Company provides for the estimated cost of product warranties at the time revenue is recognized. While the Company engages in product quality programs and processes, including evaluating the quality of the component suppliers, the warranty obligation is affected by product failure rates. Should actual product failure rates differ from the Company’s estimates, revisions to increase or decrease the estimated warranty liability may be required.

49

Taxes on income : Deferred income tax assets and liabilities are established for temporary differences between the financial reporting basis and the tax basis of the Company’s assets and liabilities at tax rates expected to be in effect when such temporary differences are expected to reverse and for operating loss carry forwards. The temporary differences are primarily attributable to operating loss carryforwards and depreciation. The Company records a valuation allowance against net deferred income tax assets if, based upon the available evidence, it is more-likely-than-not that the deferred income tax assets will not be realized.

The Company considers whether it is more-likely-than-not that a tax position will be sustained upon examination, including resolution of any related appeals or litigation processes, based on the technical merits of the position. Once it is determined that a position meets the more-likely-than-not recognition threshold, the position is measured to determine the amount of benefit to recognize in the financial statements. The Company’s policy is to classify interest and penalties related to uncertain tax positions in income tax expense. To date, there have been no interest or penalties charged to the Company in relation to the underpayment of income taxes.

The Company’s determinations regarding uncertain income tax positions may be subject to review and adjustment at a later date based upon factors including, but not limited to, an ongoing analysis of tax laws, regulations and interpretations thereof.

Foreign currency: The functional currency of the Company’s Canadian business operation is the Canadian dollar. The assets and liabilities of such operation are translated into U.S. dollars at the year-end rate of exchange, and the operating and cash flow statements are converted at the average annual rate of exchange. The resulting translation adjustment is recorded in Accumulated other comprehensive loss in the Consolidated Balance Sheets and as a separate item in the Consolidated Statements of Comprehensive Loss. Gains and losses related to the settling of transactions not denominated in the functional currency are recorded as a component of General and administrative expenses in the Consolidated Statements of Operations.

Share-based compensation plan : The Company measures share-based payments to employees and directors at the grant date fair value of the instrument. The fair value is estimated on the date of grant using the Black-Scholes valuation model, which requires various assumptions including estimating stock price volatility, expected life of the stock option and risk free interest rate. For details on the accounting effect of share-based compensation, see Note 16 – Share-Based Compensation.

Consideration of Subsequent Events: The Company evaluated events and transactions occurring after December 31, 2011 through the date these consolidated financial statements were issued, to identify subsequent events which may need to be recognized or non-recognizable events which would need to be disclosed. No recognizable events or transactions were identified; see Note 20 – Subsequent Events for non-recognizable events or transactions identified for disclosure.

Recent accounting pronouncement: In June 2011, FASB issued new authoritative guidance on the presentation of comprehensive income. The new guidance requires an entity to present the components of net income and other comprehensive income either in one continuous statement, referred to as the statement of comprehensive income, or in two separate, but consecutive statements. The new guidance eliminates the current option to report other comprehensive income and its components in the statement of changes in shareholders’ equity. While the new guidance changes the presentation of comprehensive income, there are no changes to the components that are recognized in net income or other comprehensive income under current accounting guidance. This new guidance is effective for fiscal years beginning after December 15, 2011. In December 2011, FASB amended this guidance to postpone a requirement to present items that are reclassified from other comprehensive income to net income on the face of the financial statement where the components of net income and other comprehensive income are presented and reinstate previous guidance related to such reclassifications. The deferral did not affect the requirement to report comprehensive income either in a single continuous financial statement or in two separate but consecutive financial statements. The Company elected for early adoption of the requirements to present a separate, consecutive comprehensive income statement in 2011. Adoption of the new guidance did not have an impact on the Company’s consolidated financial statements, as the guidance impacted presentation only.

In September 2011, FASB issued ASU 2011-08, “Intangibles - Goodwill and Other (Topic 350): Testing Goodwill Impairment” (“ASU 2011-08”). ASU 2011-08 is intended to simplify goodwill impairment testing by permitting assessment of qualitative factors to determine whether events and circumstances lead to the conclusion that it is necessary to perform the traditional two-step impairment test. Under this update, we are not required to calculate the fair value of our reporting units unless we conclude that it is more-likely-than-not (likelihood of more than 50%) that the carrying value of our reporting units is greater than the fair value of such units based on our assessment of events and circumstances. This update is effective for fiscal years beginning after December 15, 2011, with early adoption permitted. We plan to adopt the provisions of this update at the beginning of our 2012 fourth quarter, which has historically been the time at which we assessed the potential impairment of our goodwill and other indefinite lived intangible assets. The adoption of ASU 2011-08 is not expected to have a material impact on the Company’s consolidated financial statements.

Reclassifications: Certain reclassifications of prior years’ amounts have been made to conform to the current year’s presentation.

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2. Plan of Restructuring

The Company’s Board of Directors approved a comprehensive restructuring plan which included offers to the holders of the 8¼% Limited convertible senior subordinated notes due 2012 (the “Notes”) to receive $225, without accrued interest, plus 250 shares of the Company’s Common Stock for each $1,000 Note exchanged and to the holders of the 9½% Subordinated debentures due 2012 (the “Debentures”) to receive $100, without accrued interest, for each $1,000 Debenture exchanged. The Debentures are subordinate to the claims of the holders of the Notes and the Company’s senior lender under the Credit Agreement, among other senior claims. $8,976,000 principal amount of the Notes and $718,000 principal amount of the Debentures were exchanged. The Company issued 2,244,000 shares of Common Stock in exchange for the Notes, which have not been registered under the Securities Exchange Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company recorded an $8.8 million gain ($3.21 per share, basic and diluted) on debt extinguishment of principal and accrued interest on the Notes and Debentures that were exchanged.

As part of the restructuring plan, on November 14, 2011 the Company completed the sale of an aggregate of $8.3 million of securities (the “Offering”) consisting of 416,500 shares of the Company’s Series A Convertible Preferred Stock, par value $1.00 per share (the “Preferred Stock”) having a stated value of $20.00 per share and convertible into 50 shares of the Company’s Common Stock, par value $1.00 per share (or an aggregate of 20,825,000 shares of Common Stock) and 4,165,000 one-year warrants (the “A Warrants”). These securities were issued at a purchase price of $20,000 per unit (the “Unit”). Each Unit consisted of 1,000 shares of Preferred Stock, which are convertible into 50,000 shares of Common Stock and 10,000 A Warrants. Each A Warrant entitles the holder to purchase one share of the Company’s Common Stock and a three-year warrant (the “B Warrants”), at an exercise price of $1.00 per share (subject to adjustment to $0.20 per share at such time as the Certificate of Incorporation of the Company is amended to reduce the par value of the Common Stock to an amount equal to or less than $0.10). Each B Warrant shall entitle the holder to purchase one share of the Company’s Common Stock at an exercise price of $1.00 per share (subject to adjustment to $0.50 per share at such time as the Certificate of Incorporation of the Company is amended to reduce the par value of the Common Stock to an amount equal to or less than $0.10).

R.F. Lafferty & Co., Inc., (the “Placement Agent”) a FINRA registered broker-dealer, was engaged as placement agent in connection with the Offering. The Placement Agent was paid fees based upon a maximum of an $8,000,000 raise. Such fees consisted of a cash fee in the amount of $200,000, a one year note for $200,000 at a 4.00% rate of interest and three-year warrants to purchase 24 Units (the “Placement Agent Warrants”). The A Warrants issuable upon exercise of the Placement Agent Warrants and the B Warrants issuable upon exercise of the A Warrants underlying the Placement Agent Warrants shall be substantially the same as the A Warrants and B Warrants sold in the Offering, except that they have the following exercise periods: (i) the A Warrants issuable upon exercise of the Placement Agent Warrants shall be exercisable for a period of two years from the date of exercise of the Placement Agent Warrants; and (ii) the B Warrants issuable upon exercise of the A Warrants underlying the Placement Agent Warrants shall be exercisable for a period equal to the longer of three years from the Closing Date or one year from the date or exercise of the A Warrants underlying the Placement Agent Warrants. The Placement Agent Warrants are exercisable at a price of $0.50, and the A Warrants and B Warrants issuable upon exercise of the Placement Agent Warrants will be exercisable at a price of $1.00 per share (subject to adjustment to $0.20 per share at such time as the Certificate of Incorporation of the Company is amended to reduce the par value of the Common Stock to an amount equal to or less than $0.10) in the case of the A Warrants and $1.00 per share (subject to adjustment to $0.50 per share at such time as the Certificate of Incorporation of the Company is amended to reduce the par value of the Common Stock to an amount equal to or less than $0.10) in the case of the B Warrants, on the same terms as provided in the A Warrants and B Warrants sold in the Offering.

The net proceeds of the Offering were used to fund the restructuring of the Company’s outstanding debt, which included: (1) a cash settlement to holders of the Notes in the amount of $2,019,600; (2) a cash settlement to holders of the Debentures in the amount of $71,800; (3) payment of the Company’s outstanding term loan with the senior lender in the amount of $320,833 and (4) payment of $1.0 million on the Company’s outstanding revolving loan with the senior lender under the Credit Agreement. The net proceeds of the Offering remaining after payment to holders of the Notes, the Debentures and the senior lender were used to pay the remaining $3.0 million outstanding under the revolving loan with the senior lender under the Credit Agreement and for working capital.

The investors, who own a substantial number of warrants to purchase our Common Stock will have substantial influence over the vote on key matters requiring stockholder approval. As of December 31, 2011, the investors have 8,330,000 warrants to purchase shares of our Common Stock issued in connection with the their investment in the Series A Convertible Preferred Stock, which does not include the 2,680,000 warrants held by the Placement Agent and the subscriber in connection with the $650,000 of 4.00% secured notes.

In the second quarter of 2010, the Company began its restructuring plan by reducing operating costs. The 2010 actions included the elimination of approximately 50 positions from our operations and the closing of our Stratford, Connecticut manufacturing facility. The 2010 results included a restructuring charge of $1.1 million consisting of employee severance pay, facility closing costs representing primarily lease termination and asset write-off costs, and other fees directly related to the restructuring plan.

The 2011 actions include the elimination of approximately 30 additional positions. The 2011 results include an additional restructuring charge of $164,000 consisting of employee severance pay and other fees directly related to the restructuring plan. The costs associated with the restructuring are included in a separate line item, restructuring costs, in the Consolidated Statements of Operations. We expect that the majority of these costs will be paid over the next 12 months.

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The following table shows the amounts expensed and paid for restructuring costs that were incurred during 2011 and the remaining accrued balance of restructuring costs as of December 31, 2011, which is included in Accrued liabilities in the Consolidated Balance Sheets.

In thousands	Balance December 31, 2010	Provision	Payments and Other Adjustments	Balance December 31, 2011
Severance costs (1)	$-	$83	$40	$43
Facility closing costs (2)	215	(30)	185	-
Other fees	94	111	175	30
	$309	$164	$400	$73

(1) Represents salaries for employees separated from the Company.

(2) Represents costs associated with the closing of the Stratford, Connecticut facility (primarily lease termination costs) and leasehold improvement and equipment write-offs.

The following table shows by reportable segment, the restructuring costs incurred during 2011 and the remaining accrued balance of restructuring costs as of December 31, 2011.

In thousands	Balance December 31, 2010	Provision	Payments and Other Adjustments	Balance December 31, 2011
Digital display sales	$-	$25	$25	$-
Digital display lease and maintenance	309	139	375	73
	$309	$164	$400	$73

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3. Discontinued Operations

On July 15, 2008, substantially all of the assets of the Entertainment Division were sold for a purchase price of $24.5 million, of which $7.4 million was paid in cash, $0.4 million in escrow and $16.7 million of debt was assumed by the purchaser, including $0.3 million of debt of the joint venture, MetroLux Theatres. Of the $0.4 million cash in escrow, $0.1 million was released to the buyer and $0.3 million was released to the Company. The escrow settlement resulted in a $62,000 gain in 2010, which is in a separate line item, Income from discontinued operations, in the Consolidated Statements of Operations. During 2011, the Company recorded a $224,000 write-down on the land held for sale located in Silver City, New Mexico. The Company accounted for sale of the assets of the Entertainment Division as discontinued operations.

4. Fair Value

The Company carries its money market funds and cash surrender value of life insurance related to its deferred compensation arrangements at fair value. The fair value of these instruments is determined using a three-tier fair value hierarchy. Based on this hierarchy, the Company determined the fair value of its money market funds using quoted market prices, a Level 1 or an observable input, and the cash surrender value of life insurance, a Level 2 based on observable inputs primarily from the counter party. The Company’s money market funds and the cash surrender value of life insurance had carrying amounts of $261,000 and $70,000 at December 31, 2011, respectively, and $5,000 and $71,000 at December 31, 2010, respectively. The carrying amounts of cash equivalents, accounts receivable and accounts payable approximate fair value due to the short maturities of these items. The fair value of the Company’s 8¼% Limited convertible senior subordinated notes due 2012 and 9½% Subordinated debentures due 2012 using observable inputs, was $259,000 and $34,000 at December 31, 2011, respectively, and $1.2 million and $0.1 million at December 31, 2010, respectively. The fair value of the Company’s remaining long-term debt approximates its carrying value of $3.5 million and $7.5 million at December 31, 2011 and 2010, respectively.

5. Inventories

Inventories consist of the following:

In thousands	2011	2010
Raw materials	$1,826	$3,948
Work-in-progress	449	152
Finished goods	600	752
	$2,875	$4,852

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6. Rental Equipment

Rental equipment consists of the following:

In thousands	2011	2010
Indoor rental equipment	28,804	34,740
Outdoor rental equipment	14,448	15,489
	43,252	50,229
Less accumulated depreciation	27,060	30,173
Net rental equipment	$16,192	$20,056

Indoor rental equipment is comprised of installed digital displays on lease that are used for indoor trading applications. Outdoor rental equipment is comprised of installed time and temperature and message digital displays that are used for outdoor advertising and messaging. All the rental equipment is pledged as collateral under the Company’s credit facility.

7. Property, Plant and Equipment

Property, plant and equipment consists of the following:

In thousands	2011	2010
Land, buildings and improvements	$2,638	$2,843
Machinery, fixtures and equipment	1,714	3,885
Leaseholds and improvements	29	112
	4,381	6,840
Less accumulated depreciation	2,316	4,571
Net property, plant and equipment	$2,065	$2,269

Land, buildings and equipment having a net book value of $2.1 million and $2.3 million at December 31, 2011 and 2010, respectively, are pledged as collateral under various mortgage and other financing agreements.

8. Other Assets

Other assets consist of the following:

In thousands	2011	2010
Spare parts	$175	$295
Deferred financing costs, net of accumulated amortization of $92-2011 and $495-2010	21	201
Prepaids	70	76
Deposits and other	660	52
	$926	$624

Deferred financing costs relate to the issuance of the Notes, Debentures, mortgages and other financing agreements and are being amortized over the terms of the respective agreements.

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9. Taxes on Income

The components of income tax (expense) benefit are as follows:

In thousands	2011	2010
Current:
Federal	$56	$51
State and local	-	-
Foreign	(48)	(32)
	8	19
Deferred:
Federal	-	-
State and local	-	-
	-	-
Income tax benefit	$8	$19

Loss from continuing operations before income taxes from the United States operations is $1.4 million and $6.9 million for the years ended December 31, 2011 and 2010, respectively. Income (loss) from continuing operations before income taxes from Canada operations is $0.2 million and ($0.2) million for the years ended December 31, 2011 and 2010, respectively.

Income tax benefits for continuing operations differed from the expected federal statutory rate of 34.0% as follows:

	2011	2010
Statutory federal income tax benefit rate	34.0%	34.0%
State income taxes, net of federal benefit	4.1	3.8
Federal tax credit refund	(4.0)	(0.7)
Foreign income taxed at different rates	0.3	(1.5)
Deferred tax asset valuation allowance	(31.6)	(35.2)
Other	(2.2)	(0.1)
Effective income tax rate	0.6%	0.3%

Deferred income taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred income tax assets and liabilities are as follows:

In thousands	2011	2010
Deferred income tax asset :
Tax credit carryforwards	$926	$983
Operating loss carryforwards	10,240	11,200
Net pension costs	3,364	2,550
Warrant liabilities	1,462	-
Accruals	351	307
Allowance for bad debts	313	434
Other	411	211
Valuation allowance	(11,945)	(10,524)
	5,122	5,161
Deferred income tax liability:
Depreciation	4,113	4,765
Other	1,009	396
	5,122	5,161
Net deferred income taxes	$-	$-

Tax credit carryforwards primarily relate to federal alternative minimum taxes of $0.9 million paid by the Company, which may be carried forward indefinitely and applied against regular federal taxes. Operating tax loss carryforwards primarily relate to U.S. federal net operating loss carryforwards of approximately $25.6 million, which begin to expire in 2019. The Company’s restructuring plan, see Note 2 – Plan of Restructuring for further details, could result in an ownership change as defined by section 382 of the Internal Revenue Code, which establishes an annual limit on the deductibility of pre-ownership change net operating loss and credit carryforwards. Management is undergoing a section 382 evaluation to determine if there has been ownership change.

A valuation allowance has been established for the amount of deferred income tax assets as management has concluded that it is more-likely-than-not that the benefits from such assets will not be realized.

The Company’s policy is to classify interest and penalties related to uncertain tax positions in income tax expense. The Company does not have any material uncertain tax positions in 2011 and 2010.

The Company is subject to U.S. federal income tax as well as income tax in multiple state and local jurisdictions and Canadian federal and provincial income tax. Currently, no federal or state or provincial income tax returns are under examination. The tax years 2007 through 2010 remain open to examination by the major taxing jurisdictions and the 2006 tax year remains open to examination by some state and local taxing jurisdictions to which the Company is subject.

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10. Accrued Liabilities

Accrued liabilities consist of the following:

In thousands	2011	2010
Deferred revenues	$1,258	$1,979
Current portion of pension liability (see Note 15)	1,152	84
Compensation and employee benefits	1,051	1,188
Taxes payable	738	561
Interest payable	315	1,259
Warranty obligations	274	291
Restructuring costs	73	309
Other	1,858	1,884
	$6,719	$7,555

Warranty obligations: The Company provides for the estimated cost of product warranties at the time revenue is recognized. While the Company engages in product quality programs and processes, including evaluating the quality of the component suppliers, the warranty obligation is affected by product failure rates. Should actual product failure rates differ from the Company’s estimates, revisions to increase or decrease the estimated warranty liability may be required. A summary of the warranty liabilities for each of the two years ended December 31, 2011 is as follows:

In thousands	2011	2010
Balance at beginning of year	$291	$389
Provisions	125	16
Deductions	(142)	(114)
Balance at end of year	$274	$291

11. Warrant Liabilities

As part of the Company’s restructuring plan, see Note 2 – Plan of Restructuring for further details, the Company issued 4,165,000 one-year warrants (the “A Warrants”). Each A Warrant entitles the holder to purchase one share of the Company’s Common Stock and a three-year warrant (the “B Warrants”), at an exercise price of $1.00 per share (subject to adjustment to $0.20 per share at such time as the Certificate of Incorporation of the Company is amended to reduce the par value of the Common Stock to an amount equal to or less than $0.10). Each B Warrant shall entitle the holder to purchase one share of the Company’s Common Stock at an exercise price of $1.00 per share (subject to adjustment to $0.50 per share at such time as the Certificate of Incorporation of the Company is amended to reduce the par value of the Common Stock to an amount equal to or less than $0.10). The aggregate number of A Warrants and B Warrants the holders are entitled to is 8,330,000.

In connection with the Offering, the Company issued 1,200,000 warrants (the “Placement Agent Warrants”), 240,000 A Warrants issuable upon exercise of the Placement Agent Warrants, and 240,000 B Warrants issuable upon exercise of the A Warrants underlying the Placement Agent Warrants. The aggregate number of Placement Agent Warrants, A Warrants and B Warrants the Placement Agent is entitled to is 1,680,000.

In connection with a private placement of $650,000 of 4.00% notes, see Note 12 Long Term Debt, the Company issued 1,000,000 warrants to the subscriber.

All the warrants include a potential adjustment of the strike price if the Company sells or grants any option or warrant at a price per share less than the strike price of the warrants. Therefore, the warrants are not considered indexed to the Company’s Common Stock and are accounted for on a liability basis. The Company recorded a $3.7 million non-cash expense in 2011 related to changes in the value of the warrants issued in the Offering, the Placement Agent and the subscriber in connection with the $650,000 of 4.00% secured notes, which is included in a separate line item, Change in warrant liabilities, in the Consolidated Statements of Operations.

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12. Long-Term Debt

Long-term debt consists of the following :

In thousands	2011	2010
8¼% Limited convertible senior subordinated notes due 2012	$1,153	$10,129
9½% Subordinated debentures due 2012	339	1,057
Term loan bank secured, due in monthly installments through 2011	-	971
Revolving loan bank secured	500	4,100
Real estate mortgages secured, due in monthly installments through 2012	2,964	2,444
Other	-	12
	4,956	18,713
Less portion due within one year	4,444	16,378
Long-term debt	$512	$2,335

Payments of long-term debt due for the next five years are :

In thousands	2012	2013	2014	2015	2016
	$4,444	$57	$61	$394	$-

As of December 31, 2011, the Company had $1.2 million of 8¼% Limited convertible senior subordinated notes due 2012 (the “Notes”) which are no longer convertible into common shares; interest is payable semi-annually and the Notes may be redeemed, in whole or in part, at par. The Company had not remitted the March 1, 2010 and 2011 and September 1, 2010 and 2011 semi-annual interest payments of $417,800 each and the March 1, 2012 semi-annual interest and principal payment of $1.4 million to the trustee. The non-payments constitute an event of default under the Indenture governing the Notes and the trustee, by notice to the Company, or the holders of 25% of the principal amount of the Notes outstanding, by notice to the Company and the trustee, may declare the outstanding principal plus interest due and payable immediately. Upon any such declaration, such amount shall be due and payable immediately, and the trustee may commence legal action against us to recover the amounts due which ultimately could require the disposition of some or all of our assets. Any such action would require us to curtail or cease operations. At December 31, 2011, the total amount outstanding under the Notes is classified as Current portion of long-term debt in the Consolidated Balance Sheets. As part of the Company’s restructuring plan, see Note 2 – Plan of Restructuring, the Company offered the holders of the Notes to receive $225, without accrued interest, plus 250 shares of the Company’s Common Stock for each $1,000 Note exchanged. The offer expired on October 31, 2011. $8,976,000 principal amount of the Notes were exchanged, leaving $1.2 million outstanding.

As of December 31, 2011, the Company had $0.3 million of 9½% Subordinated debentures due 2012 (the “Debentures”) which are due in annual sinking fund payments of $105,700 beginning in 2009, which payments have not been remitted by the Company, with the remainder due in 2012; interest is payable semi-annually and the Debentures may be redeemed, in whole or in part, at par. The Company has not remitted the June 1, 2010 and 2011 and December 1, 2010 and 2011 semi-annual interest payments of $50,200 each to the trustee. The non-payments constitute an event of default under the Indenture governing the Debentures and the trustee, by notice to the Company, or the holders of 25% of the principal amount of the Debentures outstanding, by notice to the Company and the trustee, may declare the outstanding principal plus interest due and payable immediately. During the continuation of any event which, with notice or lapse of time or both, would constitute a default under any agreement under which Senior Indebtedness is issued, if the effect of such default is to cause or permit the holder of Senior Indebtedness to become due prior to its stated maturity, no payment (including any required sinking fund payments) of principal, premium or interest shall be made on the Debentures unless and until such default shall have been remedied, if written notice of such default has been given to the trustee by the Company or the holder of Senior Indebtedness. The failure to make the sinking fund and interest payments are events of default under the Credit Agreement since it involves indebtedness over $500,000 and no payment can be made to such trustee or the holders at this time as such defaults have not been waived.

At December 31, 2011, the total amount outstanding under the Debentures is classified as Current portion of long-term debt in the Consolidated Balance Sheets. As part of the Company’s restructuring plan, see Note 2 Plan of Restructuring, the Company offered the holders of the Debentures to receive $100, without accrued interest, for each $1,000 Debenture exchanged. The offer expired on October 31, 2011. $718,000 principal amount of the Debentures were exchanged, leaving $339,000 outstanding. The Debentures are subordinate to the claims of the holders of the Notes and the Company’s senior lender under the Credit Agreement, among other senior claims.

As part of the Company’s restructuring plan, the Company recorded an $8.8 million gain ($3.21 per share, basic and diluted) on debt extinguishment of principal and accrued interest on the Notes and Debentures that were exchanged.

The Company has a bank Credit Agreement, as amended, which provides for a revolving loan of up to $3.0 million, based on eligible accounts receivable and inventory, at a variable rate of interest of Prime plus 2.00%, (5.25% at December 31, 2011), which matures November 1, 2012. As part of the Company’s restructuring plan, see Note 2 Plan of Restructuring, the Company paid $1.3 million of the outstanding term and revolving loan. The senior lender modified the Credit Agreement to reduce the availability under the revolving loan from $5.0 million to $3.0 million. As of December 31, 2011, the Company has drawn $0.5 million against the revolving loan facility, of which $2.5 million was available for additional borrowing. The Credit Agreement requires an annual facility fee on the unused commitment of 0.25%, and requires compliance with certain financial covenants, as defined in the Credit Agreement, which include a senior debt coverage ratio of not less than 1.00 to 1.00 (5.23 to 1.00 at December 31, 2011), a loan-to-value ratio of not more than 50% (3.0% at December 31, 2011) and a $1.0 million quarterly cap on capital expenditures ($128,000 at December 31, 2011) for each quarter remaining during the term of the Credit Agreement. As of December 31, 2011, the Company was in compliance with the foregoing financial covenants, but was not in compliance with the minimum tangible net worth ratio of not less than $11.5 million ($3.9 million at December 31, 2011), which the senior lender waived. In addition, the senior lender has waived the defaults on the Notes and the Debentures, but in the event that the holders of the Notes or the Debentures or trustees declare a default and begin to exercise any of their rights or remedies in connection with the non-payment defaults, this shall constitute a separate and distinct event of default and the senior lender may exercise any and all rights or remedies it may have. In addition, the senior lender has waived the default of non-payment of certain pension plan contributions, but the placement of the lien by the PBGC constitutes a separate and distinct event of default and the senior lender may exercise any and all rights or remedies it may have. The amounts outstanding under the Credit Agreement are collateralized by all of the Display division assets.

On June 17, 2011, the Company entered into a subscription agreement for a private placement consisting of $650,000 of 4.00% secured notes of the Company pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. In connection with the purchase of these notes, the subscriber received a five-year warrant to purchase 1,000,000 shares of Common Stock of the Company at an exercise price of $1.00 per share (subject to adjustment to $0.01 per share). The financing is collateralized by the land held for sale located in Silver City, New Mexico.

On March 1, 2010, the Company refinanced it existing mortgage on its facility located in Des Moines, Iowa. The refinancing was for $650,000 at a fixed rate of interest of 6.50% payable in monthly installments, which matures March 1, 2015 and requires a compensating balance of $200,000. The Company used proceeds of $390,000 to settle the prior debt and used the $260,000 balance for working capital needs.

The Company has a $1.8 million mortgage on its real estate rental property located in Santa Fe, New Mexico at a variable rate of interest of Prime, with a floor of 6.75%, which was the interest rate in effect at December 31, 2011, payable in monthly installments, which matures December 12, 2012.

On February 25, 2010, the Company took out a mortgage on the land held for sale located in Silver City, New Mexico and repaid it on August 27, 2010. The financing was for $100,000 at a fixed rate of interest of 7.80%, payable in monthly interest only payments, which was due to mature on February 25, 2012.

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13. Redeemable Convertible Preferred Stock and Stockholders’ Equity (Deficit)

The Company’s Board of Directors approved a comprehensive restructuring plan, see Note 2 – Plan of Restructuring for further details.

During 2011 and 2010, the Board of Directors did not declare any quarterly cash dividends on the Company’s Common Stock.

Shares of Common Stock reserved for future issuance in connection with convertible securities and stock option plans were 16,039,000 and 26,000 at December 31, 2011 and 2010, respectively.

As part of the Company’s restructuring plan, on November 14, 2011 the Company completed the sale of an aggregate of $8.3 million of Series A Convertible Preferred Stock, see Note 2 – Plan of Restructuring for further details.

On February 16, 2010, the Board granted Mr. J.M. Allain, the Company’s new President and Chief Executive Officer, 50,000 shares of restricted Common Stock from treasury shares which vested 50% after one year and the remaining 50% after two years. The Company recorded stock compensation expense over the vesting period of $24,000 and $21,000 for the years ended December 31, 2011 and 2010, respectively.

Accumulated other comprehensive loss is comprised of $4,368,000 and $2,971,000 of unrecognized pension costs at December 31, 2011 and 2010, respectively and $901,000 and $983,000 of unrealized foreign currency translation gain at December 31, 2011 and 2010, respectively.

14. Engineering Development

Engineering development expense was $187,000 and $670,000 for the years ended 2011 and 2010, respectively, which are included in General and administrative expenses in the Consolidated Statements of Operations. The 2010 engineering development expense included a $456,000 charge to write-off engineering software in the second quarter of 2010.

15. Pension Plan

All eligible salaried employees of Trans-Lux Corporation and certain of its subsidiaries are covered by a non-contributory defined benefit pension plan. Pension benefits vest after five years of service and are based on years of service and final average salary. The Company’s general funding policy is to contribute at least the required minimum amounts sufficient to satisfy regulatory funding standards, but not more than the maximum tax-deductible amount. As of December 31, 2003, the benefit service under the pension plan had been frozen and, accordingly, there is no service cost for each of the two years ended December 31, 2011. On April 30, 2009, the compensation increments were frozen, and accordingly, no additional benefits are being accrued under the plan. For 2011 and 2010, the accrued benefit obligation of the plan exceeded the fair value of plan assets, due primarily to the plan’s investment performance. The Company’s pension obligations for this plan exceeded plan assets by $5.9 million at December 31, 2011.

The Company employs a total return investment approach whereby a mix of equities and fixed income investments are used to maximize the long-term return of plan assets for a prudent level of risk. The intent of this strategy is to minimize plan expenses by outperforming plan liabilities over the long run. Risk tolerance is established through careful consideration of plan liabilities, plan funded status and corporate financial condition. The portfolio contains a diversified blend of equity and fixed income investments. Investment risk is measured and monitored on an ongoing basis through annual liability measurements, periodic asset/liability studies and quarterly investment portfolio reviews.

At December 31, 2011 and 2010, the Company’s pension plan weighted average asset allocations by asset category are as follows:

	2011	2010
Guaranteed investment contracts	38.3%	36.1%
Equity and index funds	60.9	63.2
Bonds	-	0.4
Money market funds	0.8	0.3
	100.0%	100.0%

At December 31, 2010, bonds include $18,000 of the Company’s Debentures.

The pension plan asset information included below is presented at fair value. ASC 820 establishes a framework for measuring fair value and required disclosures about assets and liabilities measured at fair value. The fair value of these assets are determined using a three-tier fair value hierarchy. Based on this hierarchy, the Company determined the fair value of its money market funds and mutual stock funds using quoted market prices, a Level 1 or an observable input, the guaranteed investment contracts and equity and index funds, a Level 2 based on observable inputs and quoted prices in markets that are not active. The Company does not have any Level 3 pension assets, in which such valuation would be based on unobservable measurements and management’s estimates.

The following table presents the pension plan assets by level within the fair value hierarchy as of December 31, 2011:

In thousands	Level 1	Level 2	Level 3	Total
Guaranteed investment contracts	$-	$2,053	$-	$2,053
Mutual stock funds	925	-	-	925
Equity and index funds	-	2,342	-	2,342
Money market funds	41	-	-	41
	$966	$4,395	$-	$5,361

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The funded status of the plan as of December 31, 2011 and 2010 is as follows:

In thousands	2011	2010
Change in benefit obligation:
Projected benefit obligation at beginning of year	$9,912	$9,252
Interest cost	548	539
Actuarial loss	1,193	662
Benefits paid	(377)	(541)
Projected benefit obligation at end of year	11,276	9,912

Change in plan assets:
Fair value of plan assets at beginning of year	5,287	5,441
Actual return on plan assets	(153)	340
Company contributions	604	47
Benefits paid	(377)	(541)
Fair value of plan assets at end of year	5,361	5,287

Funded status (underfunded)	$(5,915)	$(4,625)

Amounts recognized in other accumulated comprehensive loss:
Net actuarial loss	$5,852	$4,456
Weighted average assumptions as of December 31:
Discount rate:
Components of cost	4.80	5.75%
Benefit obligations	5.75	6.00%
Expected return on plan assets	8.00	8.00%
Rate of compensation increase	N/A	N/A

The Company determines the long-term rate of return for plan assets by studying historical markets and the long-term relationships between equity securities and fixed income securities, with the widely-accepted capital market principal that assets with higher volatility generate higher returns over the long run. The 8.0% expected long-term rate of return on plan assets is determined based on long-term historical performance of plan assets, current asset allocation and projected long-term rates of return.

In 2012, the Company expects to amortize $484,000 of actuarial losses to pension expense. The accumulated benefit obligation at December 31, 2011 and 2010 was $11.3 million and $9.9 million, respectively. The minimum required contribution for 2012 is expected to be $1.2 million, which is included in Accrued liabilities in the Consolidated Balance Sheets and the long-term pension liability is $4.8 million and is included in Deferred pension liability and other in the Consolidated Balance Sheets, which amounts include the missed contributions for 2009 and 2010. In March 2011 and 2010, the Company submitted to the Internal Revenue Service requests for waivers of the minimum funding standard for its defined benefit plan. The waiver requests were submitted as a result of the economic climate and the business hardship that the Company was experiencing. The waivers, if granted, will defer payment of $559,000 and $285,000 of the minimum funding standard for the 2010 and 2009 plan years, respectively. If the waivers are not granted, the Pension Benefit Guaranty Corporation and the Internal Revenue Service have various enforcement remedies they can implement to protect the participant’s benefits; such as termination of the plan and require the Company to make the unpaid contributions, which the Company does not have the liquidity to remit the payments at this time and the PBGC has placed a lien on the Company’s assets. The senior lender has waived the default of non-payment of certain pension plan contributions, but the placement of a lien by the PBGC constitutes a separate and distinct event of default and the senior lender may exercise any and all rights or remedies it may have. The cash funding requirements is material to the Company’s results of operations, cash flows and liquidity. The Company’s expected contributions for each of the next five years have not yet been quantified. At this time, the Company is expecting to make its required contributions for the 2012 plan year; however there is no assurance that the Company will be able to make all payments. Various factors can impact the Company’s ability to make the expected contributions for 2012, such as the ability to refinance and increase the Company’s revolving credit facility and an improvement in the Company’s financial condition.

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Expected projected benefit payments due for the next five years are:

In thousands	2012	2013	2014	2015	2016
	$893	$613	$435	$637	$667

The following table presents the components of the net periodic pension cost for the two years ended December 31, 2011:

In thousands	2011	2010
Interest cost	$548	$539
Expected return on plan assets	(396)	(416)
Amortization of net actuarial loss	347	306
Net periodic pension cost	$499	$429

The following table presents the change in unrecognized pension costs recorded in other comprehensive loss as of December 31, 2011 and 2010:

In thousands	2011	2010
Balance at beginning of year	$4,456	$4,023
Net actuarial loss	1,743	738
Recognized loss	(347)	(305)
Balance at end of year	$5,852	$4,456

In addition, the Company provided unfunded supplemental retirement benefits for the retired, former Chief Executive Officer. During 2009 the Company accrued $0.5 million for such benefits, which has not yet been paid. The Company does not offer any post-retirement benefits other than the pension and supplemental retirement benefits described herein.

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16. Share-Based Compensation

The Company accounts for all share-based payments to employees and directors, including grants of employee stock options, at fair value and expenses the benefit in the Consolidated Statements of Operations over the service period (generally the vesting period). The fair value of each stock option granted is estimated on the date of grant using the Black-Scholes pricing valuation model, which requires various assumptions including estimating stock price volatility, expected life of the stock option and risk free interest rate. The Company applies an estimated forfeiture rate in calculating the period expense. The Company has not experienced any forfeitures that would need to be taken into consideration in its calculations.

The Company has three stock option plans. Under the 1995 Stock Option Plan, 125,000 shares of Common Stock were authorized for grant to key employees. Under the Non-Employee Director Stock Option Plan, 30,000 shares of Common Stock were authorized for grant. Under the Non-Statutory Stock Option Agreement, 10,000 shares of Common Stock were authorized and issued to the former Chairman of the Board.

Changes in the stock option plans are as follows:

	Number of Shares			Weighted Average
	Authorized	Granted	Available	Exercise Price
Balance January 1, 2010	39,000	26,000	13,000	$4.57
Expired	-	(3,000)	3,000	5.03
Granted	-	-	-	-
Balance December 31, 2010	39,000	23,000	16,000	4.51
Expired	(10,000)	(11,000)	1,000	3.97
Granted	-	-	-	-
Balance December 31, 2011	29,000	12,000	17,000	4.99

Under the 1995 Stock Option Plan, option prices must be at least 100% of the market value of the Common Stock at time of grant. No option may be exercised prior to one year after date of grant. Exercise periods are for ten years from date of grant and terminate at a stipulated period of time after an employee’s termination of employment. At December 31, 2011, options for 7,500 shares with exercise prices ranging from $6.10 to $7.00 per share were outstanding, all of which were exercisable. During 2011 and 2010, no options were exercised, granted or expired. No additional options can be granted under the 1995 Plan.

Under the Non-Employee Director Stock Option Plan, option prices must be at least 100% of the market value of the Common Stock at time of grant. No option may be exercised prior to one year after date of grant and the optionee must be a director of the Company at time of exercise, except in certain cases as permitted by the Compensation Committee. Exercise periods are for six years from date of grant and terminate at a stipulated period of time after an optionee ceases to be a director. At December 31, 2011, options for 4,500 shares with exercise prices ranging from $0.65 to $5.95 per share were outstanding, all of which were exercisable. During 2011, no options were granted and options for 1,000 shares expired; no options were exercised. During 2010, no options were granted and options for 3,000 shares expired; no options were exercised.

Under the Non-Statutory Stock Option Agreement for the former Chairman of the Board, the option price must be at least 100% of the market value of the Common Stock at time of grant and the exercise period is for 10 years from date of grant. At December 31, 2011, no options were outstanding. During 2011, the option for 10,000 shares expired and no options were exercised or granted. During 2010, no options were exercised, granted or expired.

The following table summarize information about stock options outstanding and exercisable at December 31, 2011:

Range of Exercise Prices	Number Outstanding and Exercisable	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Aggregate Intrinsic Value
$0.65 - $1.99	3,000	3.6	$0.92	-
2.00 - 5.99	1,500	1.9	4.55	-
6.00 - 6.99	2,500	0.5	6.1	-
7.00 - 7.99	5,000	2.3	7	-
	12,000	2.2	4.99	-

All outstanding option prices are over the current market price. As of December 31, 2011, there was no unrecognized compensation cost related to non-vested options granted under the Plans.

No options were granted in 2011 and 2010. The fair value of options granted under the Company’s stock option plans will be estimated on dates of grant using the Black-Scholes model using the weighted average assumptions for dividend yield, expected volatility, risk free interest rate and expected lives of options granted.

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17. Loss Per Common Share

Basic loss per common share is computed by dividing net loss by the weighted average number of common shares outstanding for the period. Diluted loss per common share is computed by dividing net loss by the weighted average number of common shares outstanding, adjusted for shares that would be assumed outstanding after warrants and stock options vested under the treasury stock method. At December 31, 2011, outstanding warrants convertible into 11,010,000 shares of Common Stock were excluded from the calculation of diluted earnings per share because their impact would have been anti-dilutive. At December 31, 2011 and 2010, there were outstanding stock options to purchase 12,000 and 23,000 shares of Common Stock, respectively, which were also excluded from the calculation of diluted loss per share because their impact would have been anti-dilutive.

18. Commitments and Contingencies

Commitments: The Company has an employment agreement with its Chief Executive Officer, which expires in February 2015. The aggregate commitment for future salaries, excluding bonuses, was approximately $0.9 million. Contractual salaries expense was $255,000 and $939,000 for the years ended December 31, 2011 and 2010, respectively.

Contingencies: The Company is subject to legal proceedings and claims which arise in the ordinary course of its business and/or which are covered by insurance that it believes individually and in the aggregate will not have a material adverse effect on the consolidated financial position or operations of the Company.

Operating leases: Certain premises are occupied under operating leases that expire at varying dates through 2013. Certain of these leases provide for the payment of real estate taxes and other occupancy costs. Future minimum lease payments due under operating leases at December 31, 2011 aggregating $333,000 are as follows: $262,000 - 2012, $71,000 - 2013, $0 – 2014 through 2016. Rent expense was $290,000 and $395,000 for the years ended December 31, 2011 and 2010, respectively.

19. Business Segment Data

Operating segments are based on the Company’s business components about which separate financial information is available and are evaluated regularly by the Company’s chief operating decision maker in deciding how to allocate resources and in assessing performance.The Company evaluates segment performance and allocates resources based upon operating income. The Company’s operations are managed in three reportable business segments. The Digital Display Division comprises two operating segments: Digital display sales and Digital display lease and maintenance. Both design and produce large-scale, multi-color, real-time digital displays and LED lighting, which has a line of energy-saving lighting solutions that provide facilities and public infrastructure with “green” lighting solutions that emit less heat, save energy and enable creative designs. Both operating segments are conducted on a global basis, primarily through operations in the United States. The Company also has operations in Canada. The Digital display sales segment sells equipment and the Digital display lease and maintenance segment leases and maintains equipment. The Real estate rentals segment owns and operates an income-producing property. Segment operating (loss) income is shown after cost of revenues and sales, general and administrative expenses directly associated with the segment. Corporate general and administrative items relate to costs that are not directly identifiable with a segment. There are no intersegment sales.

Foreign revenues represent less than 10% for 2011 and 11% for 2010 of the Company’s revenues and are presented in the following table. The foreign operation does not manufacture its own equipment; the domestic operation provides the equipment that the foreign operation leases or sells. The foreign operation operates similarly to the domestic operation and has similar profit margins. Foreign assets are immaterial.

Information about the Company’s continuing operations in its three business segments for the two years ended December 31, 2011 and as of December 31, 2011 and 2010 is as follows:

In thousands	2011	2010
Revenues:
Digital display sales	$15,990	$15,515
Digital display lease & maintenance	7,767	8,561
Real estate rentals	92	231
Total revenues	$23,849	$24,307
Operating (loss) income:
Digital display sales	(3,003)	$(2,529)
Digital display lease & maintenance	215	83
Real estate rentals	(39)	165
Corporate general and administrative expenses	(2,134)	(3,245)
Total operating loss	(4,961)	(5,526)
Interest expense, net	(1,382)	(1,591)
Gain on debt extinguishment	8,796	-
Change in warrant liabilities	(3,655)	-
Loss from continuing operations before income taxes	(1,202)	(7,117)
Income tax benefit	8	19
Net loss from continuing operations	$(1,194)	$(7,098)

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In thousands	2011	2010
Assets:
Digital display sales	$7,460	$8,875
Digital display lease & maintenance	17,386	22,394
Real estate rentals	802	849
Discontinued operations	702	926
Total identifiable assets	26,350	33,044
General corporate	1,109	398
Total assets	$27,459	$33,442
Depreciation and amortization:
Digital display sales	$179	187
Digital display lease & maintenance	4,302	4,945
Real estate rentals	68	43
General corporate	66	128
Total depreciation and amortization	$4,615	$5,303
Capital expenditures:
Digital display sales	37	85
Digital display lease & maintenance	430	1,329
Real estate rentals	-	-
General corporate	5	11
Total capital expenditures	$472	$1,425
Geographic revenues:
United States	$21,630	$21,578
Canada	1,619	1,769
Elsewhere	600	960
Total revenues	23,849	24,307

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20. Subsequent Events

The Company has not remitted the March 1, 2012 semi-annual interest payment and principal payment on the Notes to the trustee. See Note 12 – Long-Term Debt.

TRANS-LUX CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30	December 31
In thousands, except share data	2012	2011
	(unaudited)	(see Note 1)
ASSETS
Current assets:
Cash and cash equivalents	$853	$1,109
Receivables, less allowance of $502 - 2012 and $884 - 2011	2,450	2,060
Unbilled receivables	54	63
Inventories	2,909	2,875
Prepaids and other	294	729
Total current assets	6,560	6,836
Rental equipment	43,779	43,252
Less accumulated depreciation	29,885	27,060
	13,894	16,192
Property, plant and equipment	4,439	4,381
Less accumulated depreciation	2,496	2,316
	1,943	2,065
Asset held for sale	-	696
Goodwill	744	744
Other assets	488	926
TOTAL ASSETS	$23,629	$27,459
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$1,796	$1,589
Accrued liabilities	6,431	6,719
Current portion of long-term debt	4,206	4,444
Warrant liabilities	2,132	5,408
Total current liabilities	14,565	18,160
Long-term debt:
Notes payable	472	512
Deferred pension liability and other	5,341	4,930
Total liabilities	20,378	23,602
Redeemable convertible preferred stock:
Preferred - $0.001 par value - 500,000 shares authorized,
416,500 Series A convertible preferred shares issued in 2011	-	6,138

Stockholders' equity (deficit):
Common - $0.001 par value - 60,000,000 shares authorized, 25,895,424
shares issued in 2012 and 5,071,424 shares issued in 2011	26	5,071
Additional paid-in-capital	23,804	12,620
Accumulated deficit	(14,178)	(13,443)
Accumulated other comprehensive loss	(3,338)	(3,466)
Treasury stock - at cost - 383,596 common shares in 2012 and 2011	(3,063)	(3,063)
Total stockholders' equity (deficit)	3,251	(2,281)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$23,629	$27,459

The accompanying notes are an integral part of these condensed consolidated financial statements.

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TRANS-LUX CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended September 30		Nine Months Ended September 30
In thousands, except per share data	2012	2011	2012	2011
Revenues:
Digital display sales	$4,250	$5,185	$13,101	$11,152
Digital display lease and maintenance	1,671	1,908	5,261	5,903
Real estate rentals	5	24	36	69
Total revenues	5,926	7,117	18,398	17,124

Cost of revenues:
Cost of digital display sales	3,166	4,911	10,176	9,874
Cost of digital display lease and maintenance	1,510	1,727	4,467	4,976
Cost of real estate rentals	16	16	47	49
Total cost of revenues	4,692	6,654	14,690	14,899

Gross profit from operations	1,234	463	3,708	2,225
General and administrative expenses	(2,112)	(1,950)	(7,093)	(6,205)
Restructuring costs	(178)	(16)	(351)	(86)
Operating loss	(1,056)	(1,503)	(3,736)	(4,066)
Interest expense, net	(120)	(416)	(307)	(1, 140 )
Gain on debt extinguishment	-	-	60	-
Change in warrant liabilities	1,379	-	3,276	-
Income (loss) before income taxes	203	(1,919)	(707)	(5,206)
Income tax expense	(7)	(7)	(21)	(21)
Income (loss) from continuing operations	196	(1,926)	(728)	(5,227)
Loss from discontinued operations	-	(224)	(7)	(224)
Net income (loss)	$196	$(2,150)	$(735)	$(5,451)

Income (loss) per share continuing operations - basic and diluted	$0.01	$(0.79)	$(0.06)	$(2.14)
Loss per share discontinued operations - basic and diluted	-	(0.09)	-	(0.09)
Total income (loss) per share - basic and diluted	$0.01	$(0.88)	$(0.06)	$(2.23)

Weighted average common shares outstanding - basic and diluted	25,512	2,443	12,059	2,443

The accompanying notes are an integral part of these condensed consolidated financial statements.

TRANS-LUX CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME ( LOSS)

(unaudited)

	Three Months Ended September 30		Nine Months Ended September 30
In thousands	2012	2011	2012	2011
Net income (loss)	$196	$(2,150)	$(735)	$(5,451)
Other comprehensive income (loss):
Unrealized foreign currency translation gain (loss)	110	(299)	128	(177)
Total other comprehensive income (loss), net of tax	110	(299)	128	(177)
Comprehensive income (loss)	$306	$(2,449)	$(607)	$(5,628)

The accompanying notes are an integral part of these condensed consolidated financial statements.

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TRANS-LUX CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Nine Months Ended
	September 30,
In thousands	2012	2011
Cash flows from operating activities
Net loss	$(735)	$(5,451)
Loss from discontinued operations	7	224
Loss from continuing operations	(728)	(5,227)
Adjustment to reconcile net loss from continuing operations to net cash (used in) provided by operating activities:
Depreciation and amortization	3,102	3,492
Stock compensation expense	3	18
Gain on debt extinguishment	(60)	-
Change in warrant liabilities	(3,276)	-
Changes in operating assets and liabilities:
Receivables	(381)	(499)
Inventories	(34)	1,171
Prepaids and other assets	776	46
Accounts payable and accrued liabilities	79	1,330
Deferred pension liability and other	409	239
Net cash (used in) provided by operating activities	(110)	570
Cash flows from investing activities
Equipment manufactured for rental	(527)	(296)
Purchases of property, plant and equipment	(58)	(48)
Net cash used in investing activities	(585)	(344)
Cash flows from financing activities
Payments of long-term debt	(750)	(644)
Proceeds from long-term debt	500	800
Net cash (used in) provided by financing activities	(250)	156
Cash flows from discontinued operations
Cash provided by sale of asset of discontinued operations	689	-
Net (decrease) increase in cash and cash equivalents	(256)	382
Cash and cash equivalents at beginning of year	1,109	398
Cash and cash equivalents at end of period	$853	$780
Supplemental disclosure of cash flow information:
Interest paid	$220	$358
Income taxes paid	-	-

The accompanying notes are an integral part of these condensed consolidated financial statements.

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TRANS-LUX CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2012

(unaudited)

Note 1 – Basis of Presentation

Financial information included herein is unaudited, however, such information reflects all adjustments (of a normal and recurring nature), which are, in the opinion of management, necessary for the fair presentation of the condensed consolidated financial statements for the interim periods. The results for the interim periods are not necessarily indicative of the results to be expected for the full year. The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with rule 10-01 of Regulation S-X promulgated by the Securities and Exchange Commission and therefore do not include all information and footnote disclosures required under accounting principles generally accepted in the United States of America. It is suggested that the September 30, 2012 condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes included in the Company's Annual Report on Form 10-K for the year ended December 31, 2011. The Condensed Consolidated Balance Sheet at December 31, 2011 is derived from the December 31, 2011 audited financial statements.

There have been no material changes in our significant accounting policies during the nine months ended September 30, 2012 as compared to the significant accounting policies described in our Annual Report on Form 10-K for the year ended December 31, 2011. The Company has evaluated subsequent events through the filing date of this Form 10-Q and they are disclosed in Note 12 – Subsequent Events.

Recent Accounting Pronouncements: In June 2011, the Financial Accounting Standards Board (“FASB”) issued new authoritative guidance on the presentation of comprehensive income. The new guidance requires an entity to present the components of net income and other comprehensive income either in one continuous statement, referred to as the statement of comprehensive income, or in two separate, but consecutive statements. The new guidance eliminates the current option to report other comprehensive income and its components in the statement of changes in shareholders’ equity. While the new guidance changes the presentation of comprehensive income, there are no changes to the components that are recognized in net income or other comprehensive income under current accounting guidance. This new guidance was effective for fiscal years beginning after December 15, 2011. In December 2011, FASB amended this guidance to postpone a requirement to present items that are reclassified from other comprehensive income to net income on the face of the financial statement where the components of net income and other comprehensive income are presented and reinstate previous guidance related to such reclassifications. The deferral did not affect the requirement to report comprehensive income either in a single continuous financial statement or in two separate but consecutive financial statements. The Company elected early adoption of the requirements to present a separate, consecutive comprehensive income statement in 2011. Adoption of the new guidance did not have an impact on the Company’s condensed consolidated financial statements, as the guidance impacted presentation only.

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In September 2011, FASB issued ASU 2011-08, “Intangibles - Goodwill and Other (Topic 350): Testing Goodwill Impairment” (“ASU 2011-08”). ASU 2011-08 is intended to simplify goodwill impairment testing by permitting assessment of qualitative factors to determine whether events and circumstances lead to the conclusion that it is necessary to perform the traditional two-step impairment test. Under this update, we are not required to calculate the fair value of our reporting units unless we conclude that it is more-likely-than-not (likelihood of more than 50%) that the carrying value of our reporting units is greater than the fair value of such units based on our assessment of events and circumstances. This update is effective for fiscal years beginning after December 15, 2011, with early adoption permitted. We plan to adopt the provisions of this update at the beginning of our 2012 fourth quarter, which has historically been the time at which we assessed the potential impairment of our goodwill and other indefinite lived intangible assets. The adoption of ASU 2011-08 is not expected to have a material impact on the Company’s condensed consolidated financial statements.

Reclassifications: Certain reclassifications of prior years amounts have been made to conform to the current year presentation.

Note 2 - Plan of Restructuring

The Company’s Board of Directors approved a comprehensive restructuring plan which included offers to the holders of the 8¼% Limited convertible senior subordinated notes due 2012 (the “Notes”) to receive $225, without accrued interest, plus 250 shares of the Company’s Common Stock for each $1,000 Note exchanged and to the holders of the 9½% Subordinated debentures due 2012 (the “Debentures”) to receive $100, without accrued interest, for each $1,000 Debenture exchanged. The Debentures are subordinate to the claims of the holders of the Notes and the Company’s senior lender under the Credit Agreement, among other senior claims. On November 14, 2011, $8,976,000 principal amount of the Notes and $718,000 principal amount of the Debentures were exchanged. The Company issued 2,244,000 shares of Common Stock in exchange for the Notes, which have not been registered under the Securities Exchange Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. In 2012, an additional $57,000 principal amount of the Notes and $5,000 principal amount of the Debentures were exchanged.

As part of the restructuring plan, on November 14, 2011 the Company completed the sale of an aggregate of $8.3 million of securities (the “Offering”) consisting of 416,500 shares of the Company’s Series A Convertible Preferred Stock, par value $0.001 per share (the “Preferred Stock”) having a stated value of $20.00 per share and convertible into 50 shares of the Company’s Common Stock, par value $0.001 per share (or an aggregate of 20,825,000 shares of Common Stock) and 4,165,000 one-year warrants (the “A Warrants”). The expiration date of the A Warrants was subsequently extended until February 12, 2013. These securities were issued at a purchase price of $20,000 per unit (the “Unit”). Each Unit consists of 1,000 shares of Preferred Stock, which are convertible into 50,000 shares of Common Stock and 10,000 A Warrants. Each A Warrant entitles the holder to purchase one share of the Company’s Common Stock and a three-year warrant (the “B Warrants”), at an exercise price of $0.20 per share. Each B Warrant shall entitle the holder to purchase one share of the Company’s Common Stock at an exercise price of $0.50 per share.

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R.F. Lafferty & Co., Inc. (the “Placement Agent”), a FINRA registered broker-dealer, was engaged as Placement Agent in connection with the Offering. The Placement Agent was paid fees based upon a maximum of an $8,000,000 raise. Such fees consisted of a cash fee in the amount of $200,000, a one-year note for $200,000 at a 4.00% rate of interest and three-year warrants to purchase 24 Units (the “Placement Agent Warrants”). The A Warrants issuable upon exercise of the Placement Agent Warrants and the B Warrants issuable upon exercise of the A Warrants underlying the Placement Agent Warrants shall be substantially the same as the A Warrants and B Warrants sold in the Offering, except that they have the following exercise periods: (i) the A Warrants issuable upon exercise of the Placement Agent Warrants shall be exercisable for a period of two years from the date of exercise of the Placement Agent Warrants; and (ii) the B Warrants issuable upon exercise of the A Warrants underlying the Placement Agent Warrants shall be exercisable for a period equal to the longer of three years from the closing date of the restructuring transaction or one year from the date of exercise of the A Warrants underlying the Placement Agent Warrants. The Placement Agent Warrants are exercisable at a price of $0.50 per share, and the A Warrants and B Warrants issuable upon exercise of the Placement Agent Warrants will be exercisable at a price of $0.20 per share in the case of the A Warrants and $0.50 per share in the case of the B Warrants, on the same terms as provided in the A Warrants and B Warrants sold in the Offering.

At the Annual Meeting of Stockholders on June 26, 2012, among other things the stockholders approved proposals to (a) increase the authorized shares of Common Stock to 60,000,000, (b) reduce the par value of Common Stock to $0.001, (c) reduce the par value of Preferred Stock to $0.001, (d) remove Class A Stock from authorized capital stock and (e) remove Class B Stock from authorized capital stock, and on July 2, 2012, the Company filed an Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware containing these provisions, which is reflected in the September 30, 2012 Condensed Consolidated Balance Sheet. Pursuant to the filing of the Amended and Restated Certificate of Incorporation, the Company’s 416,500 issued and outstanding shares of Preferred Stock automatically converted into an aggregate of 20,825,000 shares of Common Stock in accordance with the terms of the Preferred Stock, the exercise price of the A Warrants was reduced from $1.00 per share to $0.20 per share in accordance with the terms of the A Warrants, the exercise price of the B Warrants was reduced from $1.00 per share to $0.50 share in accordance with the terms of the B Warrants, the exercise price of the Placement Agent Warrants was reduced from $1.00 per share to $0.50 per share and the exercise price of the warrants associated with the $650,000 of 4.00% secured notes was reduced from $1.00 per share to $0.10 per share in accordance with the terms of those warrants.

The net proceeds of the Offering were used to fund the restructuring of the Company’s outstanding debt, which included: (1) a cash settlement to holders of the Notes in the amount of $2,019,600; (2) a cash settlement to holders of the Debentures in the amount of $71,800; (3) a payment on the Company’s outstanding term loan with the senior lender in the amount of $320,833 and (4) a payment of $1.0 million on the Company’s outstanding revolving loan with the senior lender under the Credit Agreement. The net proceeds of the Offering remaining after the payments to the holders of the Notes and the Debentures and to the senior lender were used to pay the remaining $3.0 million outstanding under the revolving loan with the senior lender under the Credit Agreement and for working capital.

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The investors, who own a substantial number of warrants to purchase our Common Stock will have substantial influence over the vote on key matters requiring stockholder approval. As of September 30, 2012, the investors have 8,330,000 warrants to purchase shares of our Common Stock issued in connection with their investment in the Preferred Stock, which does not include the 2,680,000 warrants held by the Placement Agent and the subscriber in connection with the $650,000 of 4.00% secured notes.

The Company began its restructuring plan in 2010 by reducing operating costs. The actions included the elimination of approximately 90 positions from our operations and the closing of our Stratford, Connecticut manufacturing facility. Total restructuring costs to date have been $1.6 million consisting of employee severance pay, facility closing costs representing primarily lease termination and asset write-off costs, and other fees directly related to the restructuring plan. The three months ending September 30, 2012 results include an additional restructuring charge of $178,000 consisting of severance directly related to the restructuring plan. The costs associated with the restructuring are included in a separate line item, Restructuring costs, in the Condensed Consolidated Statements of Operations. We expect that the majority of these costs will be paid over the next 12 months.

The following table shows the amounts expensed and paid for restructuring costs that were incurred during the nine months ended September 30, 2012 and the remaining accrued balance of restructuring costs as of September 30, 2012, which is included in Accrued liabilities in the Condensed Consolidated Balance Sheets:

	Balance December 31, 2011	Provision	Payments and Other Adjustments	Balance September 30, 2012
Severance costs (1)	$43	$341	$161	$223
Other fees	30	10	40	-
	$73	$351	$201	$223

(1) Represents salaries for employees separated from the Company.

The following table shows, by reportable segment, the restructuring costs incurred for the nine months ended September 30, 2012 and the remaining accrued balance of restructuring costs as of September 30, 2012:

	Balance December 31, 2011	Provision	Payments and Other Adjustments	Balance September 30, 2012
Digital display sales	$-	$330	$135	$195
Digital display lease and maintenance	73	21	66	28
	$73	$351	$201	$223

Note 3 – Fair Value

The Company carries its money market funds and cash surrender value of life insurance related to its deferred compensation arrangements at fair value. The fair value of these instruments is determined using a three-tier fair value hierarchy. Based on this hierarchy, the Company determined the fair value of its money market funds using quoted market prices, a Level 1 or an observable input, and the cash surrender value of life insurance, a Level 2 based on observable inputs primarily from the counter party. The Company’s money market funds and the cash surrender value of life insurance had carrying amounts of $210,000 and $70,000 at September 30, 2012, respectively, and $261,000 and $70,000 at December 31, 2011, respectively. The carrying amounts of cash equivalents, accounts receivable and accounts payable approximate fair value due to the short maturities of these items. The fair value of the Company’s Notes and Debentures, using observable inputs, was $247,000 and $33,000 at September 30, 2012, respectively, and $259,000 and $34,000 at December 31, 2011, respectively. The fair value of the Company’s remaining long-term debt approximates its carrying value of $3.2 million and $3.5 million at September 30, 2012 and December 31, 2011, respectively.

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Note 4 - Inventories

Inventories are stated at the lower of cost or market and consist of the following:

In thousands	September 30,	December 31,
	2012	2011
Raw materials	$1,834	$1,826
Work-in-progress	515	449
Finished goods	560	600
	$2,909	$2,875

Note 5 - Warrant Liabilities

As part of the Company’s restructuring plan, see Note 2 – Plan of Restructuring, the Company issued 4,165,000 one-year warrants (the “A Warrants”). The expiration date of the A Warrants was subsequently extended until February 12, 2013. Each A Warrant entitles the holder to purchase one share of the Company’s Common Stock and a three-year warrant (the “B Warrants”), at an exercise price of $0.20 per share. Each B Warrant shall entitle the holder to purchase one share of the Company’s Common Stock at an exercise price of $0.50 per share. The aggregate number of A Warrants and B Warrants to which the holders are entitled is 8,330,000.

In connection with the Offering, the Company issued 1,200,000 three-year warrants (the “Placement Agent Warrants”), 240,000 A Warrants issuable upon exercise of the Placement Agent Warrants, and 240,000 B Warrants issuable upon exercise of the A Warrants underlying the Placement Agent Warrants. The aggregate number of Placement Agent Warrants, A Warrants and B Warrants to which the Placement Agent is entitled is 1,680,000. Each Placement Agent Warrant entitles the Placement Agent to purchase one share of the Company’s Common Stock at an exercise price of $0.50 per share and a two-year A Warrant. Each A Warrant entitles the Placement Agent to purchase one share of the Company’s Common Stock and a three-year B Warrant at an exercise price of $0.20 per share. Each B Warrant shall entitle the Placement Agent to purchase one share of the Company’s Common Stock at an exercise price of $0.50 per share.

In connection with a private placement of $650,000 of 4.00% notes, see Note 6 – Long-Term Debt, the Company issued 1,000,000 five-year warrants to the subscriber. Each warrant entitles the subscriber to purchase one share of the Company’s Common Stock at an exercise price of $0.10 per share

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At the Annual Meeting of Stockholders on June 26, 2012, among other things the stockholders approved proposals to (a) increase the authorized shares of Common Stock to 60,000,000, (b) reduce the par value of Common Stock to $0.001, (c) reduce the par value of Preferred Stock to $0.001, (d) remove Class A Stock from authorized capital stock and (e) remove Class B Stock from authorized capital stock, and on July 2, 2012, the Company filed an Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware containing these provisions, which is reflected in the September 30, 2012 Condensed Consolidated Balance Sheet. Pursuant to the filing of the Amended and Restated Certificate of Incorporation, the Company’s 416,500 issued and outstanding shares of Preferred Stock automatically converted into an aggregate of 20,825,000 shares of Common Stock in accordance with the terms of the Preferred Stock, the exercise price of the A Warrants was reduced from $1.00 per share to $0.20 per share in accordance with the terms of the A Warrants, the exercise price of the B Warrants was reduced from $1.00 per share to $0.50 share in accordance with the terms of the B Warrants, the exercise price of the Placement Agent Warrants was reduced from $1.00 per share to $0.50 per share and the exercise price of the warrants associated with the $650,000 of 4.00% secured notes was reduced from $1.00 per share to $0.10 per share in accordance with the terms of those warrants.

All the warrants include a potential adjustment of the strike price if the Company sells or grants any option or warrant at a price per share less than the strike price of the warrants. Therefore, the warrants are not considered indexed to the Company’s Common Stock and are accounted for on a liability basis. The Company recorded non-cash gains of $1.4 million and $3.3 million for the three and nine months ended September 30, 2012, respectively, related to changes in the value of the warrants issued in the Offering, to the Placement Agent and to the subscriber in connection with the $650,000 of 4.00% secured notes, which is included in a separate line item, Change in warrant liabilities, in the Condensed Consolidated Statements of Operations.

Note 6 – Long-Term Debt

As of September 30, 2012, the Company had $1.1 million of 8¼% Limited convertible senior subordinated notes due 2012 (the “Notes”) which are no longer convertible into common shares; interest was payable semi-annually and the Notes may be redeemed, in whole or in part, at par. The Company had not remitted the March 1, 2010 and 2011 and September 1, 2010 and 2011 semi-annual interest payments of $417,800 each and the March 1, 2012 semi-annual interest and principal payment of $1.4 million to the trustee. The non-payments constitute an event of default under the Indenture governing the Notes and the trustee, by notice to the Company, or the holders of 25% of the principal amount of the Notes outstanding, by notice to the Company and the trustee, may declare the outstanding principal plus interest due and payable immediately. During the continuation of any event which, with notice or lapse of time or both, would constitute a default under any agreement under which Senior Indebtedness is issued, if the effect of such default is to cause or permit the holder of Senior Indebtedness to become due prior to its stated maturity, no payment (including any required sinking fund payments) of principal, premium or interest shall be made on the Notes unless and until such default shall have been remedied, if written notice of such default has been given to the trustee by the Company or the holder of Senior Indebtedness. At September 30, 2012, the total amount outstanding under the Notes was classified as Current portion of long-term debt in the Condensed Consolidated Balance Sheets. As part of the Company’s restructuring plan, see Note 2 – Plan of Restructuring, the Company offered the holders of the Notes to receive $225, without accrued interest, plus 250 shares of the Company’s Common Stock for each $1,000 Note exchanged. The offer expired on October 31, 2011. $9.0 million principal amount of the Notes were exchanged, leaving $1.2 million outstanding. The Company continues to consider further exchanges of the Notes on the same terms as previously offered and an additional $57,000 principal amount of the Notes have been exchanged.

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As of September 30, 2012, the Company had $0.3 million of 9½% Subordinated debentures due 2012 (the “Debentures”) which were due in annual sinking fund payments of $105,700 beginning in 2009, which payments have not been remitted by the Company, with the remainder due in 2012; interest is payable semi-annually and the Debentures may be redeemed, in whole or in part, at par. The Company had not remitted the June 1, 2010, 2011 and 2012 and December 1, 2010 and 2011 semi-annual interest payments of $50,200 each to the trustee. The non-payments constitute an event of default under the Indenture governing the Debentures and the trustee, by notice to the Company, or the holders of 25% of the principal amount of the Debentures outstanding, by notice to the Company and the trustee, may declare the outstanding principal plus interest due and payable immediately. During the continuation of any event which, with notice or lapse of time or both, would constitute a default under any agreement under which Senior Indebtedness is issued, if the effect of such default is to cause or permit the holder of Senior Indebtedness to become due prior to its stated maturity, no payment (including any required sinking fund payments) of principal, premium or interest shall be made on the Debentures unless and until such default shall have been remedied, if written notice of such default has been given to the trustee by the Company or the holder of Senior Indebtedness. The failure to make the sinking fund and interest payments are events of default under the Credit Agreement and no payment can be made to such trustee or the holders at this time as such defaults have not been waived. At September 30, 2012, the total amount outstanding under the Debentures was classified as Current portion of long-term debt in the Condensed Consolidated Balance Sheets. As part of the Company’s restructuring plan, see Note 2 – Plan of Restructuring, the Company offered the holders of the Debentures to receive $100, without accrued interest, for each $1,000 Debenture exchanged. The offer expired on October 31, 2011. $0.7 million principal amount of the Debentures were exchanged, leaving $0.3 million outstanding. The Company continues to consider further exchanges of the Debentures on the same terms as previously offered and an additional $5,000 principal amount of the Debentures have been exchanged. The Debentures are subordinate to the claims of the holders of the Notes and the Company’s senior lender under the Credit Agreement, among other senior claims.

As part of the Company’s restructuring plan, the Company recorded gains of $0 and $60,000 for the three and nine months ended September 30, 2012, respectively, on debt extinguishment of principal and accrued interest on the Notes and Debentures that have been exchanged.

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The Company has a bank Credit Agreement, as amended, which provides for a revolving loan of up to $1.0 million, based on eligible accounts receivable and inventory, at a variable rate of interest of Prime plus 2.00%, (5.25% at September 30, 2012), which matures January 1, 2013. In June 2012, the senior lender reduced the revolving loan from $3.0 million to $1.0 million. In October 2012, the senior lender agreed to modify the maturity date of the Credit Agreement from November 1, 2012 to January 1, 2013. As of September 30, 2012, t he Company has drawn the full balance of the revolving loan facility in the amount of $1 million. The Credit Agreement requires an annual facility fee on the unused commitment of 0.25%, and requires compliance with certain financial covenants, as defined in the Credit Agreement, which include a senior debt coverage ratio of not less than 1.75 to 1.00, a loan-to-value ratio of not more than 50% and a $1.0 million quarterly cap on capital expenditures. As of September 30, 2012, the Company was in compliance with the foregoing financial covenants, but was not in compliance with the minimum tangible net worth ratio of not less than $6.5 million ($4.6 million at September 30, 2012), which the senior lender waived subsequent to the end of the quarter. In addition, the senior lender has waived the defaults on the Notes and the Debentures, but in the event that the holders of the Notes or the Debentures or trustees declare a default and begin to exercise any of their rights or remedies in connection with the non-payment defaults, this shall constitute a separate and distinct event of default and the senior lender may exercise any and all rights or remedies it may have. The senior lender has also waived the default of non-payment of certain pension plan contributions, but in the event that any government agency takes any enforcement action or otherwise exercises any rights or remedies it may have, this shall constitute a separate and distinct event of default and the senior lender may exercise any and all rights or remedies it may have. The amounts outstanding under the Credit Agreement are collateralized by all of the Digital Display Division assets.

On June 17, 2011, the Company entered into a subscription agreement for a private placement consisting of $650,000 of 4.00% secured notes of the Company pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. In connection with the purchase of these notes, the subscriber received a five-year warrant to purchase 1,000,000 shares of Common Stock of the Company at an exercise price of $0.10 per share. The financing was collateralized by the land held for sale located in Silver City, New Mexico, which has been sold , and the notes have been satisfied.

The Company has a $525,000 mortgage on its facility located in Des Moines, Iowa at a fixed rate of interest of 6.50% payable in monthly installments, which matures March 1, 2015 and requires a compensating balance of $200,000.

The Company has a $1.7 million mortgage on its real estate rental property located in Santa Fe, New Mexico at a variable rate of interest of Prime, with a floor of 6.75%, which was the interest rate in effect at September 30, 2012, payable in monthly installments, which matures December 12, 2012.

Note 7 - Pension Plan

The pension plan is frozen and, accordingly, no additional benefits are being accrued under the plan.

The following table presents the components of net periodic pension cost:

	Three months ended September 30		Nine months ended September 30
In thousands	2012	2011	2012	2011
Interest cost	$130	$137	$390	$411
Expected return on plan assets	(110)	(99)	(329)	(297)
Amortization of net actuarial loss	121	86	363	260
Net periodic pension cost	$141	$124	$424	$374

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As of September 30, 2012, the Company has recorded a current pension liability of $0.6 million, which is included in Accrued liabilities in the Condensed Consolidated Balance Sheets, and a long-term pension liability of $5.2 million, which is included in Deferred pension liability and other in the Condensed Consolidated Balance Sheets. The minimum required contribution for 2012 is expected to be $0.9 million.

The pension plan asset information included below is presented at fair value. ASC 820 establishes a framework for measuring fair value and required disclosures about assets and liabilities measured at fair value. The fair values of these assets are determined using a three-tier fair value hierarchy. Based on this hierarchy, the Company determined the fair value of its money market funds and mutual stock funds using quoted market prices, a Level 1 or an observable input, and the guaranteed investment contracts and equity and index funds, a Level 2 based on observable inputs and quoted prices in markets that are not active. The Company does not have any Level 3 pension assets, in which such valuation would be based on unobservable measurements and management’s estimates.

The following table presents the pension plan assets by level within the fair value hierarchy as of September 30, 2012:

In thousands	Level 1	Level 2	Level 3	Total
Guaranteed investment contracts	$-	$2,097	$-	$2,097
Mutual stock funds	1,092	-	-	1,092
Equity and index funds	-	2,885	-	2,885
Money market funds	41	-	-	41
Total pension plan assets	$1,133	$4,982	$-	$6,115

In March 2011 and 2010, the Company submitted to the Internal Revenue Service requests for waivers of the minimum funding standard for its defined benefit plan. The waiver requests were submitted as a result of the economic climate and the business hardship that the Company was experiencing. The waivers, if granted, will defer payment of $559,000 and $285,000 of the minimum funding standard for the 2010 and 2009 plan years, respectively. The amounts referred to in the waivers applied for with respect to the 2009 and 2010 minimum funding standard are included in Deferred pension liability and other in the Consolidated Balance Sheets. If the waivers are not granted, the Pension Benefit Guaranty Corporation and the Internal Revenue Service have various enforcement remedies they can implement to protect the participant’s benefits, such as termination of the plan and require the Company to remit the unpaid contributions. The Company does not have the liquidity to remit the payments at this time and the PBGC has placed a lien on the Company’s assets. .. At this time, the Company is expecting to make its required contributions for the 2011 and 2012 plan years, and has made $559,000 of contributions as of the Company’s 10-Q filed for the period ended September 30, 2012; however there is no assurance that the Company will be able to make all payments. Various factors can impact the Company’s ability to make the expected contributions for 2012, such as the ability to refinance and increase the Company’s revolving credit facility and an improvement in the Company’s financial condition. The Company does not have the liquidity to remit the payments at this time and the PBGC has placed a lien on the Company’s assets. . The Pension Benefit Guaranty Corporation has the discretion to subordinate such lien to the liens of other creditors. The senior lender has waived the default of non-payment of certain pension plan contributions, but the placement of the lien by PBGC constitutes a separate and distinct event of default and the senior lender may exercise any and all rights or remedies it may have.

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Note 8 – Share-Based Compensation

The Company accounts for all share-based payments to employees and directors, including grants of employee stock options, at fair value and expenses the benefit in the Condensed Consolidated Statements of Operations over the service period (generally the vesting period). The fair value of each stock option granted is estimated on the date of grant using the Black-Scholes pricing valuation model, which requires various assumptions including estimating stock price volatility, expected life of the stock option and risk free interest rate. The Company applies an estimated forfeiture rate in calculating the period expense. The Company has not experienced any forfeitures that would need to be taken into consideration in its calculations.

The Company did not issue any stock options during the nine months ended September 30, 2012 and 2011. There are no unrecognized compensation costs related to unvested stock options granted under the Company’s stock option plans.

The following table summarizes the activity of the Company's stock options for the nine months ended September 30, 2012:

	Options	Weighted Average Exercise Price ($)	Weighted Average Remaining Contractual Term (Yrs)	Aggregate Intrinsic Value ($)
Outstanding at beginning of year	12,000	4.99
Granted	-	-
Exercised	-	-
Terminated	5,500	4.30
Outstanding at end of period	6,500	5.57	1.9
Vested and expected to vest at end of period	6,500	5.57	1.9	-
Exercisable at end of period	6,500	5.57	1.9	-

On February 16, 2010, the Board granted Mr. Jean-Marc (J.M.) Allain, the Company’s President and Chief Executive Officer, 50,000 shares of restricted Common Stock from treasury shares which vested 50% after one year and the remaining 50% after two years. The Company has recorded stock compensation expense over the vesting period and recorded $3,000 of stock compensation expense for the nine months ended September 30, 2012.

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Note 9 – Earnings (Loss) Per Common Share

Basic earnings (loss) per common share is computed by dividing net income (loss) by the weighted average number of common shares outstanding for the period. Diluted earning (loss) per common share is computed by dividing net income (loss) by the weighted average number of common shares outstanding, adjusted for shares that would be assumed outstanding after warrants and stock options vested under the treasury stock method. At September 30, 2012, outstanding warrants convertible into 11,010,000 shares of Common Stock were excluded from the calculation of diluted earnings (loss) per share because their impact would have been anti-dilutive. At September 30, 2012 and 2011, there were outstanding stock options to purchase 7,000 and 12,500 shares of Common Stock, respectively, which were excluded from the calculation of diluted earnings (loss) per share because their impact would have been anti-dilutive.

Note 10 – Legal Proceedings and Claims

The Company is subject to legal proceedings and claims which arise in the ordinary course of its business and/or which are covered by insurance that management believes individually and in the aggregate will not have a material adverse effect on the consolidated financial position or operations of the Company.

Note 11 – Business Segment Data

Operating segments are based on the Company’s business components about which separate financial information is available and are evaluated regularly by the Company’s chief operating decision maker in deciding how to allocate resources and in assessing performance.

The Company evaluates segment performance and allocates resources based upon operating income. The Company’s operations are managed in three reportable business segments. The Digital Display Division comprises two operating segments: Digital display sales and Digital display lease and maintenance. Both design and produce large-scale, multi-color, real-time digital displays and LED lighting, which has a line of energy-saving lighting solutions that provide facilities and public infrastructure with “green” lighting solutions that emit less heat, save energy and enable creative designs. Both operating segments are conducted on a global basis, primarily through operations in the United States. The Company also has operations in Canada. The Digital display sales segment sells equipment and the Digital display lease and maintenance segment leases and maintains equipment. The Real estate rentals segment owns and operates an income-producing property. Segment operating (loss) income is shown after cost of revenues and general and administrative expenses directly associated with the segment. Corporate general and administrative items relate to costs that are not directly identifiable with a segment. There are no intersegment sales.

Foreign revenues represent less than 10% of the Company’s revenues and therefore are not separately disclosed. The foreign operation does not manufacture its own equipment; the domestic operation provides the equipment that the foreign operation leases or sells. The foreign operation operates similarly to the domestic operation and has similar profit margins. Foreign assets are immaterial.

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Information about the Company’s continuing operations in its three business segments for the three and nine months ended September 30, 2012 and 2011 is as follows:

	Three Months Ended September 30		Nine Months Ended September 30
In thousands	2012	2011	2012	2011
Revenues:
Digital display sales	$4,250	$5,185	$13,101	$11,152
Digital display lease and maintenance	1,671	1,908	5,261	5,903
Real estate rentals	5	24	36	69
Total revenues	$5,926	$7,117	$18,398	$17,124
Operating (loss) income:
Digital display sales	$(67)	$(1,004)	$(1,577)	$(2,402)
Digital display lease and maintenance	88	(39)	456	238
Real estate rentals	(14)	(42)	(40)	(36)
Corporate general and administrative expenses	(1,063)	(418)	(2,575)	(1,866)
Total operating loss	(1,056)	(1,503)	(3,736)	(4,066)
Interest expense, net	(120)	(416)	(307)	(1,140)
Gain on debt extinguishment	-	-	60	-
Change in warrant liabilities	1,379	-	3,276	-
Income (loss) from continuing operations before income taxes	203	(1,919)	(707)	(5,206)
Income tax expense	(7)	(7)	(21)	(21)
Income (loss) from continuing operations	$196	$(1,926)	$(728)	$(5,227)

Note 12 – Subsequent Events

As previously reported, Ms. Angela D. Toppi resigned from her positions as Executive Vice President, Chief Financial Officer and Assistant Secretary of the Company, effective October 5, 2012 (the “Separation Date”). Pursuant to a Separation Agreement and General Release executed by Ms. Toppi and the Company, Ms. Toppi will receive, as consideration for a general and full release of all claims, (1) severance in the amount of $170,000, payable in biweekly installments, (2) reimbursement for the cost of the premium for Ms. Toppi’s COBRA health coverage beginning on the Separation Date and ending on the earlier of (A) the date of Ms. Toppi’s final bi-weekly installment in connection with the severance payment described above or (B) the first date Ms. Toppi shall become eligible for medical coverage under another plan in connection with new employment or otherwise, and (3) certain job placement services subject to a maximum expense cap of $10,000.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuances and Distribution.

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. None of the following expenses are payable by the selling stockholder. All of the amounts shown are estimates, except for the SEC registration fee.

SEC registration fee	$1,167
Legal fees and expenses	$35,000
Accounting fees and expenses	$10,000
Miscellaneous	$5,000

TOTAL	$51,167

Item 14. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (“DGCL”) provides, in general, that a corporation incorporated under the laws of the State of Delaware, such as the Company, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

The Company's Amended and Restated Certificate of Incorporation provides that directors of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, relating to prohibited dividends or distributions or the repurchase or redemption of stock, or (iv) for any transaction from which the director derives an improper personal benefit. The Company's By-laws also contain provisions to indemnify the directors, officers, employees or other agents to the fullest extent permitted by the Delaware General Corporation Law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Company, pursuant to the foregoing provisions, or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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Item 15. Recent Sales of Unregistered Securities.

On November 14, 2011 the Company completed the sale of an aggregate of $8.3 million of securities (the “Offering”) consisting of (i) 416,500 shares of the Company’s Series A Convertible Preferred Stock (the “Series A Preferred Stock”) having a stated value of $20.00 per share and convertible into fifty (50) shares of the Company’s common stock (or an aggregate of 20,825,000 shares of common stock), and (ii) 4,165,000 one-year warrants (the “A Warrants”). These securities were issued at a purchase price of $20,000 per unit (the “Unit”). Each Unit consisted of 1,000 shares of Series A Preferred Stock (convertible into 50,000 shares of common stock) and 10,000 A Warrants. Each A Warrant entitles the holder to purchase (a) one share of the Company’s common stock and (b) a three-year warrant (the “B Warrants”), at an exercise price of $0.20 per share. Each B Warrant shall entitle the holder to purchase one share of the Company’s common stock at an exercise price of $0.50 per share.

R.F. Lafferty & Co., Inc. (the “Placement Agent”), a FINRA registered broker-dealer, was engaged as placement agent in connection with the private placement. The placement agent was paid fees based upon a maximum of an $8,000,000 raise (and no fees were paid upon the additional $330,000 of gross proceeds raised which brought the total offering to $8,330,000). Such fees consisted of a cash fee in the amount of $400,000 and warrants (the “Placement Agent Warrants”) to purchase 24 units (the “Placement Agent Units”), each unit consisting of 50,000 shares of common stock and 10,000 A Warrants. The A Warrants issuable upon exercise of the Placement Agent Warrants (and the B Warrants issuable upon exercise of the A Warrants underlying the Placement Agent’s Warrants) are substantially the same as the A Warrants (and B Warrants) sold to the investors in the Offering, except that they have the following exercise periods: (i) the A Warrants issuable upon exercise of the Placement Agent Warrants are exercisable for a period of two (2) years from the date of exercise of the Placement Agent Warrants; and (ii) the B Warrants issuable upon exercise of the A Warrants underlying the Placement Agent Warrants are exercisable for a period equal to the longer of (i) three (3) years from the Closing Date or (ii) one (1) year from the date or exercise of the A Warrants underlying the Placement Agent Warrants. The Placement Agent Warrants are exercisable at a price of $25,000 per Placement Agent Unit (exercisable in partial Placement Agent Units), and the A Warrants and B Warrants issuable upon exercise of the Placement Agent Warrants have an exercise price of$0.20 per share in the case of the A Warrants and $0.50 per share in the case of the B Warrants.

The securities sold in the private placement were not registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering. The investors all had prior investment experience, including experience investing in non-listed and non-registered common stock and that he or she understood the highly speculative nature of any investment in the stock offered as a prerequisite to the offerees’ participation in the Offering. The securities shall not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such shares contain a legend stating the same.

In addition to the foregoing, as of November 14, 2011, the Company issued to holders of the Company’s Notes $225 plus 250 shares of the Company’s common stock for each $1,000 Note exchanged. Pursuant to this transaction, $8,976,000 principal amount of the Notes were exchanged for an aggregate of $2,019,600 in cash and 2,244,000 shares of the Company’s common stock.

On June 17, 2011, the Company entered into a subscription agreement for a private placement for which R. F. Lafferty & Co., Inc. acted as the placement agent, consisting of $650,000 of 4.00% secured notes of the Company pursuant to Section 4(2) of the Securities Act, and Rule 506 promulgated thereunder. In connection with the purchase of these notes, the subscriber received a five-year warrant (the “Warrant”) to purchase 1,000,000 shares of common stock of the Company at an exercise price of $1.00 (which was reduce to $0.20 per share on July 2, 2012, upon filing of the Company’s Amended and Restated Certificate of Incorporation). No underwriting discounts or commissions were paid.

On February 16, 2010 the Company granted its new President and Chief Executive Officer, Jean-Marc Allain, 50,000 shares of common stock pursuant to an exemption under Section 4(2) of the Securities Act of 1933 for transactions not involving a public offering.

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Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits.

The exhibits to the registration statement are listed in the Exhibit Index to this registration statement and are incorporated by reference herein.

(b) Financial Statement Schedules.

All financial statement schedules have been omitted, since the required information is not applicable or is not present in amounts sufficient to require submission of the schedule, or because the information required is included in the consolidated financial statements and notes thereto.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

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If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norwalk, State of Connecticut, on the 7thday of February, 2013.

TRANS-LUX CORPORATION

By:	/s/ J.M. Allain
Name: J.M. Allain
Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ J.M. Allain	February 7, 2013
J.M. Allain
President, Chief Executive Officer, and Director
(principal executive officer)

/s/ Todd Dupee	February 7, 2013
Todd Dupee
Vice President, Controller and Interim Chief Financial Officer
(principal financial and accounting officer)

/s/ Marco M. Elser*	February 7, 2013
Marco M. Elser
Director

/s/ Jean Fistenberg*	February 7, 2013
Jean Fistenberg
Director

/s/ Richard Nummi*	February 7, 2013
Richard Nummi
Director

/s/ George W. Schiele*	February 7, 2013
George W. Schiele
Director

/s/ Elliot Sloyer*	February 7, 2013
Elliot Sloyer
Director

/s/ Salvatore J. Zizza*	February 7, 2013
Salvatore J. Zizza
Director * By /s/ J.M. Allain J.M. Allain Attorney-in-fact

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EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of Form 8-K filed July 2, 2012).
3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 of Form 8-K filed May 4, 2012).
4.1	Form of Indenture dated as of December 1, 1994 (incorporated by reference to Exhibit 6 of Schedule 13E-4 Amendment No. 2 dated December 23, 1994).
4.2	Form of Indenture dated as of March 1, 2004 (incorporated by reference to Exhibit 12(d) of Schedule TO dated March 2, 2004).
4.4	Form of Class A Warrant (incorporated by reference to Exhibit 3.3 to Form 10-Q for the period ended September 30, 2011).
4.5	Form of Class B Warrant (incorporated by reference to Exhibit 3.4 to Form 10-Q for the period ended September 30, 2011).
5.1	Opinion of Sichenzia Ross Friedman Ference LLP (previously filed).
10.1	Form of Indemnity Agreement – Officers (incorporated by reference to Exhibit 10.2 of Registration No. 333-15481).
10.2	Form of Indemnity Agreement – Directors (incorporated by reference to Exhibit 10.1 of Registration No. 333-15481).
10.3	Amended and Restated Pension Plan dated January 1, 2011 (incorporated by reference to Exhibit 10.3 to Form 10-K for year ended December 31, 2010).
10.4	Supplemental Executive Retirement Plan with Michael R. Mulcahy dated January 1, 2009 (incorporated by reference to Exhibit 10.1 of Form 8-K filed January 6, 2009).
10.5	1989 Non-Employee Director Stock Option Plan, as amended (incorporated by reference to Exhibit 10.4(a) of Form 10-K for the year ended December 31, 1999).
10.6	1995 Stock Option Plan, as amended (incorporated by reference to Proxy Statement dated April 7, 2000).
10.7	Amended and Restated Commercial Loan and Security Agreement with People's Bank dated December 23, 2004 (incorporated by reference to Exhibit 10(a) of Form 8-K filed December 28, 2004). Amendment No. 1 dated as of December 31, 2005 (incorporated by reference to Exhibit 10.2 of Form 10-Q for the quarter ended March 31, 2006). Letter amendments dated as of September 30, 2006 and December 31, 2006 (incorporated by reference to Exhibit 10.5 of Form 10-K for the year ended December 31, 2006). Amendment No. 5 dated August 9, 2007 (incorporated by reference to Exhibit 10.1 of Form 10-Q for the quarter ended June 30, 2007). Amendment No. 9 dated July 15, 2008 (incorporated by reference to Exhibit 10.1 of Form 10-Q for the quarter ended June 30, 2008). Amendment No. 13 dated September 4, 2009 and Amendment No. 14 dated April 2, 2010, (incorporated by reference to Exhibit 10.6 of Form 10-K for the year ended December 31, 2009). Amendment No. 15 dated as of August 1, 2010 (incorporated by reference to Exhibit 10.1 of Form 10-Q for the quarter ended June 30, 2010) Amendment No. 16 dated May 1, 2011 2010 (incorporated by reference to Exhibit 10.1 of Form 10-Q for the quarter ended March 31, 2011), Amendment No. 18 to the Amended and Restated Commercial Loan and Security Agreement with People’s United Bank dated as of November 1, 2011 (incorporated by reference to Exhibit 10.1 of Form 10-Q for the quarter ended September 30, 2011). Amendment No. 19 dated as of December 31, 2011 (incorporated by reference to Exhibit 10.6 to Form 10-K for the year ended December 31, 2011).
10.8	Employment Agreement with Jean-Marc Allain dated February 16, 2012 (incorporated by reference to Exhibit 10.2 of Form 8-K filed March 12, 2012).
10.9	Restricted Stock Agreement with Jean-Marc Allain dated February 16, 2010 (incorporated by reference to Exhibit 10.2 of Form 8-K filed February 19, 2010).
10.10	Form of Subscription Agreement dated as of September 28, 2011 (incorporated by reference to the Exhibit 3.1 of Form 10-Q for the period ended September 30, 2011).
10.11	Subscription Agreement, dated June 17, 2011, between the Company and Henry Hackel (incorporated by reference to Exhibit 10.1 to Form 8-K filed June 23, 2011).
10.12	Common Stock Purchase Warrant, dated June 17, 2011 (incorporated by reference to Exhibit 10.2 to Form 8-K filed June 23, 2011).
10.13	Trans-Lux Corporation 2012 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 of Form 8-K filed July 2, 2012).
10.14	Amendment No. 22 to Amended and Restated Commercial Loan and Security Agreement (filed herewith)
21	List of Subsidiaries (incorporated by reference to Exhibit 21 of Form 10-K for the year ended December 31, 2011).
23.1	Consent of BDO USA, LLP (filed herewith).
23.2	Consent of Sichenzia Ross Friedman Ference LLP (included in Exhibit 5.1).
101.INS	XBRL Instance Document (previously filed).
101.SCH	XBRL Extension Taxonomy Extension Schema Document (previously filed).
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document (previously filed).
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document (previously filed).
101.LAB	XBRL Taxonomy Extension Labels Linkbase Document (previously filed).
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document (previously filed).

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